Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-289203
Dated July 6, 2026

ETF Underlying Supplement To Prospectus dated July 6, 2026 and Prospectus Supplement dated July 6, 2026

Marex Group Limited

Notes Linked to a Reference Asset

Marex Group Limited from time to time may offer and sell certain senior unsecured debt obligations (the “Notes”) linked to a Reference Asset. The “Reference Asset” is the underlying measure by which we will determine the amount payable on the Notes, if any, and may be based on price movements in, performance of, or other events relating to one or more particular indices, index funds or other securities, currencies, interest rates, consumer prices, or commodities or commodity futures, or baskets comprised of any of those instruments or measures, or other instruments or measures, including the occurrence or nonoccurrence of any event or circumstance, or a combination thereof. This underlying supplement describes certain terms of the Notes linked to a Reference Asset that is an exchange traded fund or a trust that issues depositary receipts representing an interest in equity securities, bonds, commodities or any other assets held by such trust (each, a “Fund”). A Fund may track the performance of an index (if applicable, its “Underlying Index”), a basket of equity securities, or one or more types of bonds or other instruments or commodities, primarily by holding such assets related to the foregoing. The Reference Asset may be a basket of Funds or a basket of instruments or measures that includes a Fund as one of its components. We refer to any instrument or measure that comprises a basket as a “Basket Component,” and collectively as the “Basket Components.” The Notes may also be linked to the worst performing of two or more Funds. The applicable free writing prospectus or pricing supplement will specify the Reference Asset to which your Notes are linked as well as specific terms of the Notes.

Notwithstanding anything to the contrary set forth in the accompanying prospectus supplement for Notes, Series A dated July 6, 2026 (the “Prospectus Supplement”) and the accompanying base prospectus for senior debt securities dated July 6, 2026 (the “Base Prospectus”), this underlying supplement describes additional terms of the Notes, certain risks related to the Funds, and some of the Funds to which the return on the Notes may be linked.

You should read the applicable free writing prospectus or pricing supplement, this underlying supplement, the Prospectus Supplement and the Base Prospectus carefully before you invest in a particular issuance of the Notes. If the terms described in the applicable free writing prospectus or pricing supplement are different from or inconsistent with those described herein, the terms described in the applicable free writing prospectus or pricing supplement will govern the applicable Notes.

The descriptions of Funds in this underlying supplement only apply to selected Funds to which the Notes may be linked. We do not guarantee that we will offer the Notes linked to any of the Funds described herein. In addition, we may offer the Notes linked to one or more Funds that are not described herein. In such an event, we will describe such additional Fund or Funds in the applicable free writing prospectus or pricing supplement, or in another underlying supplement.

An investment in the Notes involves certain risks. You should refer to “Risk Factors” beginning on page S-1 of this document and page S-1 of the Prospectus Supplement for risks related to an investment in the Notes.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Notes or passed upon the accuracy or the adequacy of this document, the Base Prospectus, the Prospectus Supplement or any free writing prospectus or pricing supplement. Any representation to the contrary is a criminal offense.

Unless otherwise specified in the applicable free writing prospectus or pricing supplement, the Notes will not be listed on a U.S. securities exchange.

Application will be made for the Notes to be admitted to listing and trading on the Vienna Multilateral Trading Facility (“Vienna MTF”) of the Vienna Stock Exchange. The Vienna MTF is not a regulated market as defined by Directive 2014/65/EU (as amended, “MiFID II”). It is, however, a multilateral trading facility (MTF) for purposes of MiFID II.

The Notes will be our direct, senior and unsecured obligations and will rank equally with all of our other existing and future senior unsecured indebtedness.

The Notes are not bank deposits and are not insured or guaranteed by the Bermuda Deposit Insurance Corporation, the United Kingdom Financial Services Compensation Scheme, the United States Federal Deposit Insurance Corporation or any other government or governmental or private agency or deposit protection scheme in any jurisdiction.

In making your investment decision, you should rely only on the information contained or incorporated by reference in the applicable free writing prospectus or pricing supplement, this underlying supplement, any related underlying supplement, the Prospectus Supplement and Base Prospectus. The information in the applicable free writing prospectus or pricing supplement and any related underlying supplement including this underlying supplement may only be accurate as of the dates of each of these documents, respectively. Certain capitalized terms used and not defined in this underlying supplement have the meanings ascribed to them in the accompanying Prospectus Supplement and Base Prospectus.

The Notes described in the applicable free writing prospectus or pricing supplement and this underlying supplement are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which should be discussed with your professional advisers. The applicable free writing prospectus or pricing supplement, any related underlying supplement including this underlying supplement and the accompanying Prospectus Supplement and Base Prospectus do not constitute an offer to sell or a solicitation of an offer to buy the Notes in any circumstances in which such offer or solicitation is unlawful.

In this underlying supplement, “Marex,” “we,” “us” and “our” refer to Marex Group Limited, unless the context requires otherwise.

None of Marex, the agents, or any of our respective affiliates accepts any responsibility for the calculation, maintenance or publication of any Fund, any Successor Fund (as defined herein) or any underlying asset.

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RISK FACTORS

Your investment in the Notes will involve certain risks, many of which differ from those of a conventional debt security. We urge you to read the section “Risk Factors” beginning on page S-1 of the Prospectus Supplement, in any related underlying supplement and in the applicable free writing prospectus or pricing supplement in addition to the following risk factors relevant to your Notes. Investing in the Notes is not equivalent to investing directly in the Reference Asset, the relevant Fund or any of the assets held by the relevant Fund. You should understand the risks of investing in the Notes and should reach an investment decision only after careful consideration, with your advisers, of the suitability of the Notes in light of your particular financial circumstances and the information set forth in this underlying supplement, the applicable free writing prospectus or pricing supplement, any other relevant underlying supplement, and the accompanying Prospectus Supplement and Base Prospectus.

You will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities. You should not purchase the Notes unless you understand and can bear these investment risks.

General risks related to the Notes:

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YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS—Unless otherwise specified in the applicable free writing prospectus or pricing supplement, you may lose your entire investment, and there can be no assurance of the receipt of any amount at maturity. The return on the Notes may be less than the return on conventional fixed-rate or floating-rate debt securities with the same maturity date.

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REINVESTMENT RISK—If the Notes are subject to an automatic call or an issuer call and are called prior to maturity, the term of the Notes could be short. There is no guarantee that you would be able to reinvest the proceeds from an investment in the Notes at a comparable return for a similar level of risk in the event the Notes are called prior to maturity.

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THE PAYMENT ON THE NOTES WILL NOT REFLECT CHANGES IN THE VALUE OF THE REFERENCE ASSET AT ANY TIME OTHER THAN THE RELEVANT VALUATION DATE—Changes in the value of the Reference Asset during the term of Notes other than on the relevant Valuation Date (as defined below) will not be reflected in the calculation of the payment on the Notes. The payment on the Notes will be based on the value of the Reference Asset on the relevant Valuation Date (subject to adjustments as described herein, including those described under “Additional Terms of the Notes—Valuation Dates” below). As a result, even if the value of the Reference Asset has increased at certain times during the term of the Notes, the payment on the Notes may be significantly less than it would otherwise have been had the payment been linked to the value of the Reference Asset other than on the relevant Valuation Date.

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A PAYMENT DATE, INCLUDING THE MATURITY DATE, MAY BE POSTPONED IF THE RELEVANT VALUATION DATE IS POSTPONED—A Valuation Date is subject to postponement for non-Trading Days and Market Disruption Events. If such a postponement occurs with respect to a Valuation Date, then the related payment date may be postponed. See “Additional Terms of the Notes—Valuation Dates” below.

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THE NOTES MAY NOT BEAR INTEREST, AND YOUR RETURN ON THE NOTES MAY BE LESS THAN THE RETURN ON A CONVENTIONAL DEBT SECURITY OF COMPARABLE MATURITY—Unless otherwise specified in the applicable free writing prospectus or pricing supplement, your Notes do not bear interest. The return on your Notes, which could be negative, may be less than the return you could earn on other investments. Even if your Notes bear interest and the return on the Notes is positive, your return may be less than the return you would earn if you bought a conventional senior interest bearing debt security of Marex with the same maturity date. Your investment in the Notes may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money, such as inflation.

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THE NOTES ARE SUBJECT TO OUR CREDIT RISK—Marex may partially or wholly fail to meet their obligations under the Notes. Investors should therefore take the creditworthiness of Marex and its subsidiaries into account in their investment decision. Credit risk means the risk of insolvency or illiquidity of an issuer, i.e. a potential, temporary or final inability to fulfil their interest and repayment obligations on time. An increased insolvency risk is typical of issuers that have a low creditworthiness. The payment of any amount due on the Notes is subject to the credit risk of Marex. The Notes are senior unsecured debt obligations of Marex, and are not, either directly or indirectly, an obligation of any third party. Investors are dependent on Marex’s ability to pay all amounts due on the Notes, and therefore investors are subject to the credit risk of the Marex and to changes in the market’s view of its creditworthiness.

The Notes are not bank deposits and are not insured or guaranteed by the U.S. Federal Deposit Insurance Corporation, the UK Financial Services Compensation Scheme or any other government or governmental or private agency or deposit protection scheme in any jurisdiction. Investors are dependent on Marex’s ability to pay all amounts due on the Notes, and therefore investors are subject to Marex’s credit risk and to changes in the market’s view of the Marex’s creditworthiness. The payment of any amount due on the Notes is not guaranteed by any entity.

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THE NOTES ARE NOT INSURED AGAINST LOSS BY ANY THIRD PARTIES; YOU CAN DEPEND ONLY ON OUR EARNINGS AND ASSETS FOR PAYMENT AND INTEREST, IF ANY, ON THE NOTES—The Notes will be solely our obligations, and no other entity will have any obligation, contingent or otherwise, to make any payments in respect of the Notes.

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THE ESTIMATED INITIAL VALUE OF THE NOTES, WHICH WILL BE DETERMINED BY US ON THE PRICING DATE, IS EXPECTED TO BE LESS THAN THE PRICE TO PUBLIC AND MAY DIFFER FROM THE MARKET VALUE OF THE NOTES IN THE SECONDARY MARKET, IF ANY—The Estimated Initial Value of the Notes will be calculated by us on the pricing date and is expected to be less than the price to public. The Estimated Initial Value will reflect our and our affiliates’ internal funding rate, which is the borrowing rate paid to issue market-linked securities, as well as the mid-market value of the embedded derivatives in the Notes. This internal funding rate is typically lower than the rate we would use when we issue conventional fixed or floating rate debt securities. As a result of the difference between our internal funding rate and the rate we would use when we issue conventional fixed or floating rate debt securities, the Estimated Initial Value of the Notes may be lower if it were based on the prices at which our fixed or floating rate debt securities trade in the secondary market. In addition, if we were to use the rate we use for our conventional fixed or floating rate debt issuances, we would expect the economic terms of the Notes to be more favorable to you. We will determine the value of the embedded derivatives in the Notes by reference to our or our affiliates’ internal pricing models. These pricing models consider certain assumptions and variables, which can include volatility and interest rates. Different pricing models and assumptions could provide valuations for the Notes that are different from our Estimated Initial Value. These pricing models rely in part on certain forecasts about future events, which may prove to be incorrect. The Estimated Initial Value does not represent a minimum price at which we or any of our affiliates would be willing to purchase your Notes in the secondary market (if any exists) at any time.

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THE PRICE OF YOUR NOTES IN THE SECONDARY MARKET, IF ANY, IMMEDIATELY AFTER THE PRICING DATE IS EXPECTED TO BE LESS THAN THE PRICE TO PUBLIC—The price to public takes into account certain costs. These costs, which, unless specified otherwise in the applicable free writing prospectus or pricing supplement, will be used or retained by us or one of our affiliates, include our affiliates’ projected hedging profits (which may or may not be realized) for assuming risks inherent in hedging our obligations under the Notes and the costs associated with structuring and hedging our obligations under the Notes. If you were to sell your Notes in the secondary market, if any, the price you would receive for your Notes may be less than the price you paid for them because secondary market prices will not take into account these costs. The price of your Notes in the secondary market, if any, at any time after issuance will vary based on many factors, including the value of the Reference Asset and changes in market conditions, and cannot be predicted with accuracy. The Notes are not designed to be short-term trading instruments, and you should, therefore, be able and willing to hold the Notes to maturity. Any sale of the Notes prior to maturity could result in a loss to you.

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IF WE WERE TO REPURCHASE YOUR NOTES IMMEDIATELY AFTER THE ORIGINAL ISSUE DATE, THE PRICE YOU RECEIVE MAY BE HIGHER THAN THE ESTIMATED INITIAL VALUE OF THE NOTES—Assuming that all relevant factors remain constant after the original issue date, the price at which any of the underwriters, dealers, agents or their affiliates may initially buy or sell the Notes in the secondary market, if any, and the value that may initially be used for customer account statements, if any, may exceed the Estimated Initial Value on the pricing date for a temporary period after the original issue date. This temporary price difference may exist because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the Notes and other costs in connection with the Notes that we will no longer expect to incur over the term of the Notes. We will make such discretionary election and determine this temporary reimbursement period on the basis of a number of factors, including the tenor of the Notes and any agreement we may have with the distributors of the Notes. The amount of our estimated costs which we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the original issue date of the Notes based on changes in market conditions and other factors that cannot be predicted.

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THE MARKET VALUE OF THE NOTES WILL BE AFFECTED BY VARIOUS FACTORS THAT INTERRELATE IN COMPLEX WAYS, AND THEIR MARKET VALUE MAY BE LESS THAN THE PRINCIPAL AMOUNT—The Notes are not designed to be short-term trading instruments. Unless otherwise specified in the applicable free writing prospectus or pricing supplement, you will have no right to have your Notes redeemed at your option prior to maturity. If you wish to liquidate your investment in Notes prior to maturity, your only option would be to sell them. At that time, there may be an illiquid market for your Notes or no market at all. Even if you were able to sell your Notes, the price at which the Notes may be sold prior to maturity will depend on a number of factors. Some of these factors include, but are not limited to: (i) actual or anticipated changes in the price of a Fund over the term of the Notes, (ii) volatility of the price of a Fund and the market’s perception of future volatility of the price of a Fund, (iii) economic and other conditions generally, (iv) changes in interest rates generally, (v) dividend yields or other distribution on a Fund or securities held by a Fund, (vi) correlation among the Funds if the Notes are linked to multiple Funds; (vii) currency exchange rates if the Notes are linked to a Fund that holds assets quoted in one or more foreign currencies; (viii) any actual or anticipated changes in our credit ratings or credit spreads, and (ix) time remaining to maturity.

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THERE MAY NOT BE A SECONDARY MARKET FOR YOUR NOTES—Upon issuance, the Notes will not have an established trading market. Although we intend to apply for the Notes to be listed for trading on the Vienna MTF, we cannot provide you with any assurance regarding whether the Notes will become or remain listed or whether a trading market for the Notes will develop. None of the underwriters, dealers, agents or their affiliates is required to offer to purchase the Notes in the secondary market, if any exists. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Notes easily.

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OUR TRADING, HEDGING AND OTHER BUSINESS ACTIVITIES MAY CREATE CONFLICTS OF INTEREST WITH YOU—We or our affiliates may engage in trading activities related to a Fund or any of its underlying asset that are not for your account or on your behalf. We or our affiliates also may issue or underwrite other financial instruments with returns based upon a Fund. These trading and other business activities may present a conflict of interest between your interest in the Notes and the interests we and our affiliates may have in our proprietary accounts, in facilitating transactions, including block trades, for our or their other customers, and in accounts under our or their management. These trading and other business activities, if they influence the value of the Reference Asset or secondary trading in your Notes, could be adverse to your interests as a beneficial owner of the Notes.

We expect to enter into arrangements or adjust or close out existing transactions to hedge our obligations under the Notes. We or our affiliates also may enter into hedging transactions relating to other securities or instruments, some of which may have returns calculated in a manner related to that of the Notes offered hereby. We may enter into such hedging arrangements with one of our affiliates. Our affiliates may enter into additional hedging transactions with other parties relating to the Notes and a Fund. This hedging activity is expected to result in a profit to those engaging in the hedging activity, which could be more or less than initially expected, or the hedging activity could also result in a loss. We and our affiliates will price these hedging transactions with the intent to realize a profit, regardless of whether the value of the Notes increases or decreases. Any profit in connection with such hedging activities will be in addition to any other compensation that we and our affiliates receive for the sale of the Notes, which creates an additional incentive to sell the Notes to you.

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THERE MAY BE POTENTIAL CONFLICTS OF INTEREST INVOLVING THE CALCULATION AGENT, WHICH IS EXPECTED TO BE AN AFFILIATE OF OURS—We have the right to appoint and remove the calculation agent. One of our affiliates is expected to be the calculation agent for the Notes and, as such, will make a variety of determinations relating to the Notes, including the amounts that will be paid on the Notes. Under some circumstances, these duties could result in a conflict of interest between its status as our affiliate and its responsibilities as calculation agent. These conflicts could occur, for instance, in connection with the calculation agent’s determination as to whether a Market Disruption Event (as defined below) has occurred or the calculation agent’s anti-dilution adjustments. The calculation agent will be required to carry out its duties in good faith and use its reasonable judgment. However, because the calculation agent is expected to be one of our affiliates, potential conflicts of interest could arise. Neither we nor any of our affiliates will have any obligation to consider your interests as a holder of the Notes in taking any action that might affect the value of your Notes.

General risks related to a Fund:

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RISKS ASSOCIATED WITH THE APPLICABLE UNDERLYING INDEX OR UNDERLYING ASSETS OF A FUND WILL AFFECT THE PRICE OF THAT FUND AND HENCE THE VALUE OF THE NOTES—Exchange traded funds are funds which may hold a variety of underlying assets, including stocks, bonds, commodities or derivative instruments, and whose performance may be designed to track the performance of an Underlying Index. While the Notes are linked to a Fund and not to its underlying assets or Underlying Index, risks associated with its underlying assets or Underlying Index will affect the share price of that Fund and hence the value of the Notes.

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THERE WILL BE LIMITED ANTI-DILUTION ADJUSTMENTS—For certain events affecting shares of a Fund, such as stock splits or extraordinary dividends, the calculation agent will make such calculations and adjustments to the terms of the Notes as may be necessary in order to account for the economic effect of such event, including making adjustments to the price of that Fund. However, the calculation agent is not required to make an adjustment for every action which affects the shares of a Fund. If an event occurs that does not require the calculation agent to make any adjustment, the market price of the Notes and the value of the Notes may be materially and adversely affected.

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IN SOME CIRCUMSTANCES, THE PAYMENT YOU RECEIVE ON THE NOTES MAY BE BASED ON THE SHARES OF ANOTHER FUND OR OTHER PROPERTY AND NOT THE ORIGINAL FUND—Following certain events relating to a Fund where such Fund is not the surviving entity, the amount due on the Notes may be based on the performance of the shares of a Successor Fund or other property. The occurrence of these events and the consequent adjustments may materially and adversely affect the value of the Notes. For more information, see “Additional Terms of the Notes—Anti-Dilution Adjustments” below.

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AS A HOLDER OF THE NOTES, YOU WILL NOT HAVE ANY OWNERSHIP INTEREST OR RIGHTS IN ANY FUND OR ANY OF ITS UNDERLYING ASSETS—The Notes are our debt securities. They are not equity instruments, shares of stock, or securities of any other issuer. Unless otherwise specified in the applicable free writing prospectus or pricing supplement, your Notes will be paid in cash and you have no right to receive shares of any Fund or any of its underlying assets. As a holder of the Notes, you will not have any ownership interest or rights in any Fund or any of its underlying assets, such as voting rights or rights to receive dividends or other distributions. As a result, the return on your Notes may not reflect the return you would realize if you actually owned shares of a Fund or its underlying assets and received the dividends paid or other distributions made in connection with them, and the return on your Notes may be less than a comparable investment directly in a Fund or its underlying assets.

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A REFERENCE SPONSOR MAY ADJUST A FUND OR AN UNDERLYING INDEX IN A WAY THAT AFFECTS ITS VALUE, AND IT HAS NO OBLIGATION TO CONSIDER YOUR INTERESTS—Unless otherwise specified in the applicable free writing prospectus or pricing supplement, we, the agents and our respective affiliates have no affiliation with any sponsor, publisher, or investment adviser of a Fund or an Underlying Index (each, a “Reference Sponsor”). Consequently, we have no control over the actions of any Reference Sponsor. A Reference Sponsor can change the investment policies of the applicable Fund or the policies concerning the calculation of the applicable Fund’s net asset value (“NAV”), or add, delete, or substitute the underlying assets held by the Fund or the components included in an Underlying Index, as the case may be, or make other methodological changes that could change the value of that Fund or Underlying Index. Additionally, a Reference Sponsor may alter, discontinue, or suspend calculation or dissemination of its Fund, the NAV of its Fund, or the Underlying Index. Any of these actions could adversely affect the return on your Notes. This could also result in the early redemption of your Notes. A Reference Sponsor will have no obligation to consider your interests in calculating or revising any Fund or Underlying Index.

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WE, THE AGENTS AND OUR RESPECTIVE AFFILIATES ARE NOT AFFILIATED WITH ANY OF THE REFERENCE SPONSORS—Unless otherwise specified in the applicable free writing prospectus or pricing supplement, we, the agents and our respective affiliates are not affiliated with any of the Reference Sponsors. We have not made any independent investigation as to the accuracy or completeness of the information about any Fund contained herein or in any applicable free writing prospectus or pricing supplement. You should make your own investigation into the relevant Fund and the Reference Sponsors. We are not responsible for any Fund’s public disclosure of information, whether contained in SEC filings or otherwise. We do not make any representation that any publicly available document or any other publicly available information about any Fund is accurate or complete. Furthermore, we do not know whether all events occurring before the date of the applicable free writing prospectus or pricing supplement, including events that would affect the accuracy or completeness of the publicly available documents referred to above, have been publicly disclosed. Subsequent disclosure of any events of this kind or the disclosure of or failure to disclose material future events concerning a Fund could affect the value of the Notes.

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YOU MUST RELY ON YOUR OWN EVALUATION OF THE MERITS OF AN INVESTMENT LINKED TO THE REFERENCE ASSET—We, the agents, and our respective affiliates, at the time of any offering of the Notes or in the future, may engage in business with any Fund or any company that has securities held by a Fund, including making loans to, equity investments in, or providing investment banking, asset management, or other services to those companies, their affiliates, and their competitors. In connection with these activities, we, the agents, and our respective affiliates may receive information about those companies that we will not divulge to you or other third parties.

In addition, we, the agents, or our respective affiliates have published, and in the future may publish, research reports on any Fund, any Underlying Index or any of their respective underlying assets. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with your interest as a holder of the Notes. Any of these activities may adversely affect the market value of the Notes. Any prospective purchaser of the Notes should undertake an independent investigation of the Reference Asset as in its judgment is appropriate to make an informed decision regarding an investment in the Notes. The selection of a Fund as the Reference Asset does not reflect any investment recommendations from us.

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GOVERNMENTAL REGULATORY ACTIONS COULD RESULT IN MATERIAL CHANGES TO THE COMPOSITION OF A FUND AND COULD NEGATIVELY AFFECT YOUR RETURN ON THE NOTES—Governmental regulatory actions, including, but not limited to, sanctions-related actions by the U.S. or foreign governments, could make it necessary or advisable for there to be material changes to the composition of a Fund, depending on the nature of such governmental regulatory actions and the Fund constituent assets that are affected. The Reference Sponsor of a Fund may remove such assets from the Fund in response to such regulatory actions or hold another asset. If any governmental regulatory action results in the removal of constituent assets that have (or historically have had) significant weights within such Fund or the change of the underlying asset of a Fund, such removal or change, or even any uncertainty relating to a possible removal or change, could have a material and negative effect on the price of the related Fund and, therefore, the return on your Notes.

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THE HISTORICAL PERFORMANCE OF A FUND SHOULD NOT BE TAKEN AS AN INDICATION OF ITS FUTURE PERFORMANCE—The price of a Fund will determine the amount to be paid on the Notes. The historical performance of a Fund does not necessarily give an indication of its future performance. As a result, it is impossible to predict whether the price of a Fund will rise or fall during the term of the Notes. The price of a Fund will be influenced by complex and interrelated political, economic, financial and other factors.

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THE PERFORMANCE OF A FUND MAY NOT CORRELATE WITH THE PERFORMANCE OF ITS UNDERLYING ASSET AS WELL AS THE NET ASSET VALUE PER SHARE OF THE FUND, ESPECIALLY DURING PERIODS OF MARKET VOLATILITY—The performance of a Fund and that of its underlying assets generally will vary due to, for example, transaction costs, management fees, certain corporate actions, and timing variances. Moreover, it is also possible that the performance of a Fund may not fully replicate or may, in certain circumstances, diverge significantly from the performance of its underlying assets. This could be due to, for example, the Fund holding assets that are not related to the underlying assets, the temporary unavailability of certain assets in the secondary market, the performance of any derivative instruments held by the Fund, differences in trading hours between the Fund and the underlying assets, or due to other circumstances. This variation in performance is called the “tracking error,” and, at times, the tracking error may be significant.

In addition, because the shares of a Fund are traded on a securities exchange and are subject to market supply and investor demand, the market price of one share of the Fund may differ from its NAV per share; shares of the Fund may trade at, above, or below its NAV per share.

During periods of market volatility, certain assets held by a Fund may be unavailable in the secondary market, market participants may be unable to calculate accurately the NAV per share of the Fund and the liquidity of the Fund may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares of the Fund. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares of the Fund. As a result, under these circumstances, the market value of shares of the Fund may vary substantially from the NAV per share of the Fund.

For the foregoing reasons, the performance of a Fund may not match the performance of its underlying assets over the same period. Because of this variance, the return on the Notes, to the extent dependent on the performance of the Fund, may not be the same as an investment directly in the securities, commodities, or other assets held by the Fund or the same as a debt security with a return linked to the performance of such underlying assets.

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IF A FUND HOLDS UNDERLYING ASSETS TRADED ON FOREIGN EXCHANGES, TIME ZONE DIFFERENCES MAY CREATE DISCREPANCIES BETWEEN THE VALUES OF THOSE UNDERLYING ASSETS AND THE VALUE OF THE NOTES—As a result of the time zone difference, if applicable, between the cities where the underlying assets held by a Fund trade and the cities in which shares of that Fund are traded, there may be discrepancies between the values of the relevant underlying assets and the trading prices of that Fund. In addition, there may be periods when the foreign exchange markets are closed for trading (for example during holidays in a country other than the United States) that may result in the values of the relevant non-U.S. underlying assets remaining unchanged for multiple Reference Asset Business Days in the locations where the Notes (or any related Fund) trade. Conversely, there may be periods in which the foreign exchange markets are open, but the securities markets in which the Notes (or any related Fund) trade are closed.

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THERE ARE LIQUIDITY AND MANAGEMENT RISKS ASSOCIATED WITH A FUND—Although shares of a Fund will be listed for trading on a securities exchange and a number of similar products have been traded on various exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of that Fund or that there will be liquidity in the trading market.

Funds are subject to management risk, which is the risk that the investment adviser’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results.

Additional risks relating to certain Notes linked to a basket of Funds:

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THE FUNDS COMPRISING THE REFERENCE ASSET MAY NOT MOVE IN TANDEM, AND AN INCREASE IN THE PRICE OF ONE BASKET COMPONENT MAY BE OFFSET BY LOWER PERFORMANCE OF ONE OR MORE OF THE OTHER BASKET COMPONENTS—Changes in the prices of one or more of the Basket Components may not correlate with changes in the prices of one or more of the other Basket Components. The prices of one or more Basket Components may increase, while the prices of one or more of the other Basket Components may decrease or not increase as much. Therefore, in calculating the value of the Basket at any time, increases in the price of one Basket Component may be moderated or wholly offset by decreases or lesser increases in the prices of one or more of the other Basket Components. If the weightings of the applicable Basket

Components are not equal, adverse changes in the prices of the Basket Components which are more heavily weighted could have a greater impact upon the value of the Reference Asset and, consequently, the return on your Notes.

Additional risks relating to certain Notes linked to the worst performing of multiple Funds

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THE NOTES ARE SUBJECT TO THE FULL RISKS OF THE WORST PERFORMING FUND AND WILL BE NEGATIVELY AFFECTED IF ANY FUND PERFORMS POORLY, EVEN IF THE OTHER FUNDS PERFORM FAVORABLY—If your Notes are linked to the worst performing of multiple Funds (the “Worst Performing Fund”), you are subject to the full risks of the Worst Performing Fund. If the Worst Performing Fund performs poorly, you will be negatively affected, even if the other Funds perform favorably. The Notes are not linked to a basket composed of the Funds, where the better performance of one Fund could offset the poor performance of the others. Instead, you are subject to the full risks of the Worst Performing Fund on each Valuation Date. As a result, the Notes are riskier than an alternative investment linked to only one of the Funds or linked to a basket composed of the Funds. You should not invest in the Notes unless you understand and are willing to accept the full downside risks of the Worst Performing Fund.

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YOU WILL BE SUBJECT TO RISKS RESULTING FROM THE RELATIONSHIP AMONG THE FUNDS—It is preferable from your perspective for the Funds to be correlated with each other so that their levels will tend to increase or decrease at similar times and by similar magnitudes. By investing in the Notes, you assume the risk that the Funds will not exhibit this relationship. The less correlated the Funds, the more likely it is that any one of the Funds will be performing poorly at any time over the term of the Notes. All that is necessary for the Notes to perform poorly is for one of the Funds to perform poorly; the performance of the better performing Funds is not relevant to the return on your Notes. It is impossible to predict what the relationship among the Funds will be over the term of the Notes. Each Fund may represent a different equity market, and the different equity markets may not perform similarly over the term of the Notes.

Additional risks relating to certain Notes linked to commodity-based Funds:

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THE PRICES OF COMMODITIES HELD BY A FUND MAY CHANGE UNPREDICTABLY, AFFECTING THE VALUE OF YOUR NOTES IN UNFORESEEABLE WAYS—Trading in commodities and futures contracts is speculative and can be extremely volatile. Their market prices may fluctuate rapidly based on numerous factors, including: changes in supply and demand relationships; liquidity; weather conditions and natural disasters; trends in agriculture; trade; fiscal, monetary, and exchange control programs; national and international political, military, public health and economic events and policies; disease or pestilence; technological developments; changes in interest rates, whether through governmental action or market movements; currency exchange rates; volatility from speculative activities; the development, availability and/or decrease in price of substitutes; monetary and other governmental policies, action and inaction; macroeconomic or geopolitical and military events, including political instability in some oil-producing countries or other countries in which the production of particular commodities may be concentrated; and natural or nuclear disasters. These factors may adversely affect the value of a Fund or its components in varying ways, and different factors may cause the levels and volatilities of commodity prices to move in inconsistent directions at inconsistent rates. A physical commodity futures contract held by a Fund may decrease to zero or a negative price, which would adversely affect the value of your Notes. The prices of physical commodities, including the commodities underlying a Fund, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, certain Funds may be concentrated in only a few, or even a single industry (e.g., energy). These Funds are likely to be more volatile than those that hold a broad base of commodities.

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IF THE LIQUIDITY OF THE COMPONENTS OF ANY FUND IS LIMITED, THE VALUE OF THE NOTES MAY BE ADVERSELY AFFECTED—Commodities and derivatives contracts on commodities may be difficult to buy or sell, particularly during adverse market conditions. Reduced liquidity on a Valuation Date would likely have an adverse effect on the value of any such Fund and, therefore, on the return, if any, on your Notes. Limited liquidity relating to the components of a Fund may also result in the Reference Sponsor being unable to determine the value of its Fund using its normal means. The resulting discretion by the Reference Sponsor of a Fund in determining the value could adversely affect the value of the Notes.

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SUSPENSION OR DISRUPTIONS OF MARKET TRADING IN THE APPLICABLE COMMODITIES AND RELATED FUTURES CONTRACTS MAY ADVERSELY AFFECT THE VALUE OF YOUR NOTES—The commodity markets are subject to disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators, and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single Trading Day (as defined below). These limits are generally referred to as “daily price fluctuation limits,” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. Any such disruption, or any other force majeure (such as an act of God, fire, flood, severe weather conditions, act of governmental authority, labor difficulty, etc.) could have an adverse effect on the value of or trading in shares of the applicable Fund and, therefore, the value of the Notes.

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CHANGES IN EXCHANGE METHODOLOGY MAY ADVERSELY AFFECT THE VALUE OF THE NOTES PRIOR TO MATURITY—The value of a Fund will be determined based on fixing prices, spot prices, or related futures contracts of the commodities held by the Fund, as determined by the applicable exchange. An exchange may from time to time change its rules or take extraordinary actions under its rules, which could adversely affect the prices of the applicable commodities or futures contracts, which could reduce the price of the Fund and consequently, the return on the Notes.

In addition, some fixing prices or spot prices are derived from a principals’ market, which operates as an over-the-counter (“OTC”) physical commodity market. Although market-making members of principals’ markets are typically supervised by regulating entities, the principals’ markets themselves are not regulated. If any tax or other form of regulation should affect the members of the relevant principals’ market, the role of the principals’ market as a benchmark for the applicable commodity may be affected.

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LEGAL AND REGULATORY CHANGES COULD ADVERSELY AFFECT THE RETURN ON AND VALUE OF YOUR NOTES—The value of the commodities held by a Fund could be adversely affected by new laws or regulations or by the reinterpretation of existing laws or regulations (including, without limitation, those related to taxes and duties on commodities and futures contracts) by one or more governments, courts, or other official bodies.

In the U.S., the regulation of commodity transactions is subject to ongoing modification by governmental and judicial action. For example, the U.S. Commodity Futures Trading Commission (“CFTC”) has interpreted the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”), which was enacted in July 2010, to require the CFTC to impose limits on the size of positions that can be held by market participants in futures contracts and OTC derivatives on certain physical commodities. The CFTC adopted final position limits rules in October 2020; the final rules became effective in March 2021 and are in the process of being phased in. While the ultimate effect of the final position limit rules are not yet known, these limits will likely restrict the ability of many market participants to trade in the commodities markets to the same extent as they have in the past, including affecting their ability to enter into or maintain hedge positions in the applicable commodity or futures contracts. These rules and various other legislative and regulatory requirements may, among other things, reduce liquidity, increase market volatility, and increase costs in these markets. These consequences could adversely affect the applicable Fund and the value of your Notes.

In addition, other governmental or regulatory bodies (such as the European Commission) have proposed or may propose in the future legislation or regulations containing restrictions similar to those contemplated by Dodd-Frank, or other legislation or regulations containing other restrictions that could adversely impact the liquidity of and increase costs of participating in the commodities markets. If such legislation or regulations are adopted or other legislation or regulations are adopted in the future, they could have an adverse effect on the value of the applicable Fund and your Notes.

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THE NOTES WILL NOT BE REGULATED BY THE CFTC—Unlike an investment in the Notes, an investment in a collective investment vehicle that invests in futures contracts on behalf of its participants may be regulated as a commodity pool and its operator may be required to be registered with and regulated by the CFTC as a “commodity pool operator” (a “CPO”). Because the Notes will not be interests in a commodity pool, the Notes will not be regulated by the CFTC as a commodity pool. Further, we will not be registered with the CFTC as a CPO, and you will not benefit from the CFTC’s or any non-U.S. regulatory authority’s regulatory protections afforded to persons who trade in futures contracts or who invest in regulated commodity pools. The Notes will not constitute investments by you or by us on your behalf in futures contracts traded on regulated futures exchanges, which may only be transacted through a person registered with the CFTC as a “futures commission merchant” (“FCM”). We are not registered with the CFTC as an FCM and you will not benefit from the CFTC’s or any other non-U.S. regulatory authority’s regulatory protections afforded to persons who trade in futures contracts on a regulated futures exchange through a registered FCM.

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A FUND MAY INCLUDE COMMODITIES OR FUTURES CONTRACTS TRADED ON FOREIGN EXCHANGES THAT ARE LESS REGULATED THAN U.S. MARKETS AND MAY INVOLVE DIFFERENT AND GREATER RISKS THAN TRADING ON U.S. EXCHANGES—A Fund may own commodities or futures contracts that trade on exchanges located outside the U.S. The regulations of the CFTC do not apply to trading on foreign exchanges, and trading on foreign exchanges may involve different and greater risks than trading on U.S. exchanges. Certain foreign markets may be more susceptible to disruption than U.S. exchanges due to the lack of a government-regulated clearinghouse system. Trading on foreign exchanges also involves certain other risks that are not applicable to trading on U.S. exchanges. Those risks include (a) exchange rate risk relative to the U.S. dollar;

(b) exchange controls; (c) expropriation; (d) burdensome or confiscatory taxation; and (e) moratoriums, and political or diplomatic events. It may also be more costly and difficult for participants in those markets to enforce the laws or regulations of a foreign country or exchange, and it is possible that the foreign country or exchange may not have laws or regulations which adequately protect the rights and interests of investors in the relevant commodities or contracts. These factors could reduce the price of the applicable Fund and the value of your Notes.

Additional risks relating to certain Notes linked to a Fund that holds securities in the same industry or market sector

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THERE ARE RISKS ASSOCIATED WITH AN INVESTMENT IN A CONCENTRATED INDUSTRY OR MARKET SECTOR—The securities held by the relevant Fund are issued by companies that are in the same industry or market sector. Therefore, an investment in the Notes may carry risks similar to a concentrated securities investment in a single industry or market sector. Consequently, the value of the Notes may be subject to greater volatility and be more adversely affected by a single economic, environmental, political or regulatory occurrence affecting this industry or market sector than an investment linked to a more broadly diversified group of issuers.

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THE FUND MAY NOT BE REPRESENTATIVE OF AN INVESTMENT IN ITS SECTOR—The Fund tracks companies in a particular sector. However, the Fund does not represent a direct investment in its sector. The Fund consists of securities of companies whose primary lines of business are directly associated with its sector. As a result, the price of the Fund will be influenced by a variety of economic, financial and other factors affecting companies in the relevant sector, some of which may be unrelated to the market and other conditions applicable to such sector. As a result, the Fund may not perfectly correlate with the performance in its sector and the price of such Fund could decrease even if the performance of its sector as a whole increases.

If the Reference Asset is or includes the iShares® 20+ Year Treasury Bond ETF, the iShares® iBoxx $ High Yield Corporate Bond ETF, or otherwise includes a Fund that holds bonds (a “Bond ETF”):

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THE NOTES ARE SUBJECT TO SIGNIFICANT RISKS ASSOCIATED WITH FIXED-INCOME SECURITIES, INCLUDING INTEREST RATE-RELATED RISKS—A Bond ETF attempts to track the performance of indices composed of fixed income securities. Investing in the Notes linked indirectly to these ETFs differs significantly from investing directly in bonds to be held to maturity as the values of the Bond ETFs change, at times significantly, during each trading day based upon the current market prices of their underlying bonds. The market prices of these bonds are volatile and significantly influenced by a number of factors, particularly the yields on these bonds as compared to current market interest rates and the actual or perceived credit quality of the issuer of these bonds.

In general, fixed-income securities are significantly affected by changes in current market interest rates. As interest rates rise, the price of fixed-income securities, including those underlying the Bond ETFs, is likely to decrease. Securities with longer durations tend to be more sensitive to interest rate changes, usually making them more volatile than securities with shorter durations. The eligibility criteria for the securities included in the indices that underlie the Bond ETFs, which each mandate that each security must have a minimum term remaining to maturity (ranging from one year to 20 years) for continued eligibility, means that, at any time, only longer-term securities underlie the Bond ETFs, which thereby increases the risk of price volatility in the underlying securities and, consequently, the volatility in the value of the Index. As a result, rising interest rates may cause the value of the bonds underlying the Bond ETFs, the Bond ETFs and the Index to decline, possibly significantly.

Interest rates are subject to volatility due to a variety of factors, including:

•	sentiment regarding underlying strength in the U.S. and global economies;

•	expectations regarding the level of price inflation;

•	sentiment regarding credit quality in the U.S. and global credit markets;

•	central bank policies regarding interest rates; and

•	the performance of U.S. and foreign capital markets.

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THE NOTES ARE SUBJECT TO SIGNIFICANT RISKS ASSOCIATED WITH FIXED-INCOME SECURITIES, INCLUDING CREDIT RISK—The prices of the underlying bonds are significantly influenced by the creditworthiness of the issuers of the bonds. The bonds underlying a Bond ETF may have their credit ratings downgraded. Following a ratings downgrade or the widening of credit spreads, some or all of the underlying bonds may suffer significant and rapid price declines. These events may affect only a few or a large number of the underlying bonds. For example, during the recent credit crisis in the United States, credit spreads widened significantly as the market demanded very high yields on corporate bonds and, as a result, the prices of the bonds underlying the Bond ETF dropped significantly. There can be no assurance that some or all of the factors that contributed to this credit crisis will not continue or return during the term of the Notes, and, consequently, depress the price, perhaps significantly, of the underlying bonds and therefore the price of the Bond ETF and the value of the Notes. Consequently, if you were to sell your Notes prior to maturity, their price in the secondary market may be adversely affected by these types of credit risk.

Further, the iShares® iBoxx $ High Yield Corporate Bond ETF is designed to provide a representation of the U.S. dollar high yield corporate market and is therefore subject to high yield securities risk, being the risk that securities that are rated below investment grade (commonly known as “junk bonds,” including those bonds rated at BB+ or lower by S&P or Fitch or Ba1 by Moody’s) may be more volatile than higher-rated securities of similar maturity. High yield securities may also be subject to greater levels of credit or default risk than higher-rated securities. The value of high yield securities can be adversely affected by overall economic conditions, such as an economic downturn or a period of rising interest rates, and high yield securities may be less liquid and more difficult to sell at an advantageous time or price or to value than higher-rated securities. In particular, high yield securities are often issued by smaller, less creditworthy companies or by highly leveraged (indebted) firms, which are generally less able than more financially stable firms to make scheduled payments of interest and principal.

If the Reference Asset is or includes the iShares® China Large-Cap ETF, the iShares® MSCI Brazil ETF, the iShares® MSCI China ETF, the iShares® MSCI EAFE ETF, the iShares® MSCI Emerging Markets ETF, the iShares® MSCI India ETF, the iShares® MSCI Mexico ETF, the KraneShares CSI China Internet ETF or the SPDR® S&P® Oil & Gas Exploration & Production ETF or otherwise includes a Fund that holds foreign securities:

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RISKS ASSOCIATED WITH NON-U.S. COMPANIES—An investment in the Notes linked to the value of a Fund that holds the common stocks of non-U.S. companies involves risks associated with the home countries of such non-U.S. companies. The prices of such non-U.S. companies’ common stocks may be affected by political, economic, financial and social factors in the home country of each such non-U.S. company, including changes in such country’s government, economic and fiscal policies, currency exchange laws or other laws or restrictions, which could adversely affect the value of the Notes.

The foreign securities held by a Fund may have less liquidity and could be more volatile than many of the securities traded in U.S. or other longer-established securities markets. Direct or indirect government intervention to stabilize the relevant foreign securities markets, as well as cross shareholdings in foreign companies, may adversely affect trading levels or prices and volumes in those markets. The other special risks associated with foreign securities may include, but are not limited to: less liquidity and smaller market capitalizations; less rigorous regulation of securities markets; different accounting and disclosure standards; governmental interference; currency fluctuations and exchange rate movements; higher inflation; and social, economic and political uncertainties.

These factors may adversely affect the performance of the Fund and, as a result, the value of the Notes.

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SECURITIES PRICES GENERALLY ARE SUBJECT TO POLITICAL, ECONOMIC, FINANCIAL AND SOCIAL FACTORS THAT APPLY TO THE MARKETS IN WHICH THEY TRADE AND, TO A LESSER EXTENT, FOREIGN MARKETS—Foreign securities markets may be more volatile than U.S. or other securities markets and may be affected by market developments in different ways than U.S. or other securities markets. Also, there generally may be less publicly available information about companies in foreign securities markets than about U.S. companies, and companies in foreign securities markets are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. companies.

In addition, securities prices outside the United States are subject to political, economic, financial and social factors that apply in foreign countries. These factors, which could negatively affect foreign securities markets, include the possibility of changes in a foreign government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, foreign economies may differ favorably or unfavorably from the United States economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors.

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TIME DIFFERENCES BETWEEN THE DOMESTIC AND FOREIGN MARKETS AND NEW YORK CITY MAY CREATE DISCREPANCIES IN THE TRADING LEVEL OR PRICE OF THE NOTES—Time differences between the domestic and foreign markets may result in discrepancies between the price of the underlying stocks held by a Fund and the value of the Notes. To the extent that U.S. markets are closed while markets for the underlying stocks held by a Fund remain open, significant price or rate movements of these underlying stocks may take place that will not be reflected immediately in the value of the Notes. In addition, there may be periods when the relevant foreign markets are closed for trading, causing the price of the Fund to remain unchanged for multiple trading days in New York City.

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THE NOTES ARE SUBJECT TO CURRENCY EXCHANGE RISK—The prices of the securities held by the relevant Fund are converted into U.S. dollars for purposes of calculating the NAV of such Fund. As a result, your Notes will be exposed to currency exchange rate risk with respect to each of the currencies in which the equity securities held by such Fund trade. Your net exposure will depend on the extent to which such currencies strengthen or weaken against the U.S. dollar and the relative weight of the equity securities held by such Fund denominated in each such currency. If, taking into account such weighting, the U.S. dollar strengthens against such currencies, the value of such Fund will be adversely affected and, depending on the terms of your Notes, the return on the Notes may be reduced.

Of particular importance to potential currency exchange risk are:

•	the volatility of the exchange rate between the U.S. dollar and relevant currencies in which the stocks or other securities held by the relevant Fund are denominated;

•	existing and expected rates of inflation;

•	existing and expected interest rate levels;

•	the balance of payments in the relative countries and between each country and its major trading partners; and

•	the extent of governmental surpluses or deficits in the component countries and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various component countries and the United States and other countries important to international trade and finance.

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REGULATORS ARE INVESTIGATING POTENTIAL MANIPULATION OF PUBLISHED CURRENCY EXCHANGE RATES—It has been reported that the U.K. Financial Conduct Authority and regulators from other countries are in the process of investigating the potential manipulation of published currency exchange rates. If such manipulation has occurred or is continuing, certain published exchange rates may have been, or may be in the future, artificially lower (or higher) than they would otherwise have been. Any such manipulation could have an adverse impact on the return on your Notes and the trading market for your Notes. In addition, we cannot predict whether any changes or reforms affecting the determination or publication of exchange rates or the supervision of currency trading will be implemented in connection with these investigations. Any such changes or reforms could also adversely impact the return on your Notes.

If the Reference Asset is or includes the iShares® China Large-Cap ETF, the iShares® MSCI Brazil ETF, the iShares® MSCI China ETF, the iShares® MSCI Emerging Markets ETF, the iShares® MSCI India ETF, the iShares® MSCI Mexico ETF, the KraneShares CSI China Internet ETF or the SPDR® S&P® Oil & Gas Exploration & Production ETF or otherwise includes a Fund that holds foreign securities related to emerging markets:

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THERE ARE RISKS ASSOCIATED WITH EMERGING MARKETS—An investment in the Notes will involve risks not generally associated with investments which have no emerging market component. In particular, many emerging nations are undergoing rapid change, involving the restructuring of economic, political, financial and legal systems. Regulatory and tax environments may be subject to change without review or appeal. Many emerging markets suffer from underdevelopment of capital markets and tax regulation. The risk of expropriation and nationalization remains a threat. Guarding against such risks is made more difficult by low levels of corporate disclosure and unreliability of economic and financial data.

If the Reference Asset is or includes the iShares® China Large-Cap ETF or otherwise includes a Fund that changes to a new Underlying Index or the Underlying Index of which has had material changes:

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IF A FUND’S UNDERLYING INDEX HAS TRANSITIONED TO A NEW UNDERLYING INDEX OR HAD MATERIAL CHANGES, IT WILL LIMIT THE UTILITY OF AVAILABLE INFORMATION ABOUT THE PERFORMANCE OF THAT FUND—If a Fund’s underlying index has transitioned to a new Underlying Index or had material changes, the historical performance of that Fund may be of limited use in evaluating the Fund’s past performance, as there is limited historical information available to reflect the Fund’s tracking of the new Underlying Index. The Fund’s new Underlying Index could provide different investment returns (either lower or higher) or different levels of volatility than those of the former Underlying Index over any period of time.

If the Reference Asset is or includes the Global X Silver Miners ETF, the iShares® Russell 2000 ETF, the iShares® U.S. Real Estate ETF, the SPDR S&P Midcap 400® ETF Trust, the SPDR® S&P® Regional Banking ETF, the SPDR® S&P® Biotech ETF, the VanEck® Gold Miners ETF or the VanEck® Junior Gold Miners ETF or otherwise includes a Fund that holds securities of small and mid-capitalization companies:

•	SMALL-CAPITALIZATION OR MID-CAPITALIZATION COMPANIES RISK—The respective Fund may invest in companies that may be considered small-capitalization or mid-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the respective Fund’s share price may be more volatile than an investment in stocks issued by large-capitalization companies. Stock prices of small-capitalization or mid-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization or mid-capitalization companies may be thinly traded, making it difficult for the relevant Fund to buy and sell them. In addition, small-capitalization or mid-capitalization companies are typically less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Small-capitalization or mid-capitalization companies are often subject to less analyst coverage and may be in early, and less predictable, periods of their corporate existences. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

If the Reference Asset is or includes the Consumer Staples Select Sector SPDR® Fund or otherwise includes a Fund that holds securities related to the consumer staples industry:

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RISKS ASSOCIATED WITH THE CONSUMER STAPLES SECTOR—The Consumer Staples Select Sector SPDR® Fund invests in consumer staples companies, which are subject to government regulation affecting their products which may negatively impact such companies’ performance. For instance, government regulations may affect the permissibility of using various food additives and production methods of companies that make food products, which could affect company profitability. Tobacco companies may be adversely affected by the adoption of proposed legislation and/or by litigation. Also, the success of food, beverage, household and personal product companies may be strongly affected by consumer interest, marketing campaigns and other factors affecting supply and demand, including performance of the overall domestic and global economy, interest rates, competition and consumer confidence and spending.

If the Reference Asset is or includes the Energy Select Sector SPDR® Fund or otherwise includes a Fund that holds securities related to the energy industry:

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RISKS ASSOCIATED WITH THE ENERGY SECTOR—The Energy Select Sector SPDR® Fund invests in companies that develop and produce crude oil and natural gas and provide drilling and other energy resources production and distribution related services. Stock prices for these types of companies are affected by supply and demand both for their specific product or service and for energy products and services in general. The price of oil and gas, exploration and production spending, government regulation, world events and economic conditions will likewise affect the performance of these companies. The stock prices of oil service companies could be subject to wide fluctuations in response to a variety of factors, including the ability of the Organization of Petroleum Exporting Countries (“OPEC”) to set and maintain production levels and pricing, the level of production in non-OPEC countries, the demand for oil and gas, which is negatively impacted by economic downturns, the policies of various governments regarding exploration and development of oil and gas reserves, advances in exploration and development technology and the political environment of oil-producing regions. Correspondingly, securities of companies in the energy field are subject to swift price and supply fluctuations caused by events relating to international politics, energy conservation, the success of exploration projects, and tax and other governmental regulatory policies. Weak demand for the companies’ products or services or for energy products and services in general, as well as negative developments in these other areas, would adversely impact the Energy Select Sector SPDR® Fund’s performance.

If the Reference Asset is or includes the Financial Select Sector SPDR® Fund or otherwise includes a Fund that holds securities related to the financial industry:

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RISKS ASSOCIATED WITH THE FINANCIAL SECTOR—The Financial Select Sector SPDR® Fund invests in financial services companies, which are subject to extensive governmental regulation which may limit both the amounts and types of loans and other financial commitments they can make, and the interest rates and fees they can charge. Profitability is largely dependent on the availability and cost of capital funds, and can fluctuate significantly when interest rates change or due to increased competition. In addition, the recent deterioration of the credit markets generally has caused an adverse impact in a broad range of markets, including U.S. and international credit and interbank money markets generally, thereby affecting a wide range of financial institutions and markets. Recent events in the financial sector have resulted, and may continue to result, in an unusually high degree of volatility in the financial markets, both domestic and foreign, and caused certain financial services companies to incur large losses. Numerous financial services companies have experienced substantial declines in the valuations of their assets, taken action to raise capital (such as the issuance of debt or equity securities), or even ceased operations. These actions have caused the securities of many financial services companies to experience a dramatic decline in value. Credit losses resulting from financial difficulties of borrowers and financial losses associated with investment activities can negatively impact the sector. Insurance companies may be subject to severe price competition. Adverse economic, business or political developments affecting real estate could have a major effect on the value of real estate securities (which include REITs).

If the Reference Asset is or includes the Health Care Select Sector SPDR® Fund or otherwise includes a Fund that holds securities related to the health care industry:

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RISKS ASSOCIATED WITH THE HEALTH CARE SECTOR—The Health Care Select Sector SPDR® Fund invests in companies in the health care sector, which are subject to extensive government regulation and their profitability can be significantly affected by restrictions on government reimbursement for medical expenses, rising costs of medical products and services, pricing pressure and an increased emphasis on outpatient services. Companies in the health care sector are heavily dependent on patent protection and the process of obtaining patent approval can be long and costly. The expiration of patents may adversely affect the profitability of the companies. Health care companies are also subject to extensive litigation based on product liability and similar claims. Companies in the health care industry are affected by rising costs of medical products, devices and services and the increased emphasis on the delivery of health care through outpatient services. Health care companies are also subject to competitive forces that may make it difficult to raise prices and, in fact, may result in price discounting. Additionally, the profitability of some health care companies may be dependent on a relatively limited number of products. In addition, their products can become obsolete due to industry innovation, changes in technologies or other market developments. Many new products in the health care sector may be subject to regulatory approvals and the process of obtaining such approvals may be long and costly.

If the Reference Asset is or includes the iShares® U.S. Real Estate ETF or otherwise includes a Fund that holds securities related to the real estate industry:

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RISKS ASSOCIATED WITH REAL ESTATE INVESTMENT—The real estate industry is cyclical and has from time to time experienced significant difficulties. Real estate is highly sensitive to general and local economic conditions and developments and is characterized by intense competition and periodic overbuilding. Many real estate companies, including real estate investment trusts (“REITs”), utilize leverage (and some may be highly leveraged), which increases investment risk and the risk normally associated with debt financing, and could potentially magnify the Fund’s losses. The U.S. residential and commercial real estate markets may, in the future, experience and have, in the past, experienced a decline in value, with certain regions experiencing significant losses in property values. Rising interest rates could result in higher costs of capital for real estate companies, which could negatively affect a real estate company’s ability to meet its payment obligations or its financing activity, and could decrease the market prices for REITs and for properties held by these REITs. Specific risks especially relevant to investment in the real estate sector include concentration risk, equity risk of REITs, interest rate risk, leverage risk, liquidity risk, operational risk, property risk, regulatory risk, repayment risk and U.S. tax risk. In addition, the real estate industry and REITs are significantly affected by a number of factors in general and local economic conditions as well as real estate markets. These factors could affect the real estate sector and could affect the value of the equity securities held by the Fund and the price of that Fund during the term of the Notes, which may adversely affect the value of your Notes.

If the Reference Asset is or includes the iShares® Semiconductor ETF or otherwise includes a Fund that holds securities related to the Semiconductor industry:

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RISKS ASSOCIATED WITH THE SEMICONDUCTOR INDUSTRY—Semiconductor companies may have limited product lines, markets, financial resources or personnel. The performance of companies that operate in the semiconductor industry is subject to a number of complex and unpredictable factors such as industry competition, government action and regulation, geopolitical events supply and demand. The values of companies that are involved in the semiconductor industry are particularly vulnerable to rapid changes in technology product cycles, rapid product obsolescence, government regulation, changes in the prices and availability of raw materials and competition in the semiconductor industry, both domestically and internationally, including competition from foreign competitors with potentially lower productions costs. Such companies may also be heavily dependent on patent and intellectual property rights, the loss or impairment of which may adversely affect profitability. Additionally, such companies may face competition for the services of, and difficulties in employing and retaining, qualified personnel. Semiconductor companies are also affected by the economic performance of their customers.

If the Reference Asset is or includes the Technology Select Sector SPDR® Fund or otherwise includes a Fund that holds securities related to the information technology industry:

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RISKS ASSOCIATED WITH THE TECHNOLOGY SECTOR—The Technology Select Sector SPDR® Fund invests in companies whose primary business is directly associated with the information technology sector. The values of stocks of technology companies and companies that rely heavily on technology are particularly vulnerable to rapid changes in technology product cycles, rapid product obsolescence, government regulation and competition, both domestically and internationally, including competition from foreign competitors with lower production costs. Technology companies and companies that rely heavily on technology, especially smaller, less-seasoned companies, tend to be more volatile than the overall market. Technology companies are heavily dependent on patent and intellectual property rights, the loss or impairment of which may adversely affect profitability. Additionally, companies in the technology sector may face dramatic and often unpredictable changes in growth rates and competition for the services of qualified personnel.

If the Reference Asset is or includes the Utilities Select Sector SPDR® Fund or otherwise includes a Fund that holds securities related to the utilities industry:

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RISKS ASSOCIATED WITH THE UTILITIES SECTOR—The Utilities Select Sector SPDR® Fund invests in companies whose primary business is directly associated with the utilities sector. Utility companies are affected by supply and demand, operating costs, government regulation, environmental factors, liabilities for environmental damage and general civil liabilities, and rate caps or rate changes. Although rate changes of a regulated utility usually fluctuate in approximate correlation with financing costs, due to political and regulatory factors rate changes ordinarily occur only following a delay after the changes in financing costs. This factor will tend to favorably affect a regulated utility company’s earnings and dividends in times of decreasing costs, but conversely, will tend to adversely affect earnings and dividends when costs are rising. The value of regulated utility equity securities may tend to have an inverse relationship to the movement of interest rates. Certain utility companies have experienced full or partial deregulation in recent years. These utility companies are frequently more similar to industrial companies in that they are subject to greater competition and have been permitted by regulators to diversify outside of their original geographic regions and their traditional lines of business. These opportunities may permit certain utility companies to earn more than their traditional regulated rates of return. Some companies, however, may be forced to defend their core business and may be less profitable. In addition, natural disasters, terrorist attacks, government intervention or other factors may render a utility company’s equipment unusable or obsolete and negatively impact profitability.

If the Reference Asset is or includes the Global X Silver Miners ETF, the VanEck® Gold Miners ETF, the VanEck® Junior Gold Miners ETF or otherwise includes a Fund that holds securities related to the gold mining industry:

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RISKS ASSOCIATED WITH THE GOLD OR SILVER MINING INDUSTRY—Because the Fund primarily invests in stocks and American Depositary Receipts of companies that are involved in the gold or silver mining industry, it is subject to certain risks associated with such companies. Competitive pressures may have a significant effect on the financial condition of such companies in the gold or silver mining industry. Also, gold or silver mining companies are highly dependent on the price of gold or silver bullion. These prices may fluctuate substantially over short periods of time so the price of the Fund may be more volatile than other types of investments. Factors affecting gold or silver prices include economic factors, including, among other things, the structure of and confidence in the global monetary system, expectations of the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the price of gold or silver is generally quoted), interest rates and gold or silver borrowing and lending rates, and global or regional economic, financial, political, regulatory, judicial or other events. Gold or silver prices may also be affected by industry factors such as industrial and jewelry demand, lending, sales and purchases of gold or silver by the official sector, including central banks and other governmental agencies and multilateral institutions which hold gold or silver, levels of gold or silver production and production costs, and short-term changes in supply and demand because of trading activities in the gold or silver market.

If the Reference Asset is or includes the SPDR® S&P® Oil & Gas Exploration & Production ETF or any other Fund that holds securities related to the oil and gas exploration and production industry:

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AN INVESTMENT IN THE NOTES IS SUBJECT TO RISKS ASSOCIATED WITH THE OIL AND GAS EXPLORATION AND PRODUCTION INDUSTRY—All or substantially all of the stocks held by the SPDR® S&P® Oil & Gas Exploration & Production ETF are issued by companies in the oil and gas exploration and production industry. As a result, the value of the Notes may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this industry than a different investment linked to securities of a more broadly diversified group of issuers. Issuers in energy-related industries can be significantly affected by fluctuations in energy prices and supply and demand of energy fuels. Markets for various energy-related commodities can have significant volatility, and are subject to control or manipulation by large producers or purchasers. Companies in the energy sector may need to make substantial expenditures, and to incur significant amounts of debt, in order to maintain or expand their reserves. Companies in the oil and gas sector develop and produce crude oil and natural gas and provide drilling and other energy resources production and distribution related services. Stock prices for these types of companies are affected by supply and demand both for their specific product or service and for energy products in general. The price of oil and gas, exploration and production spending, government regulation, world events and economic conditions will likewise affect the performance of these companies. Securities of companies in the energy field are subject to swift price and supply fluctuations caused by events relating to international politics, energy conservation, the success of exploration projects, and tax and other governmental regulatory policies. Weak demand for the companies’ products or services or for energy products and services in general, as well as negative developments in these other areas, would adversely impact the Fund’s performance. Oil and gas exploration and production can be significantly affected by natural disasters as well as changes in exchange rates, interest rates, government regulation, world events and economic conditions. These companies may be at risk for environmental damage claims. These factors could affect the oil and gas exploration and production industry and could affect the value of the stocks held by the Fund and the price of the Fund during the term of the Notes, which may adversely affect the value of your Notes.

If the Reference Asset is or includes the VanEck® Oil Services ETF or any other Fund that holds securities related to the oil services industry:

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AN INVESTMENT IN THE NOTES IS SUBJECT TO RISKS ASSOCIATED WITH THE OIL SERVICES INDUSTRY—All or substantially all of the equity securities held by the VanEck® Oil Services ETF are issued by companies whose primary line of business is directly associated with the oil services industry. As a result, the value of the Notes may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this sector than a different investment linked to Notes of a more broadly diversified group of issuers. The profitability of companies in the oil services industry is related to worldwide energy prices, including all sources of energy, and exploration and production costs. The price of energy, the earnings of companies in the oil services industry, and the value of these companies’ securities have recently experienced significant volatility. Additionally, the price of oil has also recently experienced significant volatility and has declined significantly, which may materially impact companies operating in the oil services industry. These companies are also subject to risks of changes in exchange rates and the price of oil and gas, changes in prices for competitive energy services, changes in the global supply of and demand for oil and gas, the imposition of import controls, world events, actions of OPEC, negative perception and publicity, depletion of resources and general economic conditions, development of alternative energy sources, energy conservation efforts, technological developments and labor relations, as well as market, economic, social and political risks of the countries where oil services companies are located or do business. The values of securities of oil services companies are subject to swift price and supply fluctuations caused by events relating to international politics, including political instability, expropriation, social unrest and acts of war, energy conservation, the success of exploration projects and tax and other governmental regulatory policies. Oil services companies operate in a highly competitive and cyclical industry, with intense price competition.

The oil services industry is exposed to significant and numerous operating hazards. Oil services companies’ operations are subject to hazards inherent in the oil and gas industry, such as fire, explosion, blowouts, loss of well control, oil spills, pipeline and equipment leaks and ruptures and discharges or releases of toxic or hazardous gases. Oil and gas exploration and production can be significantly affected by natural disasters and adverse weather conditions in the regions in which they operate. The revenues of oil services companies may be negatively affected by contract termination and renegotiation. In the oil services industry, it is customary for contracts to provide for either automatic termination or termination at the option of the customer if the drilling unit is destroyed or lost or if drilling operations are suspended for a specified period of time as a result of events beyond the control of either party or because of equipment breakdowns. In periods of depressed market conditions, the customers of oil services companies may not honor the terms of existing contracts and may terminate contracts or seek to renegotiate contract rates and terms to reduce their obligations.

Oil services companies are subject to, and may be adversely affected by, extensive federal, state, local and foreign laws, rules and regulations. Oil exploration and production companies may also be adversely affected by environmental damage claims and other types of litigation. Laws and regulations protecting the environment may expose oil services companies to liability for the conduct of or conditions caused by others or for acts that were in compliance with all applicable laws at the time they were performed. Changes to environmental protection laws, including the implementation of policies with less stringent environmental protection standards and those geared away from sustainable energy development, could lead to fluctuations in supply, demand and prices of oil and gas. The international operations of oil services companies expose them to risks associated with instability and changes in economic and political conditions, foreign currency fluctuations, changes in interest rates, changes in foreign regulations and other risks inherent to international business. Additionally, changes to U.S. trading policies could cause friction with certain oil producing countries and between the governments of the United States and other major exporters of oil to the United States. Some of the companies in the oil services industry are engaged in other lines of business unrelated to oil services, and they may experience problems with these lines of business which could adversely affect their operating results. The operating results of these companies may fluctuate as a result of these additional risks and events in the other lines of business. In addition, a company’s ability to engage in new activities may expose it to business risks with which it has less experience than it has with the business risks associated with its traditional businesses. Despite a company’s possible success in traditional oil services activities, there can be no assurance that the other lines of business in which these companies are engaged will not have an adverse effect on a company’s business or financial condition.

These factors could affect the oil services industry and could affect the value of the equity securities held by the Fund and the price of the Fund during the term of the Notes, which may adversely affect the return on your Notes

If the Reference Asset is or includes the iShares® Bitcoin Trust ETF, the iShares® Ethereum Trust ETF or any other Fund that holds securities related to digital assets or digital asset platforms:

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SINGLE COMMODITY PRICES TEND TO BE MORE VOLATILE THAN, AND MAY NOT CORRELATE WITH, THE PRICES OF COMMODITIES GENERALLY—The Fund is linked to a single commodity and not to a diverse basket of commodities or a broad-based commodity index. The Fund’s underlying commodity may not correlate to the price of commodities generally and may diverge significantly from the prices of commodities generally. As a result, the Notes carry greater risk and may be more volatile than securities linked to the prices of more commodities or a broad-based commodity index.

•

THE FUND HAS LIMITED ACTUAL HISTORICAL INFORMATION—The Fund has commenced trading recently. Because the Fund has limited actual historical performance data, your investment in the Notes may involve a greater risk than investing in Notes linked to an underlying with a more established record of performance.

•

THE FUND IS NOT AN INVESTMENT COMPANY OR COMMODITY POOL AND WILL NOT BE SUBJECT TO REGULATION UNDER THE INVESTMENT COMPANY ACT OR THE COMMODITY EXCHANGE ACT OF 1936, AS AMENDED—Accordingly, you will not benefit from any regulatory protections afforded to persons who invest in regulated investment companies or commodity pools.

•

THE NOTES ARE SUBJECT TO RISKS ASSOCIATED WITH DIGITAL ASSETS—The Fund seeks to reflect generally the performance of the price of a digital asset. The Fund is subject to a number of risks, including but not limited to:

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Price Volatility. The trading prices of many digital assets, including bitcoin and ether, have experienced extreme volatility in recent periods and may continue to do so. Historically, digital assets have experienced extreme price volatility as a result of loss of confidence in participants of the digital asset ecosystem and negative publicity surrounding digital assets more broadly. Extreme volatility in the future, including further declines in the trading prices of the relevant digital asset, could have a material adverse effect on the value of the Fund and, consequently, the Notes.

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Digital Asset Risk. The value of the Fund is subject to a number of factors relating to the fundamental investment characteristics of a digital asset, including the fact that digital assets are bearer instruments and loss, theft, destruction, or compromise of the associated private keys could result in permanent loss of the asset, and the capabilities and development of blockchain technologies such as the bitcoin or ether blockchain. Digital assets represent a relatively new and rapidly evolving industry, and the value of the Fund depends on the continued acceptance of the relevant digital asset. Changes in the governance of a digital asset network may not receive sufficient support from users and miners, which may negatively affect that digital asset network’s ability to grow and respond to challenges.

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Security Threats. Security breaches, computer malware and computer hacking attacks have been a prevalent concern in relation to digital assets, including bitcoin and ether. The sponsor of the Fund has stated that it believes that the relevant digital asset held in the Fund’s account at its custodian or trading balance held with its prime execution agent will be an appealing target to hackers or malware distributors seeking to destroy, damage or steal the Fund’s digital assets and will only become more appealing as the Fund’s assets grow. To the extent that the Fund is unable to identify and mitigate or stop new security threats or otherwise adapt to technological changes in the digital asset industry, the Fund’s digital assets may be subject to theft, loss, destruction or other attack.

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Fraud and Manipulation. Digital asset platforms are relatively new and, in some cases, unregulated. The digital asset market globally and in the United States is not subject to comparable regulatory guardrails as exist in regulated securities markets. Furthermore, many digital asset trading venues lack certain safeguards put in place by exchanges for more traditional assets to enhance the stability of trading on the exchanges, such as circuit breakers. Tools to detect and deter fraudulent or manipulative trading activities such as market manipulation, front-running of trades, and wash-trading may not be available to or employed by digital asset platforms, or may not exist at all. Sources of fraud and manipulation in the digital asset market generally include, among others (1) wash trading; (2) persons with a dominant position in digital asset manipulating digital asset pricing; (3) hacking of the digital asset network and trading platforms; (4) malicious control of the digital asset network; (5) trading based on material, non-public information (for example, plans of market participants to significantly increase or decrease their holdings in digital asset, new sources of demand for digital asset) or based on the dissemination of false and misleading information; (6) manipulative activity involving purported “stablecoins,” and (7) fraud and manipulation at digital asset trading platforms. The effect of potential market manipulation, front-running, wash-trading, and other fraudulent or manipulative trading practices may inflate the volumes actually present in crypto market and/or cause distortions in price, which could adversely impact the Fund’s creation and redemption arbitrage mechanism and affect the value of the Fund and, consequently, the Notes.

—

Flaws in the Source Code and Network Attacks. Flaws in the source code for digital assets have been exposed and exploited from time to time, including flaws that disabled some functionality for users, exposed users’ personal information and/or resulted in the theft of users’ digital assets. The cryptography underlying digital asset could prove to be flawed or ineffective, or developments in mathematics and/or technology, including advances in digital computing, algebraic geometry and quantum computing, could result in such cryptography becoming ineffective. In any of these circumstances, a malicious actor may be able to compromise the security of the digital asset network or take the Fund’s digital asset, which would adversely affect the value of the Fund. A malicious actor may also obtain control over the digital asset network by obtaining control of more than 50% of the processing power dedicated to mining on the digital asset network or through its influence over core developers by gaining direct control over a core developer or an otherwise influential programmer. If a malicious actor obtains control of the digital asset network, it may be able to alter the digital asset blockchain on which transactions in digital asset rely by constructing fraudulent blocks or preventing certain transactions from completing in a timely manner, or at all. The malicious actor could also control, exclude or modify the ordering of transactions or create a flood of transactions in order to slow down the digital asset network. Any of these actions by a malicious actor could have an adverse impact on the value of the Fund and, consequently, the Notes.

—

Concentration. Digital assets may have concentrated ownership and large sales or distributions by holders of such digital assets could have an adverse effect on the market price of such digital assets. For example, the largest bitcoin wallets are believed to hold, in aggregate, a significant percentage of the bitcoins in circulation. Moreover, it is possible that other persons or entities control multiple wallets that collectively hold a significant number of bitcoins, and it is possible that some of these wallets are controlled by the same person or entity. As a result of this concentration of ownership, large sales or distributions by such holders could have an adverse effect on the market price of digital asset and, consequently, the price of the Fund.

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Lack of Incentives. Participants in the digital asset network need to be incentivized to participate in the digital asset network. If the digital asset awards for mining blocks or the transaction fees for recording transactions on the digital asset network are not sufficiently high to incentivize miners, or if certain jurisdictions continue to limit mining activities, miners may cease expending processing power to mine blocks and confirmations of transactions on the digital asset blockchain could be slowed. A reduction in the processing power expended by miners on the digital asset network could increase the likelihood of a malicious actor obtaining control. Lack of incentives to participate in the digital asset network could result in disruptions in recording transactions on the digital asset network. Any widespread delays or disruptions in the recording of transactions could result in a loss of confidence in the digital asset network and could prevent the Fund from completing transactions associated with its day-to-day operations, including creation and redemption of shares of the Fund.

—

Competition. Competition from the emergence or growth of other digital assets or methods of investing in digital asset could have a negative impact on the price of digital asset and adversely affect the value of the Fund. Although bitcoin was the first digital asset to gain global adoption and critical mass, today there are a multitude of alternative digital assets which, on the aggregate, have a higher market capitalization than bitcoin. In addition, Central banks in various countries have introduced digital forms of legal tender which could have an advantage in competing with, or replace, bitcoin and other cryptocurrencies as a medium of exchange or store of value. Lastly, the Fund faces competition with respect to the creation of competing exchange-traded bitcoin products which may charge lower fees, which could have the effect of the Fund failing to gain acceptance or being able to obtain adequate amounts of bitcoin. Any of the foregoing could have an adverse impact on the price and availability of bitcoin or ether, the price of the Fund and the value of the Notes.

Other risks related to a Fund

The applicable free writing prospectus or pricing supplement may set forth additional risk factors as to a specific Fund that you should review prior to purchasing the Notes.

USE OF PROCEEDS AND HEDGING

The net proceeds from the sale of the Notes will be used as described under “Use of Proceeds and Hedging” in the accompanying Prospectus Supplement and “Use of Proceeds” in the accompanying Prospectus.

We may hedge our obligations under the Notes by, among other things, purchasing securities, futures, options or other derivative instruments with returns linked or related to changes in the value of the Reference Asset, and we may adjust these hedges by, among other things, purchasing or selling securities, futures, options or other derivative instruments at any time. Our cost of hedging will include the projected profit that our counterparty expects to realize in consideration for assuming the risks inherent in hedging our obligations under the Notes. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our counterparty’s control, such hedging may result in a profit that is more or less than expected, or could result in a loss. It is possible that we could receive substantial returns from these hedging activities while the value of the Notes decreases.

We expect to hedge our obligations under the Notes through one of our affiliates and/or another unaffiliated counterparty.

We have no obligation to engage in any manner of hedging activity and we will do so solely at our discretion and for our own account. No holder of the Notes will have any rights or interest in our hedging activity or any positions we or any unaffiliated counterparty may take in connection with our hedging activity. The hedging activity discussed above may adversely affect the value of the Notes from time to time. See “Risk Factors—The estimated initial value of the Notes, which will be determined by us on the pricing date, is expected to be less than the price to public and may differ from the market value of the Notes in the secondary market, if any” and “—Our trading, hedging and other business activities may create conflicts of interest with you” above.

REFERENCE SPONSORS AND FUNDS

The Notes have not been passed on as to their legality or suitability by any Reference Sponsor. The Notes are not issued by and are not financial or legal obligations of any Reference Sponsor. No Reference Sponsor makes any warranties or bears any liability with respect to the Notes. This underlying supplement relates only to the Notes offered by the applicable free writing prospectus or pricing supplement and does not relate to any Fund or Reference Sponsor.

Companies with securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such as the Reference Sponsors, are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act by a Reference Sponsor can be located by reference to the SEC file number provided in the applicable free writing prospectus or pricing supplement or herein. In addition, information regarding such a Fund may be obtained from other sources including, but not limited to, that Fund’s website, press releases, newspaper articles and other publicly disseminated documents. We have not made any independent investigation as to the accuracy or completeness of such information.

We have not made any independent investigation as to the accuracy or completeness of any materials referred to above, including any filings made by a Reference Sponsor with the SEC. In connection with any issuance of Notes under the applicable free writing prospectus or pricing supplement, we have not participated in the preparation of the above-described documents or made any due diligence inquiry with respect to any Reference Sponsor or Fund. We make no representation that such publicly available documents or any other publicly available information regarding a Reference Sponsor or Fund is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof or prior to the date of the applicable free writing prospectus or pricing supplement (including events that would affect the accuracy or completeness of the publicly available documents described herein) that would affect the trading level or price of such Fund (and therefore the value of the Reference Asset at the time we price the Notes) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning a Fund could affect the return on the Notes.

The selection of any Fund is not a recommendation to buy or sell such Fund. We do not make any representation to any purchaser of the Notes as to the performance of any Fund.

Any prospective purchaser of the Notes should undertake an independent investigation of any Fund or Reference Sponsor as in its judgment is appropriate to make an informed decision with respect to an investment in the Notes.

The disclosure relating to a Fund contained in this document relates only to the offering of Notes linked to a Reference Asset containing that Fund. We have derived all information contained in this document regarding a Fund or an Underlying Index, including, without limitation, its make-up, method of calculation and changes in its components, from public information available as of the date of this document. That information reflects the policies of and is subject to change by, the applicable Reference Sponsor or sponsor of an Underlying Index. No Reference Sponsor is under any obligation to continue to publish, and may discontinue or suspend the publication of the relevant Fund or Underlying Index at any time. This underlying supplement is not an offer to sell and it is not an offer to buy interests in any Fund or any of the stocks or other securities held by any Fund. Neither Marex nor any of its affiliates has made any independent investigation as to the adequacy or accuracy of information about any Fund or Underlying Index contained in this underlying supplement. Information from outside sources is not incorporated by reference in, and should not be considered a part of, this document. No website referenced herein is incorporated by reference in, or a part of, this document.

If the Notes are linked to a Fund not described in this underlying supplement, the applicable free writing prospectus or pricing supplement or a separate underlying supplement will provide information relating to that Fund.

THE GLOBAL X SILVER MINERS ETF

Description of the Global X Silver Miners ETF

The Global X Silver Miners ETF (the “SIL”) is an exchange-traded fund. This information reflects the policies of, and is subject to change by Global X Funds® (the “Global X Trust”) and Global X Management Company LLC (the “Global X Management”). The shares of the SIL are listed and trade on the NYSE Arca, Inc. (“NYSE Arca”) under the ticker symbol “SIL.”

The Global X Trust is a registered investment company that consists of numerous separate investment portfolios, including the SIL. Information provided to or filed with the SEC by the Global X Trust pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and the Investment Company Act of 1940, as amended (the “Investment Company Act”) can be located by reference to SEC file numbers 333-151713 and 811- 22209, respectively, through the SEC’s website at http://www.sec.gov.

Investment Objective and Strategy

The SIL seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the Solactive Global Silver Miners Total Return Index (the “Silver Miners Index”). The Silver Miners Index is a modified market capitalization-weighted net total return index that is designed to track the performance of international companies active in the exploration, mining and/or refining of silver. The Global X Management uses a “passive” or indexing approach to try to achieve the SIL’s investment objective. The SIL generally will use a replication strategy. A replication strategy is an indexing strategy that involves investing in the securities of the Silver Miners Index in approximately the same proportions as in the Silver Miners Index. However, the SIL may utilize a representative sampling strategy with respect to the Silver Miners Index when a replication strategy might be detrimental or disadvantageous to shareholders of the SIL, such as when there are practical difficulties or substantial costs involved in compiling a portfolio of equity securities to replicate the Silver Miners Index, in instances in which a security in the Silver Miners Index becomes temporarily illiquid, unavailable or less liquid, or as a result of legal restrictions or limitations (such as tax diversification requirements) that apply to the SIL but not the Silver Miners Index.

Tracking error is the divergence of the SIL’s performance from that of the Silver Miners Index. Tracking error may occur because of differences between the securities and other instruments held in the SIL’s portfolio and those included in the Silver Miners Index, pricing differences (including differences between a security’s price at the local market close and the SIL’s valuation of a security at the time of calculation of the SIL’s net asset value), transaction costs incurred by the SIL, the SIL’s holding of uninvested cash, differences in timing of the accrual of or the valuation of dividends or interest, tax gains or losses, changes to the Silver Miners Index or the costs to the SIL of complying with various new or existing regulatory requirements. This risk may be heightened during times of increased market volatility or other unusual market conditions. Tracking error also may result because the SIL incurs fees and expenses, while the Silver Miners Index does not. Exchange-traded funds that track indices with significant weights in emerging markets issuers may experience higher tracking error than other exchange-traded funds that do not track such indices.

Description of the Solactive Global Silver Miners Total Return Index

The Silver Miners Index is calculated, maintained and published by Solactive AG (the “Solactive”). The Silver Miners Index includes a minimum of 20 and a maximum of 40 members which are weighted according to freefloat market capitalization. The Silver Miners Index is reported by Bloomberg L.P. (“Bloomberg”) under the ticker symbol “SOLGOLSI.”

The Silver Miners Index is a modified market capitalization-weighted net total return index that is designed to track the performance of international companies active in the exploration, mining and/or refining of silver. The Silver Miners Index has a base date of February 26, 2010 and a base value of 100.

A net total return Index seeks to replicate the overall return from holding a portfolio consisting of the Index Components (as defined below). To achieve this goal, a net total return index considers payments, such as dividends, after the deduction of any withholding tax or other amounts to which an investor holding the Index Components would typically be exposed.

Index Composition

Selection of Index Components

The composition of the Silver Miners Index is ordinarily adjusted twice a year on the last trading day in April and October (the “Adjustment Day”). On the tenth business day before an Adjustment Day (a “Selection Day”), Solactive provides the “Selection Pool” which, in respect of a Selection Day, consists of the companies that fulfill the following conditions (the “Index Universe Requirements”):

•	Primary listing in one of the countries that are part of the Developed Markets and Emerging Markets (excluding India, China, and Taiwan) as defined by the Solactive Country Classification;

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Significant business operations in the silver mining industry, as reflected by publicly reported activities and the revenues generated or expected to be generated within these areas (i.e. exploration and refining of silver);

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Free float market capitalization of at least US$60 million for companies that are not currently included in the Silver Miners Index on that Selection Day, and US$30 million for companies that are currently included in the Silver Miners Index on that Selection Day;

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Average daily trading value over all national exchanges within the listed country of at least US$250,000 over the applicable Trading Measurement Period for companies that are not in the Silver Miners Index as of the Selection Day, and US$125,000 for companies that are in the Silver Miners Index as of the Selection Day.

The “Trading Measurement Period” in respect of a security as of the applicable Selection Day is: (a) In the case of a company that has completed an initial public offering (the “IPO”) less than three months prior to the Selection Day that are significant IPOs, the period from the security’s first trading day to the Selection Day; (b)In the case of all other companies, the three months prior to the Selection Day.

•

To be considered for inclusion, the IPOs with less than three calendar months of trading history as of the Selection Day must have been listed at least 10 calendar days prior to the Selection Day, if considered as Significant IPO, and three calendar months prior to the Selection Day, in the case of other IPOs.

•	Average monthly trading volume of at least 75,000 shares in each of the last six months or available history if shorter (the “Liquidity Criterion”).

A committee composed of staff from Solactive (the “Index Committee”) is responsible for any amendments to the rules of governing the Silver Miners Index. Any amendment to these rules must be submitted to the Index Committee for prior approval and will be made in compliance with Solactive’s methodology policy. The methodology of the Silver Miners Index is subject to regular review, at least annually. In case a need of a change of the methodology has been identified within this review, this change will be made in accordance with Solactive’s methodology policy.

The Index Committee may decide to include companies in the Selection Pool that do not fulfill the Liquidity Criterion.

Index Component Requirements

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The companies in the Selection Pool are ranked according to their Relevant Trading Volume. The companies with the highest ranks are then chosen as “Index Components” and the new index composition is effective immediately following the Adjustment Day.

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The minimum number of Index Components is 20 and the maximum number of Index Components is 40. The Index Committee may decide to increase the maximum number of Index Components on a Selection Day. In case the rank assigned to a company that is currently an Index Component on a Selection Day is not sufficient to be selected as an Index Component, it will only be removed from the Silver Miners Index if its rank exceeds the maximum number of Index Components by more than five ranks. In that case, the company with the lowest rank that would have been selected as an Index Component on a Selection Day but that is not currently an Index Component on that Selection Day will not be selected for inclusion in the Silver Miners Index.

Weighting of Index Components

On each Selection Day, each Index Component of the Silver Miners Index is ranked according to its free float market capitalization. The following caps and weight restrictions are then applied:

•	The percentage weight of a single Index Component is capped at 22.5%. The excess weight is allocated proportionally to all Index Components whose percentage weight is not capped.

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The aggregate percentage weight of all Index Components with a percentage weight exceeding 5% is capped at 48%. The last Index Component that would add up to 48% or would exceed 48%, will receive an index weight of the maximum of :

a)	48% minus the sum of weights of the higher ranked Index Components; or

b)	4.75%

The percentage weight of all the Index Components is capped at 4.75%. The excess weight is allocated proportionally to all Index Components whose percentage weight is less than 4.75%. The aggregate percentage weight of the Index Components which do not fulfill the Liquidity Criterion is capped at 10%. The excess weight is allocated proportionally to all Index Components with a percentage weight of less than 4.75%.

The “percentage weight” of an Index Component is the ratio of its trading price multiplied by its number of shares divided by the level of the Silver Miners Index. The “number of shares” is, in respect of an Index Component on any given business day, the number of fractions of shares included in the Silver Miners Index calculated as the ratio of (a) the percentage weight of an Index Component multiplied by the index level and (b) its trading price.

The new index composition of the Silver Miners Index and weightings are implemented after the close of trading on the Adjustment Day. The capping methodology may be amended by the Index Committee from time to time to ensure appropriate index representation and index compliance with financial product regulations in the United States.

The cumulative percentage weight of the Index Components that do not fulfill the Liquidity Criterion is capped at 10% on Selection Days. The excess weight is allocated proportionally to all Index Components that is not capped.

Continuous Listing Standard Review

On each Monitoring Selection Day (as defined below), the index composition will be reviewed for a breach of the following criteria (the “Continuous Listing Standards”):

1.	The maximum weight of the top Index Component must not be larger than 25%. If this criterion is breached, the stock is capped at 22% and the excess weight is redistributed to other non-capped stocks.

2.

The maximum aggregate weight of the top 5 Index Components must not exceed 60%. If this criterion is breached, the stocks will be proportionally capped at 55% and the excess weight is redistributed to other non-capped stocks.

3.

The maximum weight of constituents with a market liquidity below 250,000 shares traded (monthly average of the previous 6 months) and US$25 million monthly average daily traded value (monthly average of the previous 6 months) must not exceed 30%. If this criterion is breached, the stocks with a market liquidity below 250,000 shares traded (monthly average of the previous 6 months) and US$25 million monthly average traded value (monthly average of the previous 6 months) will be proportionally capped at 25% and the excess weight is redistributed to other non-capped stocks.

4.

The maximum weight of constituents with a full-market capitalization below US$100 million must not account for more than 10%. If this criterion is breached, stocks with market capitalization below US$100 million will be proportionally capped at 9% and the excess weight is redistributed to other non-capped stocks.

This reweighting process will be repeated until no Continuous Listing Standards are breached. In the event that the Continuous Listing Standards cannot be satisfied using the buffers described above, the weighting will be reviewed by the Index Committee. After the review, the decision will be announced publicly.

The “Monitoring Selection Day” is the business day that is ten business days before the Monitoring Adjustment Day. The “Monitoring Adjustment Day” is the last trading day in January, April, July and October.

Index Calculation

Index Formula

For the calculation of the index level, the sum of the market capitalization of the components is divided by the divisor.

Where:

Si,t :	total number of shares of Index Component i on trading day t

pi,t :	price of Index Component i on trading day t

fi,t :	foreign exchange rate applicable to price of Index Component i on trading day t

WCFi,t :	weighting cap factor of Index Component i on trading day t

FFFi,t :	free float factor of Index Component I on trading day t

Dt :	divisor

The divisor is a mathematical factor defined at the inception of the Index. The Divisor is adjusted by certain Corporate Actions and Index Rebalances. After the deduction of any withholding tax, dividends paid by any component are applied across the entire basket of Index Components by changing the divisor.

Currency conversion

For intraday calculation of the Silver Miners Index, prices of Index Components not in U.S. dollars are converted using the current Intercontinental Exchange spot foreign exchange rate. Should there be no current price available for an Index Component, the most recent price or the trading price for the preceding trading day is used in the calculation. For the daily index closing value calculation, trading prices of Index Components not in U.S. dollars are converted using the 4pm London time WM Fixing quoted by Reuters. If there is no 4pm London time WM Fixing for the relevant business day, the last available 4pm London time WM Fixing will be used for the index closing value calculation.

Index Maintenance

Ordinary Adjustments

The composition of the Silver Miners Index is reviewed on each Selection Day. Solactive will publish any changes made to the Index Components with sufficient notice before the relevant Adjustment Day.

Extraordinary Adjustments

If a company included in the Silver Miners Index is removed from the Silver Miners Index between two Adjustment Days due to an extraordinary event (such as a merger, a takeover bid, a delisting, the nationalization of a company or insolvency), if necessary, the Index Committee will designate a successor. The Silver Miners Index will be adjusted that same day. This will be announced by Solactive after the close of business on the day on which the new composition of the Silver Miners Index is determined by the Index Committee.

Corporate Actions

As part of the Silver Miners Index maintenance Solactive will consider various events—also referred to as corporate actions—which result in an adjustment to the Silver Miners Index between two ordinary adjustments including, but not limited to, special dividends, stock dividends, share splits, spin-offs, mergers and acquisitions, delistings, and others. These events have a material impact on the price, weighting or overall integrity of Index Components. Corporate actions will be implemented from the cum-day to the ex-day of the corporate action, so that the adjustment to the Silver Miners Index coincides with the occurrence of the price effect of the respective corporate action.

While Solactive aims at creating and maintaining its methodology for treatment of corporate actions as generic and transparent as possible and in line with regulatory requirements, it retains the right to deviate from these standard procedures in case of any unusual or complex corporate action or if such a deviation is made to preserve the comparability and representativeness of the Silver Miners Index over time.

THE GLOBAL X URANIUM ETF

Description of the Global X Uranium ETF

The Global X Uranium ETF (the “URA”) is an exchange-traded fund. This information reflects the policies of, and is subject to change by the Global X Trust and the Global X Management. The Global X Management is currently the investment adviser to the URA. The Global X Trust is a registered investment company that consists of numerous separate investment portfolios, including the URA. The shares of the URA are listed and trade on the NYSE Arca under the ticker symbol “URA.”

The Information provided to or filed with the SEC by the Global X Trust pursuant to the Securities Act and the Investment Company Act can be located by reference to the SEC file numbers 333-151713 and 811-22209, respectively, through the SEC’s website at http://www.sec.gov.

Investment Objective and Strategy

The URA seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the Solactive Global Uranium & Nuclear Components Total Return Index (the “Uranium Index”)The Uranium Index is a modified market capitalization-weighted index that is designed to track the performance of companies that have or are expected to have business operations or exposure in the uranium industry, including uranium mining, exploration, uranium investments and technologies related to the uranium industry. The Global X Management uses a “passive” or indexing approach to try to achieve the URA’s investment objective.

The URA generally will use a replication strategy. A replication strategy is an indexing strategy that involves investing in the securities of the Uranium Index in approximately the same proportions as in the Uranium Index. However, the URA may utilize a representative sampling strategy with respect to the Uranium Index when a replication strategy might be detrimental or disadvantageous to shareholders of the URA, such as when there are practical difficulties or substantial costs involved in compiling a portfolio of equity securities to replicate the Uranium Index, in instances in which a security in the Uranium Index becomes temporarily illiquid, unavailable or less liquid, or as a result of legal restrictions or limitations (such as tax diversification requirements) that apply to the URA but not the Uranium Index. Tracking error is the divergence of the URA’s performance from that of the Uranium Index. Tracking error may occur because of differences between the securities and other instruments held in the URA’s portfolio and those included in the Uranium Index, pricing differences (including differences between a security’s price at the local market close and the URA’s valuation of a security at the time of calculation of the URA’s net asset value), transaction costs incurred by the URA, the URA’s holding of uninvested cash, differences in timing of the accrual of or the valuation of dividends or interest, tax gains or losses, changes to the Uranium Index or the costs to the URA of complying with various new or existing regulatory requirements. This risk may be heightened during times of increased market volatility or other unusual market conditions. Tracking error also may result because the URA incurs fees and expenses, while the Uranium Index does not.

Description of the Solactive Global Uranium & Nuclear Components Total Return Index

The Uranium Index is calculated, maintained and published by Solactive. The Uranium Index is designed to track the performance of companies that have or are expected to have business operations or exposure in the uranium industry. The Uranium Index is reported by Bloomberg under the ticker symbol “SOLURANT.”

The Uranium Index is a modified market capitalization-weighted net total return index that is designed to track the performance of international companies that have or are expected to have business operations or exposure in the uranium industry. This particularly includes uranium mining, exploration, uranium investments and technologies related to the uranium industry. The Uranium Index has a base date of January 30, 2018.

A net total return Index seeks to replicate the overall return from holding a portfolio consisting of the Index Components (as defined below). To achieve this goal, a net total return index considers payments, such as dividends, after the deduction of any withholding tax or other amounts to which an investor holding the Index Components would typically be exposed.

Index Composition

Index Universe Requirement

The composition of the Uranium Index is ordinarily adjusted twice a year on the last trading day in April and October (the “Adjustment Day”). On the tenth business day before an Adjustment Day (a “Selection Day”), Solactive provides the “Selection Pool” which, in respect of a Selection Day, consists of the companies that fulfill the following conditions (the “Index Universe Requirements”):

•	Primary listing in one of the countries that are part of the Developed Markets and Emerging Markets (excluding India, China, and Taiwan) as defined by the Solactive Country Classification;

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The Index Universe will be constructed and defined by Solactive and supported with the “Uranium Suppliers Annual” as provided on a yearly basis by the Ux Consulting Company (UxC). The report will also be considered to classify companies as Pure Play Companies or Non-pure Play Companies. Pure Play Companies in the “Uranium Suppliers Annual” are generally those with significant business operations in the uranium industry (particularly in uranium mining and exploration for uranium) as reflected by publicly disclosed information. Non-pure Play Companies are generally those that conduct business operations that are related to the uranium industry (in particular uranium mining, exploration for uranium, physical uranium investments and technologies related to the uranium industry), and in which they generate large absolute revenues as reflected by publicly disclosed information. Additionally, a list of “Nuclear Component Producers” will be added to the Index Universe.

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Free float market capitalization of at least US$50 million for companies that are not currently included in the Uranium Index on that Selection Day, and US$30 million for companies that are currently included in the Uranium Index on that Selection Day;

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Average daily trading value over all national exchanges within the listed country of at least US$100,000 over the applicable Trading Measurement Period for companies that are not in the Uranium Index as of the Selection Day, and at least US$50,000 for companies that are in the Uranium Index as of the Selection Day.

The “Trading Measurement Period” in respect of a security as of the applicable Selection Day is: (a) In the case of a company that has completed an IPO less than three months prior to the Selection Day that are significant IPOs, the period from the security’s first trading day to the Selection Day; (b)In the case of all other companies, the three months prior to the Selection Day.

The companies selected after completion of the above steps will be evaluated on the criteria outlined below. The evaluation is based on data provided by the Data Provider:

•	Controversial Weapons:

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Companies involved in the production development or maintenance of Anti-personnel mines, Biological or Chemical weapons, Cluster munitions, Depleted uranium, Nuclear weapons, or any other weapon that violate humanitarian principles through normal use.

•	Companies that produce or develop key and dedicated components for controversial weapons

•	Companies that hold ≥20% stake in a company that is involved in controversial weapons.

•	Companies currently ≥ 50% owned by a company that is involved in controversial weapons.

Companies violating the exclusion criteria above will be removed from the Index Universe. The determination of the Index Universe is fully rule-based and Solactive cannot make any discretionary decisions.

Index Component Requirements

The initial composition of the Uranium Index is determined on the Selection Day in accordance with the following rules (the “Index Component Requirements”). The overall number of Non-pure Play Companies and Nuclear Component Producer Companies (in aggregate) will be capped at 15, with preference given to current Index Components first and then prioritized by free float market capitalization. Otherwise, all members of the Index Universe as determined avove are included as Index Components. The selection of the Index Components is fully rule-based and the Solactive cannot make any discretionary decision.

Weighting of the Index Components

•	On each Selection Day, each Index Component of the Uranium Index is ranked according to its free float market capitalization. The following caps and weight restrictions are then applied:

•	The weight of a selected index component will be determined based on the lesser of:

•	Free float market capitalization

•	Average daily trading value multiplied by 2000.

•	Non-pure Play Companies and Nuclear Component Producer companies will be capped at 2.00%.

•	The maximum weight of a Pure Play Companies is 22.50%.

•	The aggregate weight of all PURE PLAY COMPANIES with a weight larger than or equal to 5.00% will be capped to 47.50%.

•	All remaining Pure Play Companies are capped at 4.75%.

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The aggregate weight of all Index Components structured as Investment trusts which provide exposure to physical uranium is capped at 10%. Any excess weight resulting from this procedure will be redistributed to all the remaining constituents which are not capped on a pro-rata basis.

Quarterly Diversification Review

On each Monitoring Selection Day (as defined below), the index composition will be reviewed for a breach of the following criteria:

1.	The maximum weight of the top index component must not be larger than 25%.

2.

The maximum weight of index componentS with a market liquidity below 250,000 shares traded (monthly average of the previous 6 months or available history if shorter) and $25 million monthly average daily traded value (monthly average of the previous 6 months or available history if shorter) must not exceed 30%.

3.	The maximum weight of index componentS with a MARKET CAPITALIZATION below $100 million must not account for more than 10%.

This reweighting process will be repeated until no Continuous Listing Standards are breached. In the event that the Continuous Listing Standards cannot be satisfied using the buffers described above, the weighting will be reviewed by the Index Committee (as defined below). After the review, the decision will be announced publicly.

A committee composed of staff from Solactive (the “Index Committee”) is responsible for any amendments to the rules of governing the Uranium Index. Any amendment to these rules must be submitted to the Index Committee for prior approval and will be made in compliance with Solactive’s methodology policy. The methodology of the Uranium Index is subject to regular review, at least annually. In case a need of a change of the methodology has been identified within this review, this change will be made in accordance with Solactive’s methodology policy.

The “Monitoring Selection Day” is the business day that is ten business days before the Monitoring Adjustment Day. The “Monitoring Adjustment Day” is the last trading day in January, April, July and October.

Index Calculation

Index Formula

For the calculation of the index level, the sum of the market capitalization of the components is divided by the divisor.

Where:

Si,t :	total number of shares of Index Component i on trading day t

pi,t :	price of Index Component i on trading day t

fi,t :	foreign exchange rate applicable to price of Index Component i on trading day t

WCFi,t :	weighting cap factor of Index Component i on trading day t

FFFi,t :	free float factor of Index Component I on trading day t

Dt :	divisor

The divisor is a mathematical factor defined at the inception of the Index. The Divisor is adjusted by certain Corporate Actions and Index Rebalances. After the deduction of any withholding tax, dividends paid by any component are applied across the entire basket of Index Components by changing the divisor.

Currency conversion

For intraday calculation of the Uranium Index, prices of Index Components not in U.S. dollars are converted using the current Intercontinental Exchange spot foreign exchange rate. Should there be no current price available for an Index Component, the most recent price or the trading price for the preceding trading day is used in the calculation. For the daily index closing value calculation, trading prices of Index Components not in U.S. dollars are converted using the 4pm London time WM Fixing quoted by Reuters. If there is no 4pm London time WM Fixing for the relevant business day, the last available 4pm London time WM Fixing will be used for the index closing value calculation.

Index Maintenance

Ordinary Adjustments

The composition of the Uranium Index is reviewed on each Selection Day. Solactive will publish any changes made to the Index Components with sufficient notice before the relevant Adjustment Day.

Extraordinary Adjustments

If a company included in the Uranium Index is removed from the Uranium Index between two Adjustment Days due to an extraordinary event (such as a merger, a takeover bid, a delisting, the nationalization of a company or insolvency), if necessary, the Index Committee will designate a successor. The Uranium Index will be adjusted that same day. This will be announced by Solactive after the close of business on the day on which the new composition of the Uranium Index is determined by the Index Committee.

Corporate Actions

As part of the Uranium Index maintenance Solactive will consider various events—also referred to as corporate actions—which result in an adjustment to the Uranium Index between two ordinary adjustments including, but not limited to, special dividends, stock dividends, share splits, spin-offs, mergers and acquisitions, delistings, and others. These events have a material impact on the price, weighting or overall integrity of Index Components. Corporate actions will be implemented from the cum-day to the ex-day of the corporate action, so that the adjustment to the Uranium Index coincides with the occurrence of the price effect of the respective corporate action.

While Solactive aims at creating and maintaining its methodology for treatment of corporate actions as generic and transparent as possible and in line with regulatory requirements, it retains the right to deviate from these standard procedures in case of any unusual or complex corporate action or if such a deviation is made to preserve the comparability and representativeness of the Uranium Index over time.

THE INVESCO QQQ TRUSTSM, SERIES 1

Description of the Invesco QQQ TrustSM, Series 1

The Invesco QQQ TrustSM, Series 1 (the “Invesco QQQ Trust”) is a unit investment trust governed by a standard terms and conditions of trust between The Bank of New York Mellon, (the “Trustee”), and Nasdaq Global Funds, the predecessor sponsor to Invesco Capital Management LLC (the “Sponsor”). The Invesco QQQ Trust trades on The Nasdaq Stock Market under the ticker symbol “QQQ.”

Information filed by the Invesco QQQ Trust with the SEC pursuant to the Securities Act and the Investment Company Act can be located by reference to the SEC file numbers 333-61001 and 811-08947, respectively on the SEC’s website at http://www.sec.gov.

Investment Objective and Strategy

The investment objective of the Invesco QQQ Trust is to provide investment results that generally correspond to the price and yield performance of the Nasdaq-100 Index® (the “NDX”). The NDX is a modified market capitalization-weighted index of 100 of the largest non-financial companies listed on The Nasdaq Stock Market based on market capitalization.

Investment Strategy

The Invesco QQQ Trust, which holds the Portfolio and cash, is not actively managed by traditional methods, which typically involve effecting changes in the Portfolio on the basis of judgments made relating to economic, financial and market considerations. To maintain the correspondence between the composition and weights of the securities in the Invesco QQQ Trust (the “Securities”) and the stocks in the NDX, the Trustee adjusts the Securities from time to time to conform to periodic changes in the identity and/or relative weights of the Securities. The composition and weighting of the securities portion of a portfolio deposit are also adjusted to conform to changes in the NDX.

The Sponsor of the Invesco QQQ Trust makes available on each business day a list of the names and the required number of shares for each of the securities in the current portfolio deposit as well as the income net of expense amount effective through and including the previous business day per outstanding Invesco QQQ Shares. The Sponsor may choose within its discretion to make available, frequently throughout each business day, a number representing, on a per Invesco QQQ Shares basis, the sum of the income net of expense amount effective through and including the previous business day plus the current value of the securities portion of a portfolio deposit as in effect on such day (which value will occasionally include a cash-in-lieu amount to compensate for the omission of a particular index security from such portfolio deposit). The Nasdaq Stock Market calculates the NDX intra-day once per second on every business day in which The Nasdaq Stock Market is open for trading. If the Sponsor elects to make such information available, it would be calculated based upon the best information available to the Sponsor and may be calculated by other persons designated to do so by the Sponsor. If the Sponsor elects to make such information available, the inability of the Sponsor or its designee to provide such information for any period of time will not in itself result in a halt in the trading of Invesco QQQ Shares on Nasdaq. If such information is made available, investors interested in creating Invesco QQQ Shares or purchasing Invesco QQQ Shares in the secondary market should not rely solely on such information in making investment decisions but should also consider other market information and relevant economic and other factors.

Correlation

The NDX is a theoretical financial calculation, while the QQQ is an actual investment portfolio. While the QQQ seeks to track the performance of the NDX (i.e., achieve a high degree of correlation with the NDX), the QQQ’s return may not match the return of the NDX due to operating expenses, transaction costs, cash flows, regulatory requirements and operational inefficiencies.

Description of the Nasdaq-100 Index®

The NDX is a modified market capitalization-weighted index of 100 of the largest non-financial companies listed on The Nasdaq Stock Market based on market capitalization. It does not contain securities of financial companies (based on the Financials industry classification according to the Industry Classification Benchmark). The NDX, which includes companies across a variety of major industry groups, was launched on January 31, 1985, with a base index value of 250.00. On January 1, 1994, the base index value was reset to 125.00. Current information regarding the market value of the NDX is available from Nasdaq, Inc. (“Nasdaq”) as well as numerous market information services. The NDX is reported by Bloomberg under the ticker symbol “NDX.”

The share weights of the component securities of the NDX at any time are based upon the total shares outstanding in each of those securities and are additionally subject, in certain cases, to rebalancing. Accordingly, each underlying stock’s influence on the level of the NDX is directly proportional to the value of its share weight.

Index Calculation

At any moment in time, the level of the NDX equals the aggregate value of the then-current share weights of each of the component securities, which are based on the total shares outstanding of each such component security, multiplied by each such security’s respective last sale price on The Nasdaq Stock Market (which may be the official closing price published by The Nasdaq Stock Market), and divided by a scaling factor (the “divisor”), which becomes the basis for the reported level of the NDX. The divisor serves the purpose of scaling such aggregate value to a lower order of magnitude, which is more desirable for reporting purposes.

Underlying Stock Eligibility Criteria and Annual Ranking Review

Initial Eligibility Criteria

To be eligible for initial inclusion in the NDX, a security must be listed on The Nasdaq Stock Market and meet the following criteria:

•	the security’s U.S. listing must be exclusively on the Nasdaq Global Select Market or the Nasdaq Global Market;

•	the security must be issued by a non-financial company;

•	the security may not be issued by an issuer currently in bankruptcy proceedings;

•	the security must generally be a common stock, a tracking stock or an American Depositary Receipt including New York Registry Share;

•	the security must have a three-month average daily traded value of at least $5 million;

•	a security must have a free float of at least 10%;

•	the issuer of the security may not have entered into a definitive agreement or other arrangement which would likely result in the security no longer being eligible;

•	the issuer of the security may not have annual financial statements with an audit opinion that is currently withdrawn; and

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the issuer of the security must have “seasoned” on an eligible exchange, which includes the Nasdaq Stock Market (Nasdaq Global Select Market, Nasdaq Global Market, or Nasdaq Capital Market), NYSE, NYSE American or CBOE BZX Generally, a company is considered to be seasoned if it has been listed on a market for at least three full months, excluding the first month of initial listing. Eligibility is determined as of the constituent selection reference date, and includes that month. A security that was added to the index as the result of a spin-off event will be exempt from the seasoning requirement.

Continued Eligibility Criteria

In addition, to be eligible for continued inclusion in the NDX the following criteria apply:

•	the security’s U.S. listing must be exclusively on the Nasdaq Global Select Market or the Nasdaq Global Market;

•	the security must be issued by a non-financial company;

•	the security may not be issued by an issuer currently in bankruptcy proceedings;

•	the security must have an average daily trading volume of at least 200,000 shares in the previous three-month trading period as measured annually during the ranking review process described below;

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if the issuer of the security is organized under the laws of a jurisdiction outside the United States, then such security must have listed options on a recognized market in the United States or be eligible for listed-options trading on a recognized options market in the United States, as measured annually during the ranking review process;

•	the issuer of the security may not have entered into a definitive agreement or other arrangement that would likely result in the security no longer being eligible;

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the security must have an adjusted market capitalization equal to or exceeding 0.10% of the aggregate adjusted market capitalization of the NDX at each month-end. In the event that a company does not meet this criterion for two consecutive month-ends, it will be removed from the NDX effective after the close of trading on the third Friday of the following month; and

•	the issuer of the security may not have annual financial statements with an audit opinion that is currently withdrawn.

These eligibility criteria may be revised from time to time by Nasdaq without regard to the Notes.

Annual Ranking Review

The component securities are evaluated on an annual basis (the “Ranking Review”), except under extraordinary circumstances, which may result in an interim evaluation, as follows. Issuers that meet the applicable eligibility criteria are ranked by market value. The top 75 ranked issuers will be selected for inclusion. Any other issuers that were already members of the NDX and are ranked within the top 100 are also selected for inclusion. In the event that fewer than 100 issuers pass the first two criteria, the remaining positions will first be filled, in rank order, by issuers currently in the index ranked in positions 101-125 as long as they were: a. ranked in the top 100 as of the reference date of the previous reconstitution, or b. added as a replacement since the previous reconstitution, or c. added as the result of a spinoff event since the previous reconstitution. In the event that fewer than 100 issuers pass the first three criteria, the remaining positions will be filled, in rank order, by any issuers ranked in the top 100 that were not already members of the NDX.

Replacements are made effective after the close of trading on the third Friday in December. Moreover, if at any time during the year other than the Ranking Review, a component security is determined by Nasdaq to become ineligible for continued inclusion in the NDX, the security will be replaced with the largest market capitalization security, as of the prior month end, meeting the eligibility criteria listed above and not currently included in the NDX.

Index Maintenance

In addition to the Ranking Review, the securities in the NDX are monitored every day by Nasdaq with respect to changes in total shares outstanding arising from corporate events, such as stock dividends, stock splits and certain spin-offs and rights issuances. Nasdaq has adopted the following quarterly scheduled weight adjustment procedures with respect to those changes. If the change in total shares outstanding arising from a corporate action is greater than or equal to 10%, that change will be made to the NDX as soon as practical, normally within ten days of such corporate action. Otherwise, if the change in total shares outstanding is less than 10%, then all such changes are accumulated and made effective at one time on a quarterly basis after the close of trading on the third Friday in each of March, June, September and December.

In either case, the share weights for those component securities are adjusted by the same percentage amount by which the total shares outstanding have changed in those securities. Ordinarily, whenever there is a change in the share weights, a change in a component security, or a change to the price of a component security due to spin-off, rights issuances or special cash dividends, Nasdaq adjusts the divisor to ensure that there is no discontinuity in the level of the NDX that might otherwise be caused by any of those changes. All changes will be announced in advance.

Index Rebalancing

The NDX is rebalanced on a quarterly basis in March, June, September and December. The rebalance uses the total shares outstanding and last sale price of all securities included in the NDX as of the prior month-end (February, May, August and November respectively). Index rebalance changes are announced after market close on the second Friday in March, June, September and December and become effective at market open on the first trading day following the third Friday in March, June, September and December.

A special rebalance may be triggered if, based on end-of-day values, any company’s weight exceeds 24% or the aggregate weight of the companies whose weight exceeds 4.5% exceeds 48%. Notice of a special rebalance, including the effective date and reference date, will be published in advance.

THE INVESCO S&P 500® EQUAL WEIGHT ETF

Description of the Invesco S&P 500® Equal Weight ETF

The shares of the Invesco S&P 500® Equal Weight ETF (the “RSP”) are issued by Invesco Exchange-Traded Fund Trust (the “Invesco Trust”), a registered investment company. The RSP seeks investment results that correspond generally to the performance, before fees and expenses, of the of the S&P 500® Equal Weight Index (the “SPXEW”). The SPXEW is an equal-weighted version of the S&P 500® Index (the “SPX”). The RSP is the successor to the investment performance of the Guggenheim S&P 500® Equal Weight ETF (the “Predecessor Fund”) as a result of the reorganization of the Predecessor Fund into the RSP, which was consummated after the close of business on April 6, 2018. The RSP trades on the NYSE Arca under the ticker symbol “RSP.”

Information provided to or filed with the SEC by the Invesco Trust pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 333-102228 and 811-21265, respectively, through the SEC’s website at http://www.sec.gov.

Investment Objective and Strategy

The RSP uses an “indexing” investment approach to seek to track the investment results, before fees and expenses, of the SPXEW. The RSP employs a “full replication” methodology in seeking to track the SPXEW, meaning that it generally invests in all of the securities comprising the SPXEW in proportion to their weightings in the SPXEW. The RSP will generally invest at least 90% of its total assets in the securities that comprise the SPXEW. However, under various circumstances, it may not be possible or practicable to purchase all of those securities in those same weightings. In those circumstances, the RSP may purchase a sample of securities in the SPXEW. A “sampling” methodology means that Invesco uses quantitative analysis to select securities from the SPXEW universe to obtain a representative sample of securities that have, in the aggregate, investment characteristics similar to the SPXEW in terms of key risk factors, performance attributes and other characteristics. These include industry weightings, market capitalization, return variability, earnings valuation, yield and other financial characteristics of securities. When employing a sampling methodology, Invesco bases the quantity of holdings in the RSP on a number of factors, including asset size of the RSP, and generally expects the RSP to hold less than the total number of securities in the SPXEW.

The RSP’s return may not match the return of the SPXEW for a number of reasons. For example, the RSP incurs operating expenses not applicable to the SPXEW and incurs costs in buying and selling securities, especially when rebalancing the RSP’s securities holdings to reflect changes in the composition of the SPXEW. In addition, the performance of the RSP and the SPXEW may vary due to asset valuation differences and differences between the RSP’s portfolio and the SPXEW resulting from legal restrictions, cost or liquidity constraints.

The S&P 500® Equal Weight Index

The SPXEW is the equal weight version of the SPX. The composition of the SPXEW is the same as the SPX. Constituent changes are incorporated in the SPXEW as and when they are made in the SPX. When a company is added to the SPXEW in the middle of the quarter, it takes the weight of the company that it replaced. The one exception is when a company is removed from the SPXEW at a price of $0.00. In that case, the company’s replacement is added to the SPXEW at the weight using the previous day’s closing value, or the most immediate prior business day that the deleted company was not valued at $0.00.

The SPXEW is calculated and maintained in the same manner as the SPX, except that the constituents of the SPXEW are equally weighted. To calculate an equal-weighted index, the market capitalization for each stock used in the calculation of the index is redefined so that each index constituent has an equal weight in the index at each rebalancing date. In addition to being the product of the stock price, the stock’s shares outstanding and the stock’s investible weight factor (“IWF”), an additional weight factor (“AWF”) is also introduced in the market capitalization calculation to establish equal weighting. The AWF of a stock is the adjustment factor of that stock assigned at each index rebalancing date that makes all index constituents’ modified market capitalization equal (and, therefore, equal weight), while maintaining the total market value of the overall index.

Description of the S&P 500® Index

The SPX is calculated, maintained and published by S&P Dow Jones Indices LLC (“SPDJI”). The SPX consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets. The SPX is reported by Bloomberg under the ticker symbol “SPX.” The SPX is one of the S&P U.S. indices.

Description of the S&P U.S. Indices

Composition of the S&P U.S. Indices

Securities must meet the following eligibility factors to be considered eligible for inclusion in the S&P U.S. indices. Constituent selection is at the discretion of the SPDJI’s U.S. index committee (for purposes of this section, the “Index Committee”) and is based on the eligibility criteria.

Changes to the S&P U.S. indices are made as needed, with no scheduled reconstitution. Rather, changes in response to corporate actions and market developments can be made at any time. Constituent changes are typically announced two to five days before they are scheduled to be implemented.

Additions to the S&P U.S. indices are evaluated based on the following eligibility criteria:

•	Domicile. Only common stocks of U.S. companies are eligible. For index purposes, a U.S. company has the following characteristics:

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satisfies the periodic reporting obligations imposed by the Exchange Act by filing forms for domestic issuers, such as, but not limited to, Form 10-K annual reports, Form 10-Q quarterly reports, and Form 8-K current reports;

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the U.S. portion of fixed assets and revenues constitutes a plurality of the total, but need not exceed 50%. When these factors are in conflict, fixed assets determine plurality. Revenue determines plurality when there is incomplete asset information. Geographic information for revenue and fixed asset allocations are determined by the company as reported in its annual filings. If this criteria is not met or is ambiguous, SPDJI may still deem the company to be a U.S. company for index purposes if its primary listing, headquarters and incorporation are all in the United States and/or “a domicile of convenience” (Bermuda, Channel Islands, Gibraltar, islands in the Caribbean, Isle of Man, Luxembourg, Liberia or Panama); and

•	the primary listing is on an eligible U.S. exchange.

In situations where the only factor suggesting that a company is not a U.S. company is its tax registration in a “domicile of convenience” or another location chosen for tax-related reasons, SPDJI normally determines that the company is still a U.S. company. The final determination of domicile eligibility is made by the Index Committee, which can consider other factors including, but not limited to, operational headquarters location, ownership information, location of officers, directors and employees, investor perception and other factors deemed to be relevant.

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Exchange Listing. A primary listing on one of the following U.S. exchanges is required: NYSE, NYSE Arca, NYSE American, Nasdaq Global Select Market, Nasdaq Select Market, Nasdaq Capital Market, Cboe BZX, Cboe BYX, Cboe EDGA or Cboe EDGX exchanges. Ineligible exchanges include the OTC markets (including pink open market).

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Organizational Structure and Share Type. Eligible organizational structures and share types are corporations (including equity and mortgage REITS) and common stock (i.e., shares). Ineligible organizational structures and share types include business development companies, limited partnerships, master limited partnerships, limited liability companies, closed-end funds, exchange-traded funds, exchange-traded Notes, royalty trusts, special purpose acquisition companies, preferred and convertible preferred stock, unit trusts, equity warrants, convertible bonds, investment trusts, rights, American Depositary Receipts and tracking stocks.

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Market Capitalization. The unadjusted company market capitalization should be within a specified range. Such ranges are reviewed quarterly and updated as needed to ensure they reflect current market conditions. For spin-offs, S&P U.S. Index membership eligibility is determined using when-issued prices, if available.

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Liquidity. Using composite pricing and volume, the ratio of annual dollar value traded (defined as average closing price over the period multiplied by historical volume over the last 365 calendar days) to float-adjusted market capitalization should be at least 0.10, and the stock should trade a minimum of 250,000 shares in each of the six months leading up to the evaluation date.

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IWF. The IWF for each company represents the portion of the total shares outstanding that are considered part of the public float for purposes of the S&P U.S. indices. An IWF of at least 0.10 is required.

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Financial Viability. The sum of the most recent four consecutive quarters’ Generally Accepted Accounting Principles (GAAP) earnings (net income excluding discontinued operations) should be positive as should the most recent quarter. For REITs, financial viability is based on GAAP earnings and/or Funds From Operations (FFO), if reported.

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Treatment of IPOs. Initial public offerings should be traded on an eligible exchange for at least 12 months before being considered for addition to an S&P U.S. Index. Spin-offs or in-specie distributions from existing constituents do not need to be seasoned for 12 months prior to their inclusion in an S&P U.S. Index.

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Sector Balance. A company is evaluated for its contribution to sector balance maintenance, as measured by a comparison of each GICS® sector’s weight in an index with its weight in the S&P U.S. Total Market Index, in the relevant market capitalization range. The S&P Total Market Index is a float-adjusted, market-capitalization weighted index designed to track the broad U.S. equity market, including large-, mid-, small- and micro-cap stocks.

SPDJI believes turnover in membership in the S&P U.S. indices should be avoided when possible. At times a stock may appear to temporarily violate one or more of the addition criteria. However, the addition criteria are for addition to the S&P U.S. indices, not for continued membership. As a result, a constituent of the S&P U.S. indices that appears to violate criteria for addition to the S&P U.S. indices is not deleted unless ongoing conditions warrant an index change.

Calculation of the S&P U.S. Indices

The S&P U.S. indices are float-adjusted market capitalization-weighted indices. On any given day, the index value of each S&P U.S. Index is the total float-adjusted market capitalization of that S&P U.S. Index’s constituents divided by its divisor. The float-adjusted market capitalization reflects the price of each stock in the relevant S&P U.S. Index multiplied by the number of shares used in the index value calculation.

Float Adjustment. Float adjustment means that the number of shares outstanding is reduced to exclude closely held shares from the calculation of the index value because such shares are not available to investors. The goal of float adjustment is to distinguish between strategic (control) shareholders, whose holdings depend on concerns such as maintaining control rather than shorter term economic fortunes of the company, and those holders whose investments depend on the stock’s price and their evaluation of a company’s future prospects. Generally, these “control holders” include officers and directors, private equity, venture capital & special equity firms, asset managers and insurance companies with board of director representation, other publicly traded companies that hold shares for control, holders of restricted shares, company-sponsored employee share plans/trusts, defined contribution plans/savings and investment plans, foundations or family trusts associated with the company, holders of unlisted share classes of stock or government entities at all levels (other than government retirement/pension funds), sovereign wealth funds and any individual person who controls a 5% or greater stake in a company as reported in regulatory filings. Shares that are not considered outstanding are also not included in the available float. These generally include treasury stock, stock options, equity participation units, warrants, preferred stock, convertible stock and rights.

For each component, SPDJI calculates an IWF, which represents the portion of the total shares outstanding that are considered part of the public float for purposes of the relevant S&P U.S. Index.

Divisor. Continuity in the value of each S&P U.S. Index is maintained by adjusting its divisor for all changes in its constituents’ share capital after its base date. This includes additions and deletions to the relevant S&P U.S. Index, rights issues, share buybacks and issuances and non-zero price spin-offs. The value of each S&P U.S. Index’s divisor over time is, in effect, a chronological summary of all changes affecting the base capital of that S&P U.S. Index. The divisor of each S&P U.S. Index is adjusted such that the index value of that S&P U.S. Index at an instant just prior to a change in base capital equals the index value of that S&P U.S. Index at an instant immediately following that change.

The following types of corporate actions would require a divisor adjustment: company added/deleted, change in shares outstanding, change in IWF, special dividend and rights offering. Stock splits and stock dividends do not affect the divisor, because following a split or dividend, both the stock price and number of shares outstanding are adjusted by SPDJI so that there is no change in the market value of the relevant component. All stock split and dividend adjustments are made after the close of trading on the day before the ex-date.

Maintenance of the S&P U.S. Indices

Changes in response to corporate actions and market developments can be made at any time. Constituent changes are typically implemented with at least three business days advance notice.

Removals. Removals from the S&P U.S. indices are evaluated based as follows:

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A company involved in a merger, acquisition or significant restructuring such that it no longer meets the eligibility criteria is deleted from the S&P U.S. indices at a time announced by SPDJI, normally at the close of the last day of trading or expiration of a tender offer. Constituents that are halted from trading may be kept in the index until trading resumes, at the discretion of the Index Committee. If a stock is moved to the pink sheets or the bulletin board, the stock is removed.

•	A company that substantially violates one or more of the eligibility criteria may be deleted at the Index Committee’s discretion.

Any company that is removed from the S&P U.S. indices must wait a minimum of one year from its index removal date before being reconsidered as a replacement candidate.

Share Updates. At each quarterly review, shares outstanding are updated to the latest available information as of the rebalancing reference date.

IWF Updates. At the quarterly review, IWF changes are only made if there is a share change of at least 5% of total current shares outstanding and if the adjusted IWF absolute change is at least 5%, with IWF adjustments limited to the extent necessary to help reflect the corresponding share change.

IWF changes will only be made at the quarterly review if the change represents at least 5% of total current shares outstanding and is related to a single corporate action that did not qualify for the accelerated implementation rule.

For quarterly share change events, unless there is explicit information stating that the new shares are not available to the market, shares are generally considered to be available to all investors and reflected in the IWF. Events such as conversion of derivative securities, acquisitions of private companies, or acquisitions of non-index companies that do not trade on a major exchange are generally implemented as described above.

Share/IWF Reference Date and Freeze Period. A reference date, after the market close five weeks prior to the third Friday in March, June, September and December, is the cutoff for publicly available information used for quarterly shares outstanding and IWF changes. All shares outstanding and ownership information contained in public filings and/or official sources dated on or before the reference date are included in that quarter’s update. In addition, there is a freeze period on a quarterly basis for any changes that result from the accelerated implementation rule. The freeze period begins after the market close on the Tuesday prior to the second Friday of each rebalancing month (i.e., March, June, September and December) and ends after the market close on the third Friday of the rebalancing month.

Pro-forma files for float-adjusted market capitalization indices are generally released after the market close on the first Friday, two weeks prior to the rebalancing effective date. Pro-forma files for capped and alternatively weighted indices are generally released after the market close on the second Friday, one week prior to the rebalancing effective date. For illustration purposes, if rebalancing pro-forma files are scheduled to be released on Friday, March 5, the share/IWF freeze period will begin after the close of trading on Tuesday, March 9, and will end after the close of trading the following Friday, March 19 (i.e., the third Friday of the rebalancing month).

During the share/IWF freeze period, shares and IWFs are not changed and the accelerated implementation rule is suspended, except for mandatory corporate action events (such as merger activity, stock splits, and rights offerings). The suspension includes all changes that qualify for accelerated implementation and would typically be announced or effective during the share/IWF freeze period. At the end of the freeze period all suspended changes will be announced on the third Friday of the rebalancing month and implemented five business days after the quarterly rebalancing effective date. For these nonmandatory events, S&PDJI uses shares and IWF data as of the upcoming rebalancing effective date to calculate the size of the event and in turn assess if the event qualifies the Accelerated Implementation rule.

Companies that are the target of cash M&A events and publicly available guidance indicates that such event is expected to close by quarter end, may have their share count frozen at their current level for rebalancing purposes.

Corporate Actions. As specified in “—Calculation of the S&P U.S. Indices—Divisor” above, the divisor will be adjusted for certain corporation actions. Corporate actions (such as stock splits, stock dividends, non-zero price spin-offs and rights offerings) are applied after the close of trading on the day prior to the ex-date.

Other Adjustments. In cases where there is no achievable market price for a stock being deleted, it can be removed at a zero or minimal price at the Index Committee’s discretion, in recognition of the constraints faced by investors in trading bankrupt or suspended stocks.

THE ISHARES® 20+ YEAR TREASURY BOND ETF

Description of the iShares® 20+ Year Treasury Bond ETF

The iShares® 20+ Year Treasury Bond ETF (the “TLT”) is an investment portfolio maintained and managed by iShares Trust and advised by BlackRock Fund Advisors (“BFA”). The shares of the TLT are listed and trade on The Nasdaq Stock Market under the ticker symbol “TLT.” iShares Trust is a registered investment company that consists of numerous separate investment portfolios, including the TLT.

Information provided to or filed with the SEC by iShares Trust pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively, through the SEC’s website at http://www.sec.gov.

Investment Objective and Strategy

The TLT seeks to track the investment results, before fees and expenses, of an index composed of U.S. Treasury bonds with remaining maturities greater than twenty years, which is currently the ICE U.S. Treasury 20+ Year Bond Index (the “ICE 20+ Year Index”). The ICE 20+ Year Index measures the performance of the U.S. dollar-denominated, fixed-rate U.S. Treasury market that has a remaining maturity of greater than or equal to twenty years.

BFA uses a representative sampling indexing strategy to manage the TLT. “Representative sampling” is an indexing strategy that involves investing in a representative sample of securities that collectively has an investment profile similar to that of an applicable underlying index. The securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market value and industry weightings), fundamental characteristics (such as return variability, duration, maturity or credit ratings and yield) and liquidity measures similar to those of an applicable underlying index. The TLT may or may not hold all of the securities in the ICE 20+ Year Index.

The TLT is subject to “tracking error”, which is the divergence of the performance of the TLT’s portfolio from that of the ICE 20+ Year Index. Because the TLT uses a representative sampling indexing strategy, it can be expected to have a larger tracking error than if it used a replication indexing strategy. “Replication” is an indexing strategy in which a fund invests in substantially all of the securities in its underlying index in approximately the same proportions as in the underlying index.

Description of the ICE U.S. Treasury 20+ Year Bond Index

The ICE 20+ Year Index is a market-value weighted index that is designed to measure the performance of the U.S. dollar-denominated, fixed-rate U.S. Treasury market that has a remaining maturity of greater than 20 years. The ICE 20+ Year Index was launched on December 31, 2015. The ICE 20+ Year Index is reported by Bloomberg under the index ticker symbol “IDCOT20.”

All information contained in this underlying supplement regarding the ICE 20+ Year Index is derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, ICE Data Indices, LLC or its affiliates (collectively “IDI”), a subsidiary of Intercontinental Exchange, Inc.

Index Eligibility Criteria and Inclusion Rules

The ICE 20+ Year Index consists of securities that meet the criteria listed below (the “Eligible Bond universe”). The basis of the Eligible Bond universe are those securities for which content is available daily, including evaluations and reference data, through ICE Data Pricing & Reference Data, LLC (the “PRD”).

Maturity. Each security must have greater than twenty years remaining term to final maturity as of the rebalancing date.

Size. Each security is required to have a minimum amount outstanding of U.S. $300 million, excluding amounts held by the Federal Reserve System (the “Fed”).

Coupon. The Eligible Bond universe includes only fixed-rate securities and dominated in U.S. dollars, excluding zero coupon Separate Trading of Registered Interest and Principal of Securities (the “STRIPS”).

Currency. The Eligible Bond universe includes only securities with principal and interest denominated in U.S. dollars.

Bond Type. The Eligible Bond universe includes sovereign debt publicly issued by the U.S. government in its domestic market, excluding the following: inflation-linked securities, Treasury bills, cash management bills, any government agency debt issued with or without a government guarantee and zero coupon issuances that have been stripped from coupon-paying bonds.

Index Maintenance

The ICE 20+ Year Index is rebalanced monthly. Securities are required to meet the inclusion rules highlighted in the previous section to be considered for inclusion at the beginning of any given month. This includes the availability of evaluated pricing and reference data through PRD.

Rebalancing. The ICE 20+ Year Index is rebalanced on the last calendar day of the month based on information available up to and including the third business day before the last business day of the month. No changes are made to constituents holdings other than on month end rebalancing dates.

Reinvestment of Cash Flows. Cash that has accrued intra-month from interest and principal payments by the securities included in the ICE 20+ Year Index earns no reinvestment return during the month. Accumulated cash (from coupon and principal payments) is retained in the ICE 20+ Year Index until month-end and then removed as part of rebalancing, such that the cash is reinvested pro rata across the ICE 20+ Year Index.

New Issues. New issues must be auctioned on or before the calendar month end rebalancing date in order to qualify for inclusion in the coming month.

Index Policies

Timing and Pricing Source. The ICE 20+ Year Index’s level is calculated using 4:00 p.m. Eastern Standard Time using bid-side evaluations from PRD. These evaluations are based upon methodologies designed to reflect the market upon which the ICE 20+ Year Index is based.

Calendar. The ICE 20+ Year Index follows the SIFMA U.S. bond market holiday schedule. The ICE 20+ Year Index’s level is calculated daily at the end of each day on which SIFMA declares the U.S. fixed income markets open. When the bond market closes early per the SIFMA schedule, the ICE 20+ Year Index’s level may be calculated at a time in accordance with the recommended close. However, evaluated pricing from PRD must be available to calculate the ICE 20+ Year Index’s level.

Exceptional Market Conditions and Corrections. IDI retains the right to delay the publication of the level of the ICE 20+ Year Index. Furthermore, IDI retains the right to suspend the publication of the level of the ICE 20+ Year Index if it believes that circumstances prevent the proper calculation of the ICE 20+ Year Index. If evaluated prices are not available, the ICE 20+ Year Index will not be recalculated unless IDI decides otherwise. Reasonable efforts are made to ensure the correctness and validity of data used in index calculations. Where errors have occurred in the determination or calculation of the ICE 20+ Year Index, the decision to make a restatement will be assessed on a case by case basis. Such decision will take account of the significance, impact; age; and scale of the error. Errors involving security reference data discovered after the rebalancing will typically not result in a restatement.

In the event that there is a market-wide event resulting in evaluated prices not being available, IDI will determine its approach on a case by case basis, taking into account information and notifications provided by PRD. Market-wide events include, but are not limited to, technological problems or failures, natural disaster or other business continuity planning-related event. IDI will communicate any issues with publication of the ICE 20+ Year Index during the day through the regular client communication channels; in addition, IDI may also contact clients directly; post a notice on the IDI website; send a message via the market data portal; or use other such forms of communication.

Annual Rules Review. Potential rule changes are considered on an annual basis. An initial set of proposed changes under consideration is generally published in April. Investor clients are encouraged to comment on the proposals by way of an online survey. At the end of a commentary period, final decisions are announced, generally in July, and adopted changes, if any, are generally implemented at the September month-end rebalancing. IDI, at its sole discretion, reserves the right to issue rule changes apart from this annual cycle.

Expert Judgment. “Expert Judgment” refers to the exercise of discretion by IDI with respect to the use of data in determining the ICE 20+ Year Index. Expert Judgment includes extrapolating values from prior or related transactions, adjusting values for factors that might influence the quality of data such as market events or impairment of a buyer or seller’s credit quality, or weighting firm bids or offers greater than a particular concluded transaction.

While IDI mostly relies on input data obtained from its sources, on certain occasions, where decisions relating to the pricing of the ICE 20+ Year Index are required to maintain the integrity of the values and ensure that the ICE 20+ Year Index continues to operate in line with the methodology, IDI may apply Expert Judgment. Where it is required in the determination of the ICE 20+ Year Index, it may only be applied by suitably experienced and qualified staff members on the IDI team. Using their expertise and knowledge, and the information available to them, they will make an assessment of what input data or security evaluation would be most appropriate to use to correctly reflect the ICE 20+ Year Index objective.

Ultimately any exercise of Expert Judgment is overseen by the governance committee of IDI, which ensures that the published methodologies have been followed.

THE ISHARES® BITCOIN TRUST ETF

Description of the iShares® Bitcoin Trust ETF

The iShares® Bitcoin Trust ETF (for purpose of this section, the “Underlying”) is a Delaware statutory trust sponsored by iShares Delaware Trust Sponsor LLC (for purposes of this section, the “Sponsor”). The Underlying trades under the ticker symbol “IBIT” on The Nasdaq Stock Market LLC (the “Nasdaq”).

Information provided to or filed with the SEC by the Underlying pursuant to the Securities Act and the Exchange Act, can be located by reference to SEC file numbers 333-272680 and 001-41914, respectively, through the SEC’s website at http://www.sec.gov. Information on that website is not included or incorporated by reference in this document. According to the Underlying’s prospectus, the Underlying is not an investment company within the meaning of the Investment Company Act and is not subject to regulation thereunder. The Underlying is not a commodity pool within the meaning of the Commodity Exchange Act of 1936, as amended (the “Commodity Exchange Act”), and is not subject to regulation thereunder and the Sponsor is not subject to regulation by the Commodity Futures Trading Commission as a commodity pool operator or a commodity trading advisor.

Investment Objective and Strategy

The Underlying seeks to reflect generally the price of bitcoin before the payment of its expenses and liabilities. The assets of the Underlying consist primarily of bitcoin held by Coinbase Custody Trust Company, LLC (the “Custodian”) on behalf of the Underlying. The Underlying issues shares (“Shares”) that represent fractional undivided beneficial interests in its net assets. The Shares of the Underlying are intended to constitute a simple means of making an investment similar to an investment in bitcoin rather than by acquiring, holding and trading bitcoin directly on a peer-to-peer or other basis or via a digital asset platform.

The Underlying issues and redeems Shares on a continuous basis in blocks of 40,000 Shares (a block of 40,000 Shares is called a “Basket”) or integral multiples thereof, based on the quantity of bitcoin attributable to each Share (net of accrued but unpaid fees payable to the Sponsor and any accrued but unpaid expenses or liabilities). Baskets may be redeemed by the Underlying in exchange for the cash proceeds from selling the amount of bitcoin corresponding to their redemption value. These transactions take place in exchange for cash.

The Underlying is a passive investment vehicle that does not seek to generate returns beyond tracking the price of bitcoin. This means the Sponsor does not speculatively sell bitcoin at times when its price is high or speculatively acquire bitcoin at low prices in the expectation of future price increases. It also means the Underlying will not utilize leverage, derivatives or any similar arrangements in seeking to meet its investment objective. The Trustee sells bitcoin held by the Underlying to pay the fee owed to the Sponsor and other expenses on an as-needed basis irrespective of then-current bitcoin prices. Currently, the Underlying’s only ordinary recurring expense is expected to be the Sponsor’s fee, which is accrued daily at an annualized rate equal to 0.25% of the NAV of the Underlying and is payable at least quarterly in arrears. The Trustee will, when directed by the Sponsor, and, in the absence of such direction, may, in its discretion, sell bitcoin in such quantity and at such times as may be necessary to permit payment of the Sponsor’s fee and of Underlying expenses or liabilities not assumed by the Sponsor.

Creation and Redemption

The Underlying expects to create and redeem Shares on a continuous basis but only in Baskets of 40,000 Shares. Only authorized participants, which are registered broker-dealers who have entered into written agreements with the Sponsor and the Trustee (“Authorized Participants”), can place orders to create or redeem Baskets in exchange for cash.

The Underlying will engage in bitcoin transactions for converting cash into bitcoin (in association with purchase orders) and bitcoin into cash (in association with redemption orders). The Underlying will conduct its bitcoin purchase and sale transactions by, in its sole discretion, choosing to trade directly with third parties (each, a “Bitcoin Trading Counterparty”) who are not registered broker-dealers pursuant to written agreements between such Bitcoin Trading Counterparties and the Underlying or choosing to trade through Coinbase, Inc, an affiliate of the Custodian (the “Prime Execution Agent”) through its Coinbase Prime service. Upon receipt of an order from an Authorized Participant to create or redeem Baskets, the Underlying may obtain quotes for a price to purchase or sell bitcoin from one or more a Bitcoin Trading Counterparties. A Bitcoin Trading Counterparty may respond to the Underlying’s request with an offer of a quote at which it is willing to sell the specified quantity of bitcoin, or a portion thereof, in the case of a creation, or a quote at which it is willing to buy the specified quantity of bitcoin, or a portion thereof, in the case of a redemption, as indicated in such offer. The Bitcoin Trading Counterparties are not contractually obligated to participate in cash orders for creations or redemptions by placing any offers to buy or sell bitcoin with the Underlying. The Underlying then determines, in its sole discretion, whether to utilize one of the Bitcoin Trading Counterparties that provided a quote or to trade through the Prime Execution Agent to execute a bitcoin trade. Once an offer is accepted it becomes a trade that is binding on both the Underlying and the Bitcoin Trading Counterparty.

The Authorized Participants will deliver only cash to create Shares and will receive only cash when redeeming Shares. Further, Authorized Participants will not directly or indirectly purchase, hold, deliver, or receive bitcoin as part of the creation or redemption process or otherwise direct the Underlying or a third party with respect to purchasing, holding, delivering, or receiving bitcoin as part of the creation or redemption process.

Valuation of Bitcoin; NAV

On each business day, as soon as practicable after 4:00 p.m. (New York Time), the Underlying evaluates the bitcoin held by the Underlying and determines the NAV of the Underlying and the NAV per Share. For purposes of making these calculations, a business day means any day other than a day when Nasdaq is closed for regular trading. The Underlying values the bitcoin held by the Underlying by reference to the CME CF Bitcoin Reference Rate. The CME CF Bitcoin Reference Rate serves as a once-a-day benchmark rate of the U.S. dollar price of bitcoin (USD/BTC), calculated as of 4:00 p.m. (New York Time). The NAV of the Underlying equals the total assets of the Underlying, which consists solely of bitcoin and cash, less total liabilities of the Underlying.

THE ISHARES® CHINA LARGE-CAP ETF

Description of the iShares® China Large-Cap ETF

The iShares® China Large-Cap ETF (the “FXI”) is an investment portfolio maintained and managed by iShares Trust and advised by BFA. The shares of the FXI are listed and trade on the NYSE Arca under the ticker symbol “FXI.” iShares Trust is a registered investment company that consists of numerous separate investment portfolios, including the FXI.

Information provided to or filed with the SEC by iShares Trust pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively, through the SEC’s website at http://www.sec.gov.

Investment Objective and Strategy

The FXI seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the FTSE China 50 Index (previously known as the FTSE China 25 Index). On September 22, 2014, FTSE International Limited (“FTSE”) expanded the underlying index to a 50 stock index, and changed its name from FTSE China 25 Index to FTSE China 50 Index. On July 1, 2013, the name of the FXI changed from the iShares® FTSE China 25 Index Fund to the iShares® China Large-Cap ETF. The FTSE China 50 Index is designed to measure the performance of the largest companies in the Chinese equity market that trade on the Stock Exchange of Hong Kong (the “HSKE”) and are available to international investors. The FXI uses a representative sampling strategy (as described below under “Representative Sampling”) to track the FTSE China 50 Index. The returns of the FXI may be affected by certain management fees and other expenses, which are detailed in its prospectus.

Investment Strategy — Representative Sampling

The FXI pursues a “representative sampling” strategy in attempting to track the performance of the FTSE China 50 Index, and may or may not hold all of the equity securities included in the FTSE China 50 Index. The FXI invests in a representative sample of securities that collectively has an investment profile similar to the FTSE China 50 Index. The securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the FTSE China 50 Index.

The FXI generally invests at least 80% of its assets in the component securities of the FTSE China 50 Index and in investments that have economic characteristics that are substantially identical to the component securities of the FTSE China 50 Index (i.e., depositary receipts representing securities of the FTSE China 50 Index). The FXI may invest the remainder of its assets in certain futures, options and swap contracts, cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates, as well as in securities not included in the FTSE China 50 Index, but which BFA believes will help the FXI track the FTSE China 50 Index.

Correlation

The FTSE China 50 Index is a theoretical financial calculation, while the FXI is an actual investment portfolio. The performance of the FXI and the FTSE China 50 Index may vary for a number of reasons, including transaction costs, non-U.S. currency valuations, asset valuations, corporate actions (such as mergers and spin-offs), timing variances and differences between the FXI’s portfolio and the FTSE China 50 Index resulting from the FXI’s use of representative sampling or from legal restrictions (such as diversification requirements) that apply to the FXI but not to the FTSE China 50 Index. The FXI, using a representative sampling indexing strategy, can be expected to have a greater tracking error (i.e., the correlation is weaker) than a fund using replication indexing strategy. “Replication” is an indexing strategy in which a fund invests in substantially all of the securities in its underlying index in approximately the same proportions as in the underlying index.

Description of the FTSE China 50 Index

All information in this document regarding the FTSE China 50 Index, including, without limitation, its make-up, method of calculation and changes in its components, is derived from publicly available information. Such information reflects the policies of, and is subject to change by, FTSE. Neither we nor any of our affiliates has undertaken any independent review or due diligence of such information. FTSE owns the copyright and all other rights to the FTSE China 50 Index.

As indicated above, the index was previously known as the “FTSE China 25 Index.” On September 22, 2014, FTSE expanded the index to a 50 stock index, and changed its name from FTSE China 25 Index to FTSE China 50 Index. The FTSE China 50 Index is a stock index calculated, published and disseminated by FTSE, and is designed to represent the performance of the mainland Chinese market that is available to international investors. The FTSE China 50 Index is quoted in Hong Kong dollars (“HKD”) and currently is based on the 50 largest and most liquid Chinese stocks (called “H” shares, “Red Chip” shares and “P Chips” shares), listed and trading on the HKSE. “H” shares are securities of companies incorporated in mainland China that trade on the HKSE. “Red Chip” is a company incorporated outside of mainland China that trades on the HKSE. A “P Chip” is a company incorporated outside of mainland China that trades on the HKSE and has its headquarters or establishment in mainland China with a majority of its revenue or assets derived from the People’s Republic of China. “H” shares, “Red Chip” shares and “P Chip” shares are quoted and traded in Hong Kong Dollars and are available only to international investors, who are not citizens of the People’s Republic of China.

Index Computation

The FTSE China 50 Index is calculated using the free float index calculation methodology of the FTSE Group. The index is calculated using the following algorithm:

where • i=1,2,…,N, N is the number of securities in the index, p is the latest trade price of the component security (or the price at the close of the FTSE China 50 Index on the previous day), e is the exchange rate required to convert the security’s home currency into the index’s base currency, s is the number of shares of the security in issue, f is the investability weighting factor (this factor is published by the FTSE for each security in the index) adjusted in accordance with the policies of FTSE, c is the capping factor published by FTSE at the most recent quarterly review of the index, and d is the divisor, a figure that represents the total issued share capital of the index at the base date, which may be adjusted to allow for changes in the issued share capital of individual securities to be made without distorting the index.

The FTSE China 50 Index uses actual trade prices for securities with local stock exchange quotations and WM/Refinitiv Closing Spot Rates™ for its calculations. Under this methodology, free float restrictions include: (i) shares directly owned by state, regional, municipal and local governments (excluding shares held by independently managed pension schemes for governments), (ii) shares held by directors, senior executives and managers of the company, and by their family and direct relations, and by companies with which they are affiliated (iii) shares held within employee share plans, (iv) shares held by public companies or non-listed subsidiaries of public companies, (v) all shares where the holder is subject to a lock-in clause (for the duration of that clause), (vi) shares held by an investor, investment company or an investment fund for strategic reasons as evidenced by specific statements to that effect in publicly available announcements, has an employee on the board of directors of a company, has a shareholder agreement, has successfully placed a current member to the board of directors, or has nominated a current member to the board of directors alongside a shareholder agreement with the company, (vii) shares that are subject to ongoing contractual agreements (such as swaps) where they would ordinarily be treated as restricted, (viii) shares that are non-negotiable which are held by companies that have not converted these shares following the A Share reform, (ix) non-tradable A Shares subject to a lock-in (until the lock-in expires and the shares are freely tradable on the exchange).

Foreign ownership limits, if any, are applied after calculating the actual free float restriction. FTSE Russell’s index methodology takes account of the restrictions placed on the equity holdings of foreigners in a company where these have been imposed by governments or regulatory authorities, or where they have been explicitly set out in a company’s constitution. Where the presence of foreign ownership restrictions creates a limit on foreign ownership (the Foreign Ownership Limit or FOL) that is more restrictive than the calculated free float for a company, the precise Foreign Ownership Limit is used in place of the free float for the purposes of calculating the company’s investability weight. If the foreign ownership limit is less restrictive or equal to the free float restriction, the free float restriction is applied. The FTSE China 50 Index is periodically reviewed for changes in free float. These reviews coincide with the quarterly reviews undertaken of the FTSE China 50 Index. Implementation of any changes takes place in March, June, September and December. A stock’s free float is also reviewed and adjusted if necessary following certain corporate events. If the corporate event includes a corporate action which affects the FTSE China 50 Index, any change in free float is implemented at the same time as the corporate action. If there is no corporate action, the change in free float is applied as soon as practicable after the corporate event. Securities must be sufficiently liquid to be traded.

Price. There must be an accurate and reliable price for the purposes of determining the market value of a company.

Liquidity. Each security will be tested for liquidity on a semi-annual basis in March and September by calculation of its monthly median of daily trading volume as part of the FTSE All World Index review. When calculating the median of daily trading volume of any security for a particular month, a minimum of 5 trading days in that month must exist, otherwise the month will be excluded from the test. For each month, the daily trading volume for each security is calculated as a percentage of the shares in issue for that day adjusted by the free float at the review cut off date. These daily values are then ranked in descending order and the median is taken by selecting the value for the middle ranking day if there is an odd number of days and the mean of the middle two if there is an even number of days. Daily totals with zero trades are included in the ranking; therefore a security that fails to trade for more than half of the days in a month will have a zero median trading volume for that month. Any period of suspension will not be included in the test.

New Issues. New issues which do not have a twelve month trading record must have a minimum three month trading record when reviewed. They must turnover at least 0.05% of their free float adjusted shares based on their median daily trading volume each month, on a pro-rata basis since listing. When testing liquidity the free float weight as at the last date in the testing period will be used for the calculation for the whole of that period. This rule will not apply to new issues added under the Fast Entry Rule.

The FTSE China 50 Index, like other indices of the FTSE, is governed by an independent advisory committee that ensures that the index is operated in accordance with its published ground rules, and that the rules remain relevant to the FTSE China 50 Index.

The Stock Exchange of Hong Kong Ltd.

Trading on the HKSE is fully electronic and effected through an Automatic Order Matching and Execution System. The system is an electronic order book in which orders are matched and executed instantaneously if there are matching orders in the book, and on the basis of time/price priority. On-line real-time order entry and execution have eliminated the previous limitations of telephone-based trading. Trading takes place through trading terminals on the trading floor. There are no market-makers on the HKSE, but exchange dealers may act as dual capacity broker-dealers. Trading is undertaken from 9:30 a.m. to 12:00 p.m. and then from 1:00 p.m. to 4:00 p.m. (Hong Kong time) every Hong Kong day except Saturdays, Sundays and other days on which the HKSE is closed. Hong Kong time is 12 hours ahead of Eastern Daylight Savings Time and 13 hours ahead of Eastern Standard Time. Settlement of trade is required within 48 hours and is conducted by electronic book-entry delivery through the Central Clearing and Settlement System.

Due to the time differences between New York City and Hong Kong, on any normal trading day, trading on the HKSE currently will cease at 12:00 a.m. or 4:00 a.m., Eastern Daylight Savings Time. Using the last reported closing prices of the stocks underlying the FTSE China 50 Index on the HKSE, the closing level of the FTSE China 50 Index on any such trading day generally will be calculated, published and disseminated by the NYSE Euronext in the United States shortly before the opening of trading on the NYSE Euronext in New York on the same calendar day.

The HKSE has adopted certain measures intended to prevent any extreme short-term price fluctuations resulting from order imbalances or market volatility. Where the HKSE considers it necessary for the protection of the investor or the maintenance of an orderly market, it may at any time suspend dealings in any securities or cancel the listing of any securities in such circumstances and subject to such conditions as it thinks fit, whether requested by the listed issuer or not. The HKSE may also do so where: (1) an issuer fails, in a manner which the HKSE considers material, to comply with the HKSE Listing Rules or its Listing Agreements; (2) the HKSE considers there are insufficient securities in the hands of the public; (3) the HKSE considers that the listed issuer does not have a sufficient level of operations or sufficient assets to warrant the continued listing of the issuer’s securities; or (4) the HKSE considers that the issuer or its business is no longer suitable for listing. Investors should also be aware that the HKSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances, until certain price-sensitive information has been disclosed to the public. Trading will not be resumed until a formal announcement has been made. Trading of a company’s shares may also be suspended if there is unusual trading activity in such shares.

An issuer may apply for suspension of its own accord. A suspension request will normally only be acceded to in the following circumstances: (1) where, for a reason acceptable to the HKSE, price-sensitive information cannot at that time be disclosed; (2) where the issuer is subject to an offer, but only where terms have been agreed to in principle and require discussion with, and agreement by, one or more major shareholders (suspensions will only normally be appropriate where no previous announcement has been made); (3) to maintain an orderly market; (4) where there is an occurrence of certain levels of notifiable transactions, such as substantial changes in the nature, control or structure of the issuer, where publication of full details is necessary to permit a realistic valuation to be made of the securities concerned, or the approval of shareholders is required; (5) where the issuer is no longer suitable for listing, or becomes a “cash” company; or (6) for issuers going into receivership or liquidation. As a result of the foregoing, variations in the FTSE China 50 Index may be limited by suspension of trading of individual stocks which comprise the FTSE China 50 Index.

THE ISHARES® ETHEREUM TRUST ETF

Description of the iShares® Ethereum Trust ETF

The iShares Ethereum Trust ETF (for purposes of this section, the “Trust”) is a Delaware statutory trust sponsored by iShares Delaware Trust Sponsor LLC (for purposes of this section, the “Sponsor”). The Trust trades under the ticker symbol “ETHA” on the “Nasdaq.”

Information provided to or filed with the SEC by the Trust pursuant to the Securities Act and the Securities Exchange Act can be located by reference to SEC file numbers 333-275583 and 001-42166, respectively, through the SEC’s website at http://www.sec.gov. Information on that website is not included or incorporated by reference in this document. According to the Trust’s prospectus, the Trust is not an investment company within the meaning of the Investment Company Act, and is not subject to regulation thereunder. The Trust is not a commodity pool within the meaning of the Commodity Exchange Act, and is not subject to regulation thereunder and the Sponsor is not subject to regulation by the Commodity Futures Trading Commission as a commodity pool operator or a commodity trading advisor.

Investment Objective and Strategy

The Trust seeks to reflect generally the price of ether before the payment of its expenses and liabilities. The assets of the Trust consist primarily of ether held by Coinbase Custody Trust Company, LLC (the “Custodian”) on behalf of the Trust. The Trust issues Shares that represent fractional undivided beneficial interests in its net assets. The Shares of the Trust are intended to constitute a simple means of making an investment similar to an investment in ether rather than by acquiring, holding and trading ether directly on a peer-to-peer or other basis or via a digital asset platform.

The Trust issues and redeems Shares on a continuous basis in blocks of 40,000 Shares (a block of 40,000 Shares is called a “Basket”) or integral multiples thereof, based on the quantity of ether attributable to each Share (net of accrued but unpaid fees payable to the Sponsor and any accrued but unpaid expenses or liabilities). Baskets may be redeemed by the Trust in exchange for the cash proceeds from selling the amount of ether corresponding to their redemption value. These transactions take place in exchange for cash.

The Trust is a passive investment vehicle that does not seek to generate returns beyond tracking the price of ether. This means the Sponsor does not speculatively sell ether at times when its price is high or speculatively acquire ether at low prices in the expectation of future price increases. It also means the Trust will not utilize leverage, derivatives or any similar arrangements in seeking to meet its investment objective. The Trustee sells ether held by the Trust to pay the fee owed to the Sponsor and other expenses on an as-needed basis irrespective of then-current ether prices. Currently, the Trust’s only ordinary recurring expense is expected to be the Sponsor’s fee, which is accrued daily at an annualized rate equal to 0.25% of the NAV of the Trust and is payable at least quarterly in arrears. The Trustee will, when directed by the Sponsor, and, in the absence of such direction, may, in its discretion, sell ether in such quantity and at such times as may be necessary to permit payment of the Sponsor’s fee and of Trust expenses or liabilities not assumed by the Sponsor.

Creation and Redemption

The Trust expects to create and redeem Shares on a continuous basis but only in Baskets of 40,000 Shares. Only authorized participants, which are registered broker-dealers who have entered into written agreements with the Sponsor and the Trustee (“Authorized Participants”), can place orders to create or redeem Baskets in exchange for cash.

The Trust will engage in ether transactions for converting cash into ether (in association with purchase orders) and ether into cash (in association with redemption orders). The Trust will conduct its ether purchase and sale transactions by, in its sole discretion, choosing to trade directly with third parties (each, an “Ether Trading Counterparty”) who are not registered broker-dealers pursuant to written agreements between such Ether Trading Counterparties and the Trust or choosing to trade through Coinbase, Inc, an affiliate of the Custodian (the “Prime Execution Agent”) through its Coinbase Prime service. Upon receipt of an order from an Authorized Participant to create or redeem Baskets, the Trust may obtain quotes for a price to purchase or sell ether from one or more a Ether Trading Counterparties. An Ether Trading Counterparty may respond to the Trust’s request with an offer of a quote at which it is willing to sell the specified quantity of ether, or a portion thereof, in the case of a creation, or a quote at which it is willing to buy the specified quantity of ether, or a portion thereof, in the case of a redemption, as indicated in such offer. The Ether Trading Counterparties are not contractually obligated to participate in cash orders for creations or redemptions by placing any offers to buy or sell ether with the Trust. The Trust then determines, in its sole discretion, whether to utilize one of the Ether Trading Counterparties that provided a quote or to trade through the Prime Execution Agent to execute an ether trade. Once an offer is accepted it becomes a trade that is binding on both the Trust and the Ether Trading Counterparty.

The Authorized Participants will deliver only cash to create Shares and will receive only cash when redeeming Shares. Further, Authorized Participants will not directly or indirectly purchase, hold, deliver, or receive ether as part of the creation or redemption process or otherwise direct the Trust or a third party with respect to purchasing, holding, delivering, or receiving ether as part of the creation or redemption process.

Valuation of Ether; NAV

On each business day, as soon as practicable after 4:00 p.m. (New York Time), the Trust evaluates the ether held by the Trust and determines the NAV of the Trust and the NAV per Share. For purposes of making these calculations, a business day means any day other than a day when Nasdaq is closed for regular trading. The Trust values the ether held by the Trust by reference to the CF Benchmark Index. The CF Benchmark Index serves as a once-a-day benchmark rate of the U.S. dollar price of ether (USD/ETH), calculated as of 4:00 p.m. (New York Time). The NAV of the Trust equals the total assets of the Trust, which consists solely of ether and cash, less total liabilities of the Trust.

THE ISHARES® IBOXX $ HIGH YIELD CORPORATE BOND ETF

Description of the iShares® iBoxx $ High Yield Corporate Bond ETF

The iShares® iBoxx $ High Yield Corporate Bond ETF (the “HYG”) is an investment portfolio maintained and managed by iShares Trust and advised by BFA. iShares is a registered investment company that consists of numerous separate investment portfolios, including the HYG. The shares of the HYG are listed and trade at NYSE Arca under the ticker symbol “HYG.”

Information provided to or filed with the SEC by iShares Trust pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively, through the SEC’s website at www.sec.gov.

Investment Objective and Strategy

The HYG is an exchange-traded fund that seeks to track the investment results, before fees and expenses, of an index consisting of U.S. dollar-denominated, high yield corporate bonds, which is currently the Markit iBoxx® USD Liquid High Yield Index (the “IBOXXHY”). The IBOXXHY is designed to provide a broad representation of the U.S. dollar-denominated liquid high yield corporate bond market.

The HYG generally invests at least 80% of its assets in the component securities of the IBOXXHY, and the HYG will invest at least 90% of its assets in fixed income securities of the types included in the IBOXXHY that BFA believes will help the HYG track the IBOXXHY. The HYG will invest no more than 10% of its assets in futures, options and swaps contracts that BFA believes will help the HYG track the IBOXXHY as well as in fixed income securities other than the types included in the IBOXXHY, but which BFA believes will help the HYG track the IBOXXHY. Cash and cash equivalent investments associated with a derivative position will be treated as part of that position for the purposes of calculating the percentage of investments included in the IBOXXHY. The returns of the HYG may be affected by certain management fees and other expenses, which are detailed in its prospectus.

Investment Strategy — Representative Sampling

The HYG pursues a “representative sampling” strategy in attempting to track the performance of the IBOXXHY, and generally does not hold all of the equity securities held by the IBOXXHY. The HYG invests in a representative sample of securities in the IBOXXHY, which have a similar investment profile as the IBOXXHY. Securities selected have aggregate investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the IBOXXHY.

Correlation

The IBOXXHY is a theoretical financial calculation, while the HYG is an actual investment portfolio. The performance of the HYG and the IBOXXHY may vary somewhat due to transaction costs, non-U.S. currency valuations, asset valuations, corporate actions (such as mergers and spin-offs), timing variances and differences between the HYG’s portfolio and the IBOXXHY resulting from legal restrictions (such as diversification requirements that apply to the HYG but not to the IBOXXHY) or representative sampling.

Description of the Markit iBoxx® USD Liquid High Yield Index

The IBOXXHY is an integral part of the global iBoxx index families, which provide the marketplace with accurate and objective indices by which to assess the performance of bond markets and investments. The IBOXXHY is market-value weighted with an issuer cap of 3%. The IBOXXHY is published by S&PDJI.

The IBOXXHY is rebalanced once a month at the month-end (the “rebalancing date”) and consists of sub-investment grade U.S. dollar (“USD”)-denominated bonds issued by corporate issuers from developed countries and rated by at least one of three rating services: Fitch Ratings, Moody’s Investors Service, or S&P Global Ratings.

The bonds in the IBOXXHY must meet all the criteria described below as of the close of business three business days prior to the rebalancing date provided that the relevant bond data can be verified as of such date (the “bond selection cut-off date”). The new index composition becomes effective on the first business day of the next month (the “composition month”).

The IBOXXHY in USD is reported by Bloomberg under the ticker symbol “IBOXXHY.”

Selection Criteria for the iBoxx $ Liquid High Yield Index

The following selection criteria are applied to select the constituents for the IBOXXHY.

Bond type. Only fixed-rate bonds whose cash flow can be determined in advance are eligible for the indices. The indices are comprised solely of bonds. T-Bills and other money market instruments are not eligible. The IBOXXHY include only USD-denominated bonds.

In particular, bonds with the following characteristics are included:

•	Fixed coupon bonds

•	Step-up bonds with coupon schedules known at issuance (or as functions of the issuer’s rating)

•	Sinking funds and amortizing bonds

•	Medium term notes

•	Rule 144A offerings

•	Callable bonds

•	Putable bonds

•	Pay-in kind bonds

The following instrument bond types are specifically excluded from the indices:

•	Preferred shares

•	Optionally and mandatory convertible bonds

•	Subordinated bank or insurance debt with mandatory contingent conversion features or with any conversion options before the first call date is ineligible for the index

•	Bonds with other equity features attached (e.g., options/warrants)

•

Private placements. The list of private placements is updated every month. Partial private placements where information on the specific amounts publicly placed and privately placed can be ascertained are included in the indices with the amount publicly placed. If the amount publicly placed is below the cut-off, the bond is not included in the indices.

•	Perpetual bonds (unless callable with eligible expected remaining life as below)

•	Floating rate notes

•	Zero coupon bonds

•	Zero step-ups (GAINS)

•	Bonds with differences between accrual and coupon payment periods and monthly-paying bonds.

•	Regulation S offerings

•	Extended bonds.

Credit rating. All bonds in the IBOXXHY must have an iBoxx Rating of sub-investment grade.

Ratings from the following three credit rating agencies are considered for the calculation of the iBoxx Rating:

•	Fitch Ratings

•	Moody’s Investor Service

•	S&P Global Ratings

Sub-investment grade is defined as BB+ or lower from Fitch Ratings or S&P Global Ratings and Ba1 or lower from Moody’s Investor Service, but not in default.

If a bond is rated by more than one of the above agencies, then the iBoxx rating is the average of the provided ratings. The rating is consolidated to the nearest rating grade. Rating notches are not used.

Defaulted bonds are ineligible for the index. Bonds that are in default or that trade flat of accrued are removed from the index at the first rebalancing following the default/start of trading flat of accrued. Issues rated D by Fitch Ratings or S&P Global Ratings or that have been subject to a default press release by Moody’s Investor Service cannot enter the index; those issues in the index that are subsequently downgraded to D by S&P Global Ratings or Fitch or are subject to a default press release by Moody’s Investor Service (as of the bond selection cut-off date) will be taken out of the index on the next rebalancing date. In case of an ID change or exchange of a 144A version into a registered bond the ratings from the 144A bond are also used for the registered bond.

Bonds with a rating downgrade to RD/SD will remain eligible in the IBOXXHY until the second rebalancing after the downgrade. If such bonds have not been upgraded by T-3 of the second rebalance following the initial downgrade, they will be removed from the index. This means RD/SD rated bonds remain eligible in the IBOXXHY for the first rebalancing after their downgrade to allow for sufficient time to complete a distressed debt exchange or change of terms (assuming they meet all other criteria).

Time to Maturity

Expected remaining life:

All bonds must have at the rebalancing day an expected remaining life:

•	Of at least one year

•	All new insertions must have an expected remaining life of at least one year and 6 months.

The expected remaining life is calculated from the rebalancing date to the assumed workout date of the bond, by using the day count convention of the bond. The workout date for a bond is determined based on the bond features as follows:

•	For plain vanilla bonds, the expected workout date is the final maturity date

•	For dated and undated callable financial hybrid capital bonds, the workout date is assumed to be the first call date

•	For non-financial hybrid capital bonds with an interest rate reset, the workout date is assumed to be the first reset date.

•	For soft bullets, the expected workout date is determined using the first call date

Expecting remaining life at issuance:

All bonds must have at issuance an expected remaining life of 15 years or less.

Amount Outstanding

•

Issue amount outstanding: The outstanding face value of a bond must be greater than or equal to USD 400 million as of the bond selection cut-off date. Partial buybacks or increases affect the outstanding face value of a prospective bond. S&PDJI considers changes to the outstanding face value of a candidate bond as a result of partial or full buybacks or increases, provided that S&PDJI is aware of such changes as of the bond selection cut-off date. In the case of 144A securities that are registered as global securities, the remaining amount of the 144A version and the registered version are recombined if the bond is not exchanged in full if the remaining amount of the 144A version reduces the amount outstanding below the eligibility threshold.

•

Issuer amount outstanding: The outstanding face value of all bonds denominated in USD from the issuer in the broader “iBoxx USD High Yield Developed Markets Index” and the “iBoxx USD Corporates (IG)” universe must be greater than or equal to USD 1 billion as of the bond selection cut-off date. The issuer amount outstanding is based on the issuer ticker.

To avoid turnover due to redemptions and new issuances the following adjustments are made to the issuer amount outstanding:

•	New inclusions will consider the issuer amount outstanding as of the bond selection period as well as the projected amount outstanding at the next rebalancing.

•	Bonds are only removed from the index due to the issuer amount outstanding cut-off if the expected amount outstanding for the next rebalancing is also expected to be below the cut-off amount.

•

Using the expected issuer amount outstanding at next month’s rebalancing to determine the eligibility based on the issuer amount outstanding threshold is intended to reduce unnecessary turnover by only adding bonds that are expected to comply with the issuer amount outstanding rule in the coming month and only remove bonds expected to fail the rule going forward.

Lockout Period. A bond that drops out of the IBOXXHY at the rebalancing day is excluded from re-entering the index for a three-month period. The rule for the lockout period takes precedence over the other rules for the IBOXXHY selection. A locked out bond will not be selected, even if it qualifies for the IBOXXHY.

Bond Classification. All bonds are classified based on the principal activities of the issuer and the main sources of the cash flows used to pay coupons and redemptions. Bonds must be denominated in U.S. dollars and must be corporate credit, i.e., debt instruments backed by corporate issuers that are not secured by specific assets. Debt issued by governments, sovereigns, quasi-sovereigns, and government-backed or guaranteed entities is excluded. The issuer classification is reviewed regularly based on updated information received by S&PDJI, and status changes are included in the index at the next rebalancing if necessary.

Where the sector classification of a specific entity is not clear due to the diversified business of the entity, a decision is made at S&PDJI’s discretion. S&PDJI assigns the classification according to its evaluation of the business risk presented in the security prospectus and annual reports, if available. S&PDJI also compares the classification to peers in the potential sectors. Membership lists including classification are published on the FTP server and in the Indices section of the webpage for registered users.

Each bond in the IBOXXHY is assigned to one of the following sectors: Energy, Basic Materials, Industrials, Consumer Goods, Health Care, Consumer Services, Telecommunications, Technology, Utilities, Core Financials, Financial Services, and Real Estate.

Index Review.

In addition to the daily governance of indices and maintenance of index methodologies, at least once within any 12-month period, the index committee reviews the methodology to ensure the indices continue to achieve the stated objectives, and that the data and methodology remain effective. In certain instances, S&PDJI may publish a consultation inviting comments from external parties.

An S&P Dow Jones Indices index committee maintains the indices. All committee members are full-time professionals at S&P Dow Jones Indices. Meetings are held regularly. The index committee oversees the management of the indices, including determinations of intra-rebalancing changes, maintenance and inclusion policies, and other matters affecting the maintenance and calculation of the indices.

Index Rebalancing

•

Rebalancing process: The index rebalances monthly after market close on the last business day of the month. Any inclusion after the index cut-off day (T-3) is not considered in the rebalancing process but becomes effective at the end of the following month. New bonds issued are considered if publicly known to settle until the last calendar day of the month, inclusive, and if the rating and amount outstanding has become known at least three trading days before the end of the month.

Preview lists of eligible bonds are published on a weekly basis starting on the first Friday three business days after the previous month-end rebalance, as well as on the sixth calendar day of the month (or next index publication day if the sixth calendar day falls on a non-business day). Preview lists of eligible bonds are additionally published on before the end of the month. Final components are published two business days before the end of the month (T-2).

Two business days before the end of each month, the rating and amount information for the constituents is updated and the list is adjusted for all rating and amount changes which are known to have taken place three business days before the end of the month which could also result in exclusion of the bond. However, if bonds which are part of broader U.S. Dollar indices become eligible into the Index two business days prior to rebalancing because of rating and/or amount changes, the bonds are included in the index.

•	Rebalancing procedure: In a first step the selection criteria set out above are applied to the universe of U.S. dollar-denominated bonds.

•	Bond ratings and amount outstanding are used as of the bond selection cut-off date

•	Maturity dates remain fixed for the life of the bond

•	Only bonds with a first settlement date on or before the rebalancing date are included in the selection process

Index Weights: Once the eligible bond universe has been defined, the weight for each bond is determined and if necessary capped, applying an issuer cap of 3%. The weights and capping factors are determined on the last business day of each month using the end-of-month market values.

Index Calculations: The components of the total return are price changes, accrued interest, coupon payments, and reinvestment income on cash flows received during the composition month.

where,

Ai,t	is the accrued interest of bond i on calculation day t
Ai,t—s	is the accrued interest of bond i on rebalancing day t-s
CASHt—1	is the cash on the previous business day
CPi,t	is the value of the next coupon payment of bond i during an ex-dividend period. Outside the ex-dividend period, this value is 0
Gi,t	is the value of any coupon payment received from bond i at time t. If there is no payment the value is 0
Ni,t—s	is the amount outstanding of bond i on the previous rebalancing day t-s
daysACT/360(t — 1,t)	is the number of days between the previous calculation date (t-1) and the current calculation date t
Pi,t	is the closing price of bond i on the last business day on or before the previous rebalancing day
Pi,t—s	is the closing price of bond i on the last business day on or before the previous rebalancing day
SOFRt—2USBD	is the SOFR rate falling two U.S. Government Securities Business Days prior to the calculation day i
TRt	is the total return index level on day t
TRt—s	is the closing total return index level on the previous rebalancing day
XDi,t—s

is ex dividend indicator flag. The value is 0, if the bond enters the index at the ex-dividend period. The value is 1, if (a) coupon payments are not ex-dividend, (b) has not entered the index during an ex-dividend period, or (c) entered the index during a previous ex-dividend period

Treatment of Special Intra-Month Events. Data for the application of corporate actions in the index may not be fully or timely available at all times, e.g. the final call prices for make-whole calls or the actual pay-in-kind percentage for PIK-payment options. In such cases, S&PDJI will estimate the approximate value based on the available data at the time of calculation.

THE ISHARES® MSCI BRAZIL ETF

Description of the iShares® MSCI Brazil ETF

The iShares® MSCI Brazil ETF (the “EWZ”) is an investment portfolio maintained and managed by iShares, Inc. and advised by BFA. iShares Inc. is a registered investment company that consists of numerous separate investment portfolios, including the EWZ. The shares of the EWZ are listed and trade at market prices on the NYSE Arca under the ticker symbol “EWZ.”

Information provided to or filed with the SEC by iShares Inc. pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 033-97598 and 811-09102, respectively, through the SEC’s website at www.sec.gov.

Investment Objective and Strategy

The EWZ seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Brazil 25/50 Index. The MSCI Brazil 25/50 Index was developed by MSCI as an equity benchmark for Brazilian stock performance, and is designed to measure equity market performance in Brazil. The EWZ uses a representative sampling strategy (as described below under “Representative Sampling”) to try to track the MSCI Brazil 25/50 Index. The returns of the EWZ may be affected by certain management fees and other expenses, which are detailed in its prospectus.

Investment Strategy — Representative Sampling

The EWZ pursues a “representative sampling” strategy in attempting to track the performance of the MSCI Brazil 25/50 Index, and generally does not hold all of the equity securities included in the MSCI Brazil 25/50 Index. The EWZ invests in a representative sample of securities in the MSCI Brazil 25/50 Index, which have a similar investment profile as the MSCI Brazil 25/50 Index. The securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the MSCI Brazil 25/50 Index. The EWZ will at all times invest at least 80% of its assets in the component securities of the MSCI Brazil 25/50 Index and in investments that have economic characteristics that are substantially identical to the component securities of the MSCI Brazil 25/50 Index (i.e., depositary receipts representing component securities of the MSCI Brazil 25/50 Index). The EWZ may invest the remainder of its assets in other securities, including securities not represented by the MSCI Brazil 25/50 Index, but which BFA believes will help the EWZ to track the MSCI Brazil 25/50 Index, and in other investments, including futures contracts, options on futures contracts, other types of options and swaps related to the MSCI Brazil 25/50 Index, as well as cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates.

Correlation

The MSCI Brazil 25/50 Index is a theoretical financial calculation, while the EWZ is an actual investment portfolio. The performance of the EWZ and the MSCI Brazil 25/50 Index will vary somewhat due to transaction costs, non-U.S. currency valuations, asset valuations, corporate actions (such as mergers and spin-offs), timing variances and differences between the EWZ’s portfolio and the MSCI Brazil 25/50 Index resulting from legal restrictions (such as diversification requirements) that apply to the EWZ but not to the MSCI Brazil 25/50 Index or the use of representative sampling. The EWZ, which uses a representative sampling strategy, can be expected to have a greater tracking error (i.e., the correlation is weaker) than a fund using replication indexing strategy. Replication is an indexing strategy in which a fund invests in substantially all of the securities in its underlying index in approximately the same proportions as in the underlying index.

Description of the MSCI Brazil 25/50 Index

The MSCI Brazil 25/50 Index is published by MSCI and is intended to measure the performance of large- and mid-cap segments of the Brazilian market. It applies certain investment limits that are imposed on regulated investment companies, or RICs, under the current U.S. Internal Revenue Code. The index currently covers approximately 85% of the free float-adjusted market capitalization in Brazil. Component companies must meet objective criteria for inclusion in the MSCI Brazil 25/50 Index, taking into consideration unavailable strategic shareholdings and limitations to foreign ownership. The MSCI Brazil 25/50 Index is calculated daily in U.S. Dollars. The MSCI Brazil 25/50 Index is published by Bloomberg under the ticker symbol “M1BR2550.” MSCI Brazil 25/50 Index is part of a group of indices referred to as the MSCI 25/50 Indices.

Objectives and Guiding Principles Underlying the MSCI 25/50 Indices

Under current regulations, a fund needs to satisfy certain tests, such as those relating to asset diversification and sources of income, for qualification as a “regulated investment company” or “RIC.” More specifically, one requirement of a RIC is that, at the end of each quarter of a RIC’s tax year, no more than 25% of the value of the RIC’s assets may be invested in a single issuer and the sum of the weights of all issuers representing more than 5% of the fund should not exceed 50% of the fund’s total assets. The MSCI Brazil 25/50 Index is part of the MSCI 25/50 Indices. The MSCI 25/50 Indices take into account these investments limits, offering a benchmarking alternative for RIC compliant funds.

The following principles have guided MSCI in designing a methodology for constructing the MSCI 25/50 Indices:

•	the MSCI 25/50 Indices are rebalanced in February, May, August and November to ensure timely and on-going reflection of the 25% and 50% concentration constraints; and

•

this rebalancing is achieved by using an optimization process that aims to minimize the constituent weight differences between the MSCI 25/50 Index and the relevant parent index. The active risk or the tracking error of an MSCI 25/50 Index versus the relevant parent index is measured as the distance between the constituent weights of that MSCI 25/50 Index and the relevant parent index.

Constructing and Rebalancing the MSCI 25/50 Indices

The MSCI 25/50 Index methodology follows a portfolio optimization framework. The Barra Optimizer is utilized to perform the optimization function, which is aimed at minimizing index turnover, tracking error and extreme deviation from the relevant parent index. The Barra Optimizer is an algorithm designed to facilitate the portfolio construction process.

The minimum weight of any MSCI 25/50 Index constituent is equal to the weight of the smallest constituent in the relevant parent index. A buffer of 10% of the value of each constituent is used in order to reduce the risk of non-compliance due to short term market movements between two quarterly rebalancing. As a result, at the point of constructing or rebalancing the MSCI 25/50 Indices, the weight of any single issuer cannot exceed 22.50% of the index weight and all issuers with weight above 4.50% cannot exceed 45.00% of the index weight.

THE ISHARES® MSCI CHINA ETF

Description of the iShares® MSCI China ETF

The iShares® MSCI China ETF (the “MCHI”) is an investment portfolio maintained and managed by iShares Inc. and advised by BFA. iShares Inc. is a registered investment company that consists of numerous separate investment portfolios, including the MCHI. The shares of the MCHI are listed and trade on The Nasdaq Stock Market under the ticker symbol “MCHI.”

Information provided to or filed with the SEC by iShares Inc. pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 033-97598 and 811-09102, respectively, through the SEC’s website at www.sec.gov.

Investment Objective and Strategy

The MCHI seeks to track the investment results, before fees and expenses, of an index composed of Chinese equities that are available to international investors, which is currently the MSCI China Index (the “MXCN”). The MXCN was developed by MSCI to represent the performance of the Chinese securities that are included in the MSCI Emerging Markets indexes. The returns of the MCHI may be affected by certain management fees and other expenses, which are detailed in its prospectus.

The MCHI uses a representative sampling strategy (as described below under “Representative Sampling”) to try to track the MXCN. The MCHI will at all times invest at least 80% of its assets in the component securities of the MXCN and in investments that have economic characteristics that are substantially identical to the component securities of MXCN (i.e., depositary receipts representing component securities of the MXCN), and may invest the remainder of its assets in securities not included in the MXCN, but which BFA believes will help the MCHI track the underlying index. The MCHI also may invest its futures contracts, options on futures contracts, other types of options and swaps related to the MXCN, as well as cash and cash equivalents, including shares of money market funds affiliated with BFA or its affiliates.

Investment Strategy — Representative Sampling

The MCHI pursues a “representative sampling” strategy in attempting to track the performance of the MXCN, and generally does not hold all of the equity securities held by the MXCN. The MCHI invests in a representative sample of securities in the MXCN, which have a similar investment profile as the MXCN. Securities selected have aggregate investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the MXCN.

Correlation

The MXCN is a theoretical financial calculation, while the MCHI is an actual investment portfolio. The performance of the MCHI and the MXCN may vary somewhat due to transaction costs, market impact, corporate actions (such as mergers and spin-offs), and timing variances and differences between the MCHI and the MXCN resulting from the MCHI’s use of representative sampling or from legal restrictions (such as diversification requirements) that apply to the MCHI but not to the MXCN. The MCHI, using representative sampling, can be expected to have a greater tracking error (i.e., the correlation is weaker) than a fund using replication indexing strategy. Replication is an indexing strategy in which a fund invests in substantially all of the securities in its underlying index in approximately the same proportions as in the underlying index.

Description of the MSCI China Index

The MXCN is a free float-adjusted market capitalization index that is designed to capture large- and mid-cap representation across A-shares, B-shares, H-shares, Red-chips, P-chips and foreign listings (e.g., ADRs). A-shares are securities of companies incorporated in mainland China that trade on the Shanghai Stock Exchange (the “SSE”) and the Shenzhen Stock Exchange (the “SZSE”), are quoted in local renminbi and entail foreign investment regulations. B-shares are securities of companies incorporated in mainland China that trade on the SSE (quoted in U.S. dollars) and the SZSE (quoted in Honk Kong dollars) and are open to foreign investors. H-shares are securities of companies incorporated in mainland China that trade on the Hong Kong Stock Exchange (the “HKSE”) and other foreign exchanges. Red-chips and P-chips are securities of companies incorporated outside of China that trade on the HKSE. A Red-chip company is a company whose largest shareholder is an organization or enterprise that is owned by the state, provinces, or municipalities of mainland China. A P-chip company is not state-owned, and only P-chips of companies meeting certain thresholds relating to revenue derivation from and asset allocation in mainland China are included in the MXCN. Although the MXCN does include some foreign listings, such securities listed in the United States and resulting from reverse mergers are not eligible for inclusion in the MXCN.

In addition, any securities designated with a “special treatment” status by the relevant exchange are excluded from the MXCN. The MXCN currently covers approximately 85% of the Chinese equity universe set forth above. Currently, the index includes Large Cap A and Mid Cap A shares represented at 20% of their free float adjusted market capitalization. It is based on the MSCI Global Investable Market Indexes methodology, which emphasizes index liquidity, investability and replicability.

The MXCN is part of the MSCI Global Investable Market Indices family. For more information about the MSCI Global Investable Market Indices, please see “—The iShares® MSCI EAFE ETF—Description of the MSCI EAFE Index—Description of the MSCI Global Investable Market Indices” below.

THE ISHARES® MSCI EAFE ETF

Description of the iShares® MSCI EAFE ETF

The iShares® MSCI EAFE ETF (the “EFA”) is an investment portfolio maintained and managed by iShares Trust and advised by BFA. iShares is a registered investment company that consists of numerous separate investment portfolios, including EFA. The shares of EFA are listed and trade at NYSE Arca under the ticker symbol “EFA.”

Information provided to or filed with the SEC by iShares Trust pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively, through the SEC’s website at www.sec.gov.

Investment Objective and Strategy

The EFA generally invests at least 80% of its assets in the component securities of the MSCI EAFE Index and in investments that have economic characteristics that are substantially identical to the component securities of the MSCI EAFE Index (i.e., depositary receipts representing component securities of the MSCI EAFE Index). The EFA may invest the remainder of its assets in certain futures, options and swap contracts, cash and cash equivalents, including money market funds advised by BFA or its affiliates, as well as in securities not included in the MSCI EAFE Index, but which BFA believes will help the EFA track the MSCI EAFE Index. The returns of the EFA may be affected by certain management fees and other expenses, which are detailed in its prospectus.

Investment Strategy — Representative Sampling

The EFA pursues a “representative sampling” strategy in attempting to track the performance of the MSCI EAFE Index, and generally does not hold all of the equity securities held by the MSCI EAFE Index. The EFA invests in a representative sample of securities in the MSCI EAFE Index, which have a similar investment profile as the MSCI EAFE Index. BFA will generally invest at least 80% of its assets in the component securities of the MSCI EAFE Index and in investments that have economic characteristics that are substantially identical to the component securities of the MSCI EAFE Index (i.e., depositary receipts representing component securities of the MSCI EAFE Index), and may invest the remainder of its assets in securities not held by the MSCI EAFE Index, but which BFA believe will help the EFA track the MSCI EAFE Index. Securities selected have aggregate investment characteristics (based on market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the MSCI EAFE Index.

Correlation

The MSCI EAFE Index is a theoretical financial calculation, while the EFA is an actual investment portfolio. The performance of the EFA and the MSCI EAFE Index may vary somewhat due to transaction costs, non-U.S. currency valuations, asset valuations, corporate actions (such as mergers and spin-offs), timing variances and differences between the EFA’s portfolio and the MSCI EAFE Index resulting from legal restrictions (such as diversification requirements that apply to the EFA but not to the MSCI EAFE Index) or representative sampling.

Description of the MSCI EAFE Index

The MSCI EAFE Index offers a representation of developed markets in Europe, Australasia and the Far East including the following countries as of the date of this document: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the U.K. The MSCI EAFE Index aims to capture 85% of the free float adjusted market capitalization of each country. It is based on the MSCI Global Investable Market Indexes methodology, which emphasizes index liquidity, investability and replicability. The MSCI EAFE Index has a base value of 100 and a base date of December 31, 1969.

The MSCI EAFE Index is reported by Bloomberg under the ticker symbol “MXEA.” The MSCI EAFE Index is part of the MSCI Global Investable Market Indices family.

Description of the MSCI Global Investable Market Indices

Constructing the MSCI Global Investable Market Indices

MSCI undertakes an index construction process, which involves: (i) identifying eligible equity securities and classifying those eligible securities into the appropriate country (the “Equity Universe”); (ii) applying investability screens to individual companies and securities in the Equity Universe that are classified in that market (determining the “Market Investable Equity Universe” for each market); (iii) determining market capitalization size-segments for each market; (iv) applying index continuity rules for an index that includes 85% ± 5% of the Market Investable Equity Universe (the “MSCI Standard Index”); (v) creating style segments within each size-segment within each market; and (vi) classifying securities under the Global Industry Classification Standard (“GICS”).

Defining the Equity Universe

(i) Identifying Eligible Equity Securities: The Equity Universe initially looks at securities listed in countries which are classified as either developed markets (“Developed Market” or “DM”) or emerging markets (“Emerging Market” or “EM”). All listed equity securities or listed securities that exhibit characteristics of equity securities are eligible for inclusion in the Equity Universe, except for mutual funds (U.S. Business Development Companies are eligible), exchange-traded funds, equity derivatives, limited partnerships, limited liability companies and business trusts, which are listed in the United States and are not structured to be taxed as limited partnerships, and most investment trusts. REITs in some countries and certain income trusts in Canada are also eligible for inclusion.

(ii) Country Classification of Eligible Securities: Each company and its securities (i.e., share classes) is classified in one and only one country, which allows for sorting of each company by its respective country.

Determining the Market Investable Equity Universes

A Market Investable Equity Universe for a market is derived by (i) identifying an eligible listing for each security in the Equity Universe and (ii) applying investability screens to individual companies and securities in the Equity Universe that are classified in that market. A market is equivalent to a single country, except in DM Europe, where all DM countries in Europe are aggregated into a single market for index construction purposes. Subsequently, individual DM Europe country indices within the MSCI Europe Index are derived from the constituents of the MSCI Europe Index under the Global Investable Market Indices methodology.

The investability screens used to determine the Investable Equity Universe in each market are as follows:

(i) Equity Universe Minimum Size Requirement: This investability screen is applied at the company level. In order to be included in a Market Investable Equity Universe, a company must have the required minimum full market capitalization. To determine this minimum size requirement, the companies in the DM Equity Universe are sorted in descending order of full market capitalization and the cumulative coverage of the free float-adjusted market capitalization of the DM Equity Universe is calculated at each company. When the cumulative free float-adjusted market capitalization coverage of 99% of the sorted Equity Universe is achieved, the full market capitalization of the company at that point defines the Equity Universe Minimum Size Requirement.

(ii) Equity Universe Minimum Float-Adjusted Market Capitalization Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security must have a free float-adjusted market capitalization equal to or higher than 50% of the Equity Universe Minimum Size Requirement.

(iii) DM and EM Minimum Liquidity Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security must have adequate liquidity. A minimum liquidity level of 20% of 3-month Annualized Traded Value Ratio (“ATVR”) and 90% of 3-month Frequency of Trading over the last 4 consecutive quarters, as well as 20% of 12-month ATVR are required for the inclusion of a security in a Market Investable Equity Universe of a Developed Market. A minimum liquidity level of 15% of 3-month ATVR and 80% of 3-month Frequency of Trading over the last 4 consecutive quarters, as well as 15% of 12-month ATVR are required for the inclusion of a security in a Market Investable Equity Universe of an Emerging Market. In instances when a security does not meet the above criteria, the security will be represented by a relevant liquid eligible Depositary Receipt if it is trading in the same geographical region. Depositary Receipts are deemed liquid if they meet all the above mentioned criteria for 12-month ATVR, 3-month ATVR and 3-month Frequency of Trading. In addition, securities with stock prices above USD 10,000 fail the liquidity screening unless they are already constituents of the MSCI Global Investable Market Indices.

(iv) Global Minimum Foreign Inclusion Factor Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security’s Foreign Inclusion Factor (“FIF”) must reach a certain threshold. The FIF of a security is defined as the proportion of shares outstanding that is available for purchase in the public equity markets by international investors. This proportion accounts for the available free float of and/or the foreign ownership limits applicable to a specific security (or company). In general, a security must have an FIF equal to or larger than 0.15 to be eligible for inclusion in a Market Investable Equity Universe. Exceptions to this general rule are made only in the limited cases where the exclusion of securities of a very large company would compromise the MSCI Standard Index’s ability to fully and fairly represent the characteristics of the underlying market.

(v) Minimum Length of Trading Requirement: This investability screen is applied at the individual security level. For an IPO to be eligible for inclusion in a Market Investable Equity Universe, the new issue must have started trading at least three months before the implementation of an index review. This requirement is applicable to small new issues in all markets. Large IPOs and large primary / secondary offerings of non index-constituents are not subject to the Minimum Length of Trading Requirement and may be included in a Market Investable Equity Universe and the Standard Index outside of an index review.

(vi) Minimum Foreign Room Requirement: This investability screen is applied at the individual security level. For a security that is subject to a foreign ownership limit (FOL) to be eligible for inclusion in a Market Investable Equity Universe, the proportion of shares still available to foreign investors relative to the maximum allowed (referred to as “foreign room”) must be at least 15%.

Defining Market Capitalization Size-Segments for Each Market

Once a Market Investable Equity Universe is defined, it is segmented into the following size-based indices:

•	Investable Market Index (Large Cap + Mid Cap + Small Cap): 99%+1% or -0.5%

•	Standard Index (Large Cap + Mid Cap): 85% ± 5%

•	Large Cap Index: 70% ± 5%

•	Mid Cap Index: The Mid Cap Index market coverage in each market is derived as the difference between the market coverage of the Standard Index and the Large Cap Index in that market.

•

Small Cap Index: The Small Cap Index market coverage in each market is derived as the difference between the free float-adjusted market capitalization coverage of the Investable Market Index and the Standard Index in that market.

Creating the Size-Segment Indices in each market involves the following steps: (i) defining the Market Coverage Target Range for each size-segment; (ii) determining the Global Minimum Size Range for each size-segment; (iii) determining the Market Size-Segment Cutoffs and associated Segment Number of Companies; (iv) assigning companies to the size-segments; and (v) applying final size-segment investability requirements.

Index Continuity Rules for the Standard Indices

In order to achieve index continuity, as well as provide some basic level of diversification within a market index, notwithstanding the effect of other index construction rules, a minimum number of five constituents will be maintained for a DM Standard Index and a minimum number of three constituents will be maintained for an EM Standard Index. The application of this requirement involves the following steps:

If after the application of the index construction methodology, a Standard Index contains fewer than five securities in a Developed Market or three securities in an Emerging Market, then the largest securities by free float-adjusted market capitalization are added to the Standard Index in order to reach five constituents in that Developed Market or three in that Emerging Market. At subsequent Index Reviews, if the free float-adjusted market capitalization of a non-index constituent is at least 1.50 times the free float-adjusted market capitalization of the smallest existing constituent after rebalancing, the larger free float-adjusted market capitalization security replaces the smaller one.

When the index continuity rule is in effect, the market size-segment cutoff is set at 0.5 times the global minimum size reference for the Standard Index rather than the full market capitalization of the smallest company in that market’s Standard Index.

Creating Style Indices within Each Size-Segment

All securities in the investable equity universe are classified into Value or Growth segments using the MSCI Global Value and Growth methodology.

Classifying Securities under the Global Industry Classification Standard

All securities in the Global Investable Equity Universe are assigned to the industry that best describes their business activities. To this end, MSCI has designed, in conjunction with S&P, the GICS. The GICS entails four levels of classification: (1) specific sector; (2) industry group; (3) industries; and (4) sub-industries or a combination of these. Under the GICS, each company is assigned to one sub-industry according to its principal business activity. Therefore, a company can belong to only one industry grouping at each of the four levels of the GICS.

Index Calculation

Price Index Level

The MSCI indices are calculated using the Laspeyres’ concept of a weighted arithmetic average together with the concept of chain-linking. As a general principle, the level of the relevant MSCI index level is obtained by applying the change in the market performance to the previous period level for such MSCI index.

Where:

•	Price Index Level USDt-1 is the Price Index level in USD at time t-1

•	Index Adjusted Market Cap USDt is the Adjusted Market Capitalization of the index in USD at time t

•	Index Initial Market Cap USDt is the Initial Market Capitalization of the index in USD at time t

•	Price Index Level Localt-1 is the Price Index level in local currency at time t-1

•	Index Adjusted Market Cap For Localt is the Adjusted Market Capitalization of the index in USD converted using FX rate as of t-1 and used for local currency index at time t

Index Market Capitalization

Index Adjusted Market Cap USDt =

Index Adjusted Market Cap For Localt =

Index Initial Market Cap USDt =

Where:

•	End Of Day Number Of Sharest-1 is the number of shares of security s at the end of day t-1.

•	Price Per Sharet is the price per share of security s at time t.

•	Price Per Sharet-1 is the price per share of security s at time t-1.

•

Inclusion Factort is the inclusion factor of security s at time t. The inclusion factor can be one or the combination of the following factors: Foreign Inclusion Factor, Domestic Inclusion Factor Growth Inclusion Factor, Value Inclusion Factor, Index Inclusion Factor.

•	PAFt is the Price Adjustment Factor of security s at time t.

•	FXratet is the FX rate of the price currency of security s vs USD at time t. It is the value of 1 USD in foreign currency.

•	FXratet-1 is the FX rate of the price currency of security s vs USD at time t-1. It is the value of 1 USD in foreign currency.

•

ICIt is the Internal Currency Index of price currency at time t. The ICI is different than 1 when a country changes the internal value of its currency (e.g., from Turkish Lira to New Turkish Lira, ICI = 1,000,000).

•	ICIt-1 is the Internal Currency Index of price currency at time t-1.

Security Index of Price in Local Currency

The Security Index of Price is distributed in MSCI daily and monthly security products. It represents the price return from period to period by utilizing the concept of an index of performance with an arbitrary base value. The index of price is fully adjusted for capital changes and is expressed in local currency.

Where:

•	Security Price Index Levelt-1 is Security Price Index level at time t-1.

•	Security Adjusted Market Cap For Localt is the Adjusted Market Capitalization of security s in USD converted using FX rate as of t-1.

•	Security Initial Market Cap USDt is the Initial Market Capitalization of security s in USD at time t.

•	End Of Day Number Of Sharest-1 is the number of shares of security s at time t-1.

•	Price Per Sharet is the price per share of security s at time t.

•	Price Per Sharet-1 is the price per share of security s at time t-1.

•

Inclusion Factort is the inclusion factor of security s at time t. The inclusion factor can be one or the combination of the following factors: Foreign Inclusion Factor, Domestic Inclusion Factor Growth Inclusion Factor, Value Inclusion Factor, Index Inclusion Factor.

•	PAFt is the Price Adjustment Factor (“PAF”) of security s at time t.

•	FXratet-1 is the FX rate of the price currency of security s vs USD at time t-1. It is the value of 1 USD in foreign currency.

•

ICIt is the Internal Currency Index of price currency at time t. The ICI is different than 1 when a country changes the internal value of its currency (e.g., from Turkish Lira to New Turkish Lira – ICI = 1,000,000).

•	ICIt-1 is the Internal Currency Index of price currency at time t-1.

Maintenance of and Changes to the MSCI Indices

MSCI maintains the MSCI Indices with the objective of reflecting, on a timely basis, the evolution of the underlying equity markets and segments. In maintaining the MSCI Indices, emphasis is also placed on continuity, continuous investability of constituents, replicability, index stability and low turnover.

Starting with the February 2023 index review, MSCI transitioned to a quarterly comprehensive index review. MSCI employs the index semi-annual index review maintenance methodology for the quarterly comprehensive index reviews. The quarterly comprehensive index reviews will occur each February, May, August and November. Such reviews will include:

•	Updating the indexes on the basis of a fully refreshed Equity Universe.

•	Taking buffer rules into consideration for migration of securities across size and style segments.

•	Updating foreign inclusion factors and number of shares.

Ongoing event-related changes, which will generally be reflected in the indices at the time of the event and will include changes resulting from mergers, acquisitions, spin-offs, bankruptcies, reorganizations, and other similar corporate events.

Based on these reviews, additional components may be added, and current components may be removed, at any time. MSCI generally announces all changes resulting from semi-annual reviews, quarterly reviews and ongoing events in advance of their implementation, although in exceptional cases they may be announced during market hours for same or next day implementation.

Prices and Exchange Rate

Prices

The prices used to calculate the MSCI Indices are the official exchange closing prices or those figures accepted as such. MSCI reserves the right to use an alternative pricing source on any given day.

Exchange rates

MSCI uses the closing spot rates published by WM / Reuters at 4:00 PM London time. MSCI uses WM / Reuters rates for all countries for which it provides indices.

In case WM/Reuters does not provide rates for specific markets on given days (for example Christmas Day and New Year Day), the previous business day’s rates are normally used.

MSCI independently monitors the exchange rates on all its indices and may, under exceptional circumstances, elect to use an alternative exchange rate if the WM / Reuters rates are not available, or if MSCI determines that the WM / Reuters rates are not reflective of market circumstances for a given currency on a particular day. In such circumstances, an announcement would be sent to clients with the related information. If appropriate, MSCI may conduct a consultation with the investment community to gather feedback on the most relevant exchange rate.

THE ISHARES® MSCI EMERGING MARKETS ETF

Description of the iShares® MSCI Emerging Markets ETF

The iShares® MSCI Emerging Markets ETF (the “EEM”) is an investment portfolio maintained and managed by iShares Inc. and advised by BFA. iShares Inc. is a registered investment company that consists of numerous separate investment portfolios, including the EEM. The shares of the EEM are listed and trade on the NYSE Arca under the ticker symbol “EEM.”

Information provided to or filed with the SEC by iShares Inc. pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 033-97598 and 811-09102, respectively, through the SEC’s website at www.sec.gov.

Investment Objective and Strategy

The EEM seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Emerging Markets Index. The MSCI Emerging Markets Index was developed by MSCI to represent the performance of equity securities in selected emerging markets countries. The returns of the EEM may be affected by certain management fees and other expenses, which are detailed in its prospectus.

The EEM uses a representative sampling strategy (as described below under “Representative Sampling”) to try to track the MSCI Emerging Markets Index. The EEM will at all times invest at least 80% of its assets in the component securities of the MXEF and in investments that have economic characteristics that are substantially identical to the component securities of MSCI Emerging Markets Index (i.e., depositary receipts representing component securities of the MSCI Emerging Markets Index), and may invest the remainder of its assets in securities not included in the MSCI Emerging Markets Index, but which BFA believes will help the EEM track the underlying index. The EEM also may invest its futures contracts, options on futures contracts, other types of options and swaps related to the MSCI Emerging Markets Index, as well as cash and cash equivalents, including shares of money market funds affiliated with BFA or its affiliates.

Investment Strategy — Representative Sampling

The EEM pursues a “representative sampling” strategy in attempting to track the performance of the MSCI Emerging Markets Index, and generally does not hold all of the equity securities held by the MSCI Emerging Markets Index. The EEM invests in a representative sample of securities in the MSCI Emerging Markets Index, which have a similar investment profile as the MSCI Emerging Markets Index. Securities selected have aggregate investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the MSCI Emerging Markets Index.

Correlation

The MSCI Emerging Markets Index is a theoretical financial calculation, while the EEM is an actual investment portfolio. The performance of the EEM and the MSCI Emerging Markets Index may vary somewhat due to transaction costs, market impact, corporate actions (such as mergers and spin-offs), and timing variances and differences between the EEM and the MSCI Emerging Markets Index resulting from the EEM’s use of representative sampling or from legal restrictions (such as diversification requirements) that apply to the EEM but not to the MSCI Emerging Markets Index. The EEM, using representative sampling, can be expected to have a greater tracking error (i.e., the correlation is weaker) than a fund using replication indexing strategy. Replication is an indexing strategy in which a fund invests in substantially all of the securities in its underlying index in approximately the same proportions as in the underlying index.

Description of the MSCI Emerging Markets Index

The MSCI Emerging Markets Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of the large- and mid-cap segments of global emerging markets. The MSCI Emerging Markets Index offers a representation of emerging markets based on the following countries as of the date of this document Brazil, Chile, China, Colombia, Czech Republic, Egypt, Greece, Hungary, India, Indonesia, Korea, Kuwait, Malaysia, Mexico, Peru, Philippines, Poland, Qatar, Saudi Arabia, South Africa, Taiwan, Thailand, Turkey and United Arab Emirates. The MSCI Emerging Markets Index currently covers approximately 85% of the free float-adjusted market capitalization in each country. It is based on the MSCI Global Investable Market Indexes methodology, which emphasizes index liquidity, investability and replicability.

The MSCI Emerging Markets Index is part of the MSCI Global Investable Market Indices family. For more information about the MSCI Global Investable Market Indices, please see “—The iShares® MSCI EAFE ETF—Description of the MSCI EAFE Index—Description of the MSCI Global Investable Market Indices” above.

THE ISHARES® MSCI INDIA ETF

Description of the iShares® MSCI India ETF

The iShares® MSCI India ETF (the “INDA”) is an investment portfolio maintained and managed by iShares Trust and advised by BFA. iShares Trust is a registered investment company that consists of numerous separate investment portfolios, including the INDA. The shares of the INDA are listed and trade on the Cboe BZX Exchange, Inc. (the “Cboe BZX”) under the ticker symbol “INDA.”

Information provided to or filed with the SEC by iShares Trust pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively, through the SEC’s website at www.sec.gov.

Investment Objective and Strategy

The INDA seeks to track the investment results, before fees and expenses, of an index composed of Indian equities, which is currently the MSCI India Index (the “MXIN”). The MXIN was developed by MSCI to represent the performance of equity securities of companies whose market capitalization, as calculated by the index provider, represents the large- and mid-capitalization segments of the Indian securities market. The returns of the INDA may be affected by certain management fees and other expenses, which are detailed in its prospectus.

Investment Strategy — Representative Sampling

The INDA pursues a “representative sampling” strategy in attempting to track the performance of the MXIN, and generally does not hold all of the equity securities included in the MXIN. The INDA invests in a representative sample of securities in the MXIN, which have a similar investment profile as the MXIN. Securities selected have, in aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the MXIN. The INDA will at all times invest at least 80% of its assets in the component securities of the MXIN and in investments that have economic characteristics that are substantially identical to the component securities of MXIN (i.e., depositary receipts representing component securities of the MXIN). The INDA may invest the remainder of its assets in other securities, including securities not represented by the MXIN, but which BFA believes will help the INDA to track the MXIN, and in other investments, including futures contracts, options on futures contracts, other types of options and swaps related to the MXIN, as well as cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates.

Correlation

The MXIN is a theoretical financial calculation, while the INDA is an actual investment portfolio. The performance of the INDA and the MXIN will vary somewhat due to transaction costs, market impact, corporate actions (such as mergers and spin-offs),timing variances and differences between the INDA’s portfolio and the MXIN resulting from the INDA’s use of representative sampling or from legal restrictions (such as diversification requirements) that apply to the INDA but not to the MXIN. The INDA, using a representative sampling strategy, can be expected to have a greater tracking error (i.e., the correlation is weaker) than a fund using replication indexing strategy. Replication is an indexing strategy in which a fund invests in substantially all of the securities in its underlying index in approximately the same proportions as in the underlying index.

Description of the MSCI India Index

The MXIN is a free float-adjusted market capitalization index that is designed to measure the performance of the large- and mid-cap segments of the Indian equity market. The MXIN currently covers approximately 85% of the Indian equity universe. The MXIN was launched on April 30, 1993. The MXIN is published by Bloomberg under the ticker symbol “MXIN.”

The MXIN is part of the MSCI Global Investable Market Indices family. For more information about the MSCI Global Investable Market Indices, please see “—The iShares® MSCI EAFE ETF—Description of the MSCI EAFE Index—Description of the MSCI Global Investable Market Indices” above.

THE ISHARES® MSCI MEXICO ETF

Description of the iShares® MSCI Mexico ETF

The iShares® MSCI Mexico ETF (the “EWW”) is an investment portfolio maintained and managed by iShares Trust and advised by BFA. iShares Trust is a registered investment company that consists of numerous separate investment portfolios, including the EWW. The shares of the EWW are listed and trade on the NYSE Arca under the ticker symbol “EWW.”

Information provided to or filed with the SEC by iShares Trust pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively, through the SEC’s website at www.sec.gov.

Investment Objective and Strategy

The EWW seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Mexico IMI 25/50 Index (the “M1MX5IM”). The MSCI Mexico Investable Market Index (the “IMI”) was developed by MSCI to represent the performance of the portion of the Mexican market that is available to international investors. The returns of the EWW may be affected by certain management fees and other expenses, which are detailed in its prospectus.

The M1MX5IM was developed by MSCI as an equity benchmark for Mexican stock performance, and is designed to measure equity market performance in Mexico. The EWW uses a representative sampling strategy (as described below under “Representative Sampling”) to try to track the M1MX5IM.

Investment Strategy — Representative Sampling

The EWW pursues a “representative sampling” strategy in attempting to track the performance of the M1MX5IM, and generally does not hold all of the equity securities included in the M1MX5IM. The EWW invests in a representative sample of securities in the M1MX5IM, which have a similar investment profile as the M1MX5IM. Securities selected have, in aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the M1MX5IM. The EWW will at all times invest at least 80% of its assets in the component securities of the M1MX5IM and in investments that have economic characteristics that are substantially identical to the component securities of M1MX5IM (i.e., depositary receipts representing component securities of the M1MX5IM). The EWW may invest the remainder of its assets in other securities, including securities not represented by the M1MX5IM, but which BFA believes will help the EWW to track the M1MX5IM, and in other investments, including futures contracts, options on futures contracts, other types of options and swaps related to the M1MX5IM, as well as cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates.

Correlation

The M1MX5IM is a theoretical financial calculation, while the EWW is an actual investment portfolio. The performance of the EWW and the M1MX5IM will vary somewhat due to transaction costs, market impact, corporate actions (such as mergers and spin-offs),timing variances and differences between the EWW’s portfolio and the M1MX5IM resulting from the EWW’s use of representative sampling or from legal restrictions (such as diversification requirements) that apply to the EWW but not to the M1MX5IM. The EWW, using a representative sampling strategy, can be expected to have a greater tracking error (i.e., the correlation is weaker) than a fund using replication indexing strategy. Replication is an indexing strategy in which a fund invests in substantially all of the securities in its underlying index in approximately the same proportions as in the underlying index.

Description of the MSCI Mexico IMI 25/50 Index and the MSCI Mexico Investable Market Index

The MSCI Mexico IMI 25/50 Index

The M1MX5IM is designed to measure the performance of the large-, mid- and small-cap segments of the Mexican market. It applies certain investment limits that are imposed on regulated investment companies, or RICs, under the current U.S. Internal Revenue Code. The index currently covers approximately 99% of the free float-adjusted market capitalization in Mexico. The M1MX5IM is published by Bloomberg under the ticker symbol “M1MX5IM.”

Objectives and Guiding Principles Underlying the MSCI 25/50 Indices

Under current regulations, a fund needs to satisfy certain tests, such as those relating to asset diversification and sources of income, for qualification as a “regulated investment company” or “RIC.” More specifically, one requirement of a RIC is that, at the end of each quarter of a RIC’s tax year, no more than 25% of the value of the RIC’s assets may be invested in a single issuer and the sum of the weights of all issuers representing more than 5% of the fund should not exceed 50% of the fund’s total assets. The M1MX5IM is part of the MSCI 25/50 Indices. The MSCI 25/50 Indices take into account these investments limits, offering a benchmarking alternative for RIC compliant funds.

The following principles have guided MSCI in designing a methodology for constructing the MSCI 25/50 Indices:

•	the MSCI 25/50 Indices are rebalanced in February, May, August and November to ensure timely and on-going reflection of the 25% and 50% concentration constraints; and

•

this rebalancing is achieved by using an optimization process that aims to minimize the constituent weight differences between the MSCI 25/50 Index and the relevant parent index. The active risk or the tracking error of an MSCI 25/50 Index versus the relevant parent index is measured as the distance between the constituent weights of that MSCI 25/50 Index and the relevant parent index.

Constructing and Rebalancing the MSCI 25/50 Indices

The MSCI 25/50 Index methodology follows a portfolio optimization framework. The Barra Optimizer is utilized to perform the optimization function, which is aimed at minimizing index turnover, tracking error and extreme deviation from the relevant parent index. The Barra Optimizer is an algorithm designed to facilitate the portfolio construction process.

The minimum weight of any MSCI 25/50 Index constituent is equal to the weight of the smallest constituent in the relevant parent index. A buffer of 10% of the value of each constituent is used in order to reduce the risk of non-compliance due to short term market movements between two quarterly rebalancing. As a result, at the point of constructing or rebalancing the MSCI 25/50 Indices, the weight of any single issuer cannot exceed 22.5% of the index weight and all issuers with weight above 4.5% cannot exceed 45% of the index weight.

The MSCI Mexico Investable Market Index

The IMI is designed to measure the performance of the large-, mid- and small-cap segments of the Mexican market. The index currently covers approximately 99% of the free float-adjusted market capitalization in Mexico.

The IMI is part of the MSCI Global Equity Indices. MSCI aims to include in its indices 99% of the free float-adjusted market capitalization in each industry sector, within each country included in an index.

The IMI is part of the MSCI Global Investable Market Indices family. For more information about the MSCI Global Investable Market Indices, please see “—The iShares® MSCI EAFE ETF—Description of the MSCI EAFE Index—Description of the MSCI Global Investable Market Indices” above.

THE ISHARES® SEMICONDUCTOR ETF

Description of the iShares® Semiconductor ETF

The iShares® Semiconductor ETF (the “SOXX”) is an investment portfolio maintained and managed by iShares Trust and advised by BFA. The shares of the SOXX are listed and trade on The Nasdaq Stock Market under the ticker symbol “SOXX.” iShares Trust is a registered investment company that consists of numerous separate investment portfolios, including the SOXX.

Information provided to or filed with the SEC by iShares Trust pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively, through the SEC’s website at http://www.sec.gov.

Investment Objective and Strategy

The SOXX seeks to track the investment results, before fees and expenses, of an index composed of U.S.-listed equities in the semiconductor sector, which is currently the NYSE Semiconductor Index (the “ICESEMI”). Effective June 2021, the SOXX’s underlying index changed from the PHLX Semiconductor Sector Index to the ICE Semiconductor Index, and the SOXX’s name accordingly changed from the iShares® PHLX Semiconductor ETF to the iShares® Semiconductor ETF. Effective November 2023, the ICE Semiconductor Index was renamed as the NYSE Semiconductor Index.

Description of the NYSE Semiconductor Index

The ICESEMI is a rules-based, modified float-adjusted market capitalization-weighted index that is designed to track the performance of the thirty largest U.S. listed semiconductor companies. Semiconductor companies are defined as those classified within the semiconductors industry of the ICE Uniform Sector Classification schema. This includes companies that either manufacture materials that have electrical conductivity (semiconductors) to be used in electronic applications or utilize LED and OLED technology. This also includes companies that provide services or equipment associated with semiconductors such as packaging and testing. The inception date of the ICESEMI is September 21, 2012. The ICESEMI is reported by Bloomberg L.P. under the ticker symbol “ICESEMI.”

The ICESEMI includes common stocks, ordinary shares, ADRs, shares of beneficial interest and limited partnership interests that meet the following criteria:

1.	Listed on one of the following U.S. exchanges: New York Stock Exchange (NYSE), NYSE American, Cboe BZX, Nasdaq Global Select Market, Nasdaq Global Market, Nasdaq Capital Market

2.	Classified within the semiconductors industry of the ICE Uniform Sector Classification schema.

3.	A minimum $100 million security-level non-float adjusted market capitalization

4.	A minimum 5% security-level free float

5.	1.5 million share minimum U.S. consolidated traded volume in each of the six calendar months preceding the reference date

6.	IPOs and new listings must be at least three full calendar months past the listing date, not including the listing month but including the reconstitution reference date month of July

7.	If a company has multiple listed share classes that qualify, then only the largest share class based on float-adjusted market capitalization is eligible for selection.

8.	The thirty largest securities, ranked by security-level, float-adjusted market capitalization as of the reference date, are included in the ICESEMI.

Annual Reconstitution

The ICESEMI is float-adjusted market capitalization-weighted subject to certain exposure limits. First, all constituents are capped at 8% with any excess weight redistributed on a pro-rata basis to constituents below that cap, provided none can be increased above 8%. Next, the weights of constituents outside the initial five largest are capped at 4% with any excess weight redistributed on a pro-rata basis to (i) any of the five largest constituents that are below 8% (provided they cannot be increased above 8%), and (ii) any other constituents that are below 4% (provided none are increased above 4%). Finally, the cumulative weight of all ADRs is capped at 10% with the reductions applied proportionately across that group. Excess weight is redistributed on a pro-rata basis to (i) any non-ADR constituents among the resulting five largest constituents that are below 8% (provided they cannot be increased above 8%) and (ii) any other non-ADR constituents that are below 4% (provided they cannot be increased above 4%).

The ICESEMI undergoes a full reconstitution of constituent holdings annually after the close of the third Friday of September. At the annual reconstitution, qualifying constituents are re-selected based on the above criteria, and float-adjusted market capitalization weights are determined subject to the above exposure limits. The reference date for the input data used to determine security qualification is the close of the last trading day of July, and reference data for the input data used to determine weights is the close of the last trading day of August. The announcement date is the close of the first Friday of September.

In addition to the annual reconstitution, the ICESEMI undergoes a rebalancing after the close of the third Friday of March, June, and December. At the quarterly rebalancings, no constituents are added to or removed from the ICESEMI; however, constituent weights are recalculated based on updated float-adjusted market capitalizations subject to the issuer and ADR exposure limits. The reference date for all input data used in the quarterly rebalances is the close of the last trading day of the month preceding the month of effectiveness (February, May, November) and the announcement date is the close of the first Friday of the rebalance month.

Corporate Actions

The ICESEMI is adjusted for corporate actions that affect constituents and implements any intra-quarter float-adjusted shares outstanding updates greater than 10% in scheduled monthly share updates that take effect after the close of the last trading day of each month. Securities are removed from the ICESEMI only when both the transaction and delisting is either confirmed or deemed imminent. If a security is suspended prior to its removal from the ICESEMI, then the security is deleted at the close of the next trading day at either the last traded price (cash only terms) or the value of the deal terms (share or cash/share terms), if available. If a constituent is removed from the index intra-quarter, then it is replaced with the eligible security with the next highest free-float market capitalization as of the last reconstitution or rebalance. The replacement is made at the security-level free-float market capitalization of the new security, with no additional capping rules applied. The ICESEMI implements a zero-price spin-off policy. A spin-co is added into the ICESEMI effective for the spin-off ex-date with a $0 price and no price adjustment is made on the parent constituent. After the close of the first day of trading for the spin-co, it is deleted from the ICESEMI at its last traded price.

THE ISHARES® RUSSELL 1000 ETF

Description of the iShares® Russell 1000 ETF

The iShares® Russell 1000 ETF (the “IWB”) is an investment portfolio maintained and managed by iShares Trust and advised by BFA. The shares of the IWB are listed and trade on the NYSE Arca under the ticker symbol “IWB.” iShares Trust is a registered investment company that consists of numerous separate investment portfolios, including the IWB.

Information provided to or filed with the SEC by iShares Trust pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively, through the SEC’s website at http://www.sec.gov.

Investment Objective and Strategy

The IWB seeks to track the investment results, before fees and expenses, of an index composed of large- and mid-capitalization U.S. equities, which is currently the Russell 1000® Index (the “RIY”). The RIY is a subset of the Russell 3000® Index, which is designed to represent approximately 98% of the investable US equity market. It includes approximately 1,000 of the largest securities based on a combination of their market cap and current index membership. The RIY is constructed to provide a comprehensive and unbiased barometer for the large-cap segment and is completely reconstituted annually to ensure new and growing equities are included. The returns of the IWB may be affected by certain management fees and other expenses, which are detailed in its prospectus. The returns of the IWB may be affected by certain management fees and other expenses, which are detailed in its prospectus.

Investment Strategy — Representative Sampling

The IWB pursues a “representative sampling” strategy in attempting to track the performance of the RIY, meaning the IWB invests in a representative sample of securities that collectively has an investment profile similar to the RIY. Securities selected are expected to have aggregate investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the RIY. The IWB generally invests at least 80% of its assets in the component securities of the RIY and in investments that have economic characteristics that are substantially identical to the component securities of the RIY (i.e., depositary receipts representing securities of the RIY). The IWB may invest the remainder of its assets in certain futures, options and swap contracts, cash and cash equivalents, including money market funds advised by BFA or its affiliates, as well as in securities not included in the RIY, but which BFA believes will help the IWB track the RIY.

Correlation

The RIY is a theoretical financial calculation, while the IWB is an actual investment portfolio. While the IWB seeks to track the performance of the RIY (i.e., achieve a high degree of correlation with the RIY), the IWB’s return may not match the return of the RIY due to operating expenses, transaction costs, cash flows, regulatory requirements and operational inefficiencies.

Description of the Russell 1000® Index

The RIY measures the performance of the large-cap segment of the U.S. equity market. It includes approximately 1,000 of the largest securities in the U.S. equity market and is a subset of the Russell 3000® Index, which is designed to represent approximately 98% of the U.S. equity market. The inception date of the RIY is January 1, 1984. The RIY is one of the Russell U.S. indices.

Description of the Russell U.S. indices

Defining Eligible Securities

All companies that are determined to be part of the U.S. equity market under FTSE Russell’s country-assignment methodology are included in the Russell U.S. indices. If a company is incorporated in, has a stated headquarters location in, and also trades in the same country (American Depositary Receipts and American Depositary Shares are not eligible), the company is assigned to the equity market of its country of incorporation. If any of the three do not match, FTSE Russell then defines three Home Country Indicators (“HCI”): country of incorporation, country of headquarters, and country of the most liquid exchange as defined by two-year average daily dollar trading volume from all exchanges within a country. Using the HCIs, FTSE Russell cross-compares the primary location of the company’s assets with the three HCIs. If the primary location of the company’s assets matches any of the HCIs, then the company is assigned to its primary asset location. If there is insufficient information to determine the country in which the company’s assets are primarily located, FTSE Russell will use the primary location of the company’s revenues for the same cross-comparison and will assign the company to the appropriate country in a similar fashion. FTSE Russell uses an average of two years of assets or revenue data for analysis to reduce potential turnover. If conclusive country details cannot be derived from assets or revenue, FTSE Russell assigns the company to the country where its headquarters are located unless the country is a BDI country; in which case, the company will be assigned to the country of its most liquid stock exchange. For any companies incorporated or headquartered in a U.S. territory, including countries such as Puerto Rico, Guam, and U.S. Virgin Islands, a U.S. HCI is assigned. If a company is designated as a Chinese “N Share,” it will not be considered for inclusion within the Russell U.S. indices.

All securities eligible for inclusion in Russell U.S. indices must trade on an eligible U.S. exchange. The eligible U.S. exchanges are: CBOE, NYSE, NYSE American, Nasdaq, and ARCA. Bulletin board, pink-sheets, and OTC-traded securities are not eligible for inclusion, including securities for which prices are displayed on the FINRA ADF.

Preferred and convertible preferred stock, redeemable shares, participating preferred stock, warrants, rights, depositary receipts, installment receipts and trust receipts are not eligible for inclusion in the Russell U.S. indices. Royalty trusts, U.S. limited liability companies, closed-end investment companies, blank-check companies, special-purpose acquisition companies, and limited partnerships are also not eligible for inclusion in the Russell U.S. indices. Business development companies, exchange traded funds and mutual funds are also excluded.

If an eligible company trades under multiple share classes, FTSE Russell will review each share class independently for U.S. index inclusion. A stock must have a close price at or above $1.00 (on its primary exchange) on the rank day to be considered eligible for inclusion. In order to reduce unnecessary turnover, if an existing index member’s closing price is less than $1.00 on the rank day, it will be considered eligible if the average of the daily closing prices (from its primary exchange) during the 30 days prior to the rank day is equal to or greater than $1.00. If an existing index member does not trade on the rank day, it must price at $1.00 or above on another eligible U.S. exchange to remain eligible. A stock added during the quarterly IPOs process is considered a new index addition and therefore must have a closing price on its primary exchange at or above $1.00 on the last day of the IPO eligibility period in order to qualify for index inclusion. Companies with a total market capitalization of less than $30 million are not eligible for inclusion in the Russell U.S. indices. Similarly, companies with only 5% or less of their shares available in the marketplace are not eligible for the Russell U.S. indices.

Annual Reconstitution

Annual reconstitution is the process by which all Russell indices are completely rebuilt. Reconstitution is a vital part of the creation of a benchmark which accurately represents a particular market segment. Companies may get bigger or smaller over time, or periodically undergo changes in their style characteristics. Reconstitution ensures that the companies continue to be correctly represented in the appropriate Russell indices.

On the rank day, all eligible securities are ranked by their total market capitalization. The largest 4,000 securities are included in the Russell 3000E Index, and the other Russell U.S. indices are determined from that set of securities. If there are not 4,000 eligible securities in the U.S. market, the entire eligible set is included.

Reconstitution occurs on the fourth Friday in June. A full calendar for reconstitution is published each spring.

Eligible IPOs are added to the Russell U.S. indices quarterly to ensure that new additions to the institutional investing opportunity set are reflected in the representative indices. FTSE Russell focuses on IPOs each quarter because it is important to reflect market additions between reconstitution periods. Companies filing an IPO registration statement (or the local equivalent when outside the United States) and listing with the same quarter on an eligible U.S. exchange are reviewed for eligibility regardless of previous trading activity (exceptional or unique events may induce extraordinary treatment which will be communicated appropriately). Companies currently trading on foreign exchanges or OTC markets will be reviewed for eligibility if: (1) the company files an IPO statement for an eligible U.S. exchange; and (2) the offering is announced to the market and confirmed by FTSE Russell’s vendors as an IPO.

Capitalization Adjustments

After membership is determined, a security’s shares are adjusted to include only those shares available to the public, which is often referred to as “free float.” The purpose of this adjustment is to exclude from market calculations the capitalization that is not available for purchase and is not part of the investable opportunity set. Stocks in the Russell U.S. indices are weighted by their available (also called “float-adjusted”) market capitalization, which is calculated by multiplying the primary closing price by the available shares. Adjustments to shares are reviewed at reconstitution, during quarterly update cycles and for corporate actions such as mergers.

Certain types of shares are considered restricted and removed from total market capitalization to arrive at free float or available market capitalization, such as shares directly owned by state, regional, municipal and local governments (excluding shares held by independently managed pension schemes for governments), shares held by directors, senior executives and managers of the company, and by their family and direct relations, and by companies with which they are affiliated, and shares with high shareholding concentration, etc.

Corporate Action-Driven Changes

FTSE Russell defines a corporate action as an action on shareholders with a prescribed ex-date (e.g., rights issue, special dividend, stock split). The share price and indices in which the company is included will be subject to an adjustment on the ex-date. This is a mandatory event. FTSE Russell defines a corporate event as a reaction to company news (event) that might impact the index depending on the index rules. FTSE Russell applies corporate actions and events to its indices on a daily basis. Depending upon the time an action is determined to be final, FTSE Russell will either (1) apply the action before the open on the ex-date, or (2) apply the action providing appropriate notice, referred to as “delayed action.”

For merger and spin-off transactions that are effective between rank day and the business day immediately before the index lock down takes effect prior to annual reconstitution in June, the market capitalizations of the impacted securities are recalculated and membership is reevaluated as of the effective date of the corporate action. For corporate events that occur during the reconstitution lock down period (which take effect from the open on the first day of the lock-down period onwards), market capitalizations and memberships will not be reevaluated. Non index members that have been considered ineligible as of rank day will not be reevaluated in the event of a subsequent corporate action that occurs between rank day and the reconstitution effective date.

If a company distributes shares of an additional share class to its existing shareholders through a mandatory corporate action, FTSE Russell evaluates the additional share class for separate index membership. The new share class will be deemed eligible if the market capitalization of the distributed shares meets the minimum size requirement (above the minimum market capitalization breakpoint defined as the smallest member of the Russell 3000E Index from the previous rebalance, adjusted for performance to date.) Index membership of additional share classes that are added due to corporate actions will mirror that of the pricing vehicle, as will style and stability probabilities. If the distributed shares of an additional share class do not meet eligibility requirements, they will not be added to the index (the distributed shares may be added to the index temporarily until they are settled and listed to enable index replication).

“No Replacement” Rule: Securities that leave a Russell U.S. index for any reason (e.g., mergers, acquisitions or other similar corporate activities) are not replaced. Thus, the number of securities in a Russell U.S. index over the year will fluctuate according to corporate activity.

To maintain representativeness and maximize the available investment opportunity for index managers, the Russell U.S. indices are reviewed quarterly for updates to shares outstanding and to free floats used within the index calculation. The changes are implemented quarterly, on the third Friday of March, September and December (after the close). The June reconstitution will continue to be implemented on the last Friday of June (unless the last Friday occurs on the 29th or 30th, in which case reconstitution will occur on the Friday prior).

THE ISHARES® RUSSELL 2000 ETF

Description of the iShares® Russell 2000 ETF

The iShares® Russell 200 ETF (the “IWM”) is an investment portfolio maintained and managed by iShares Trust and advised by BFA. The shares of the IWM are listed and trade on the NYSE Arca under the ticker symbol “IWM.” iShares Trust is a registered investment company that consists of numerous separate investment portfolios, including the IWM.

Information provided to or filed with the SEC by iShares Trust pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively, through the SEC’s website at http://www.sec.gov.

Investment Objective and Strategy

The IWM seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the small capitalization sector of the U.S. equity market as measured by the Russell 2000® Index (the “RTY”). The RTY is a subset of the Russell 3000® Index and includes approximately 2,000 of the smallest securities based on a combination of their market cap and current index membership. The returns of the IWM may be affected by certain management fees and other expenses, which are detailed in its prospectus. The returns of the IWM may be affected by certain management fees and other expenses, which are detailed in its prospectus.

Investment Strategy — Representative Sampling

The IWM pursues a “representative sampling” strategy in attempting to track the performance of the RTY, meaning the IWM invests in a representative sample of securities that collectively has an investment profile similar to the RTY. Securities selected are expected to have aggregate investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the RTY. The IWM generally invests at least 80% of its assets in the component securities of the RTY and in investments that have economic characteristics that are substantially identical to the component securities of the RTY (i.e., depositary receipts representing securities of the RTY). The IWM may invest the remainder of its assets in certain futures, options and swap contracts, cash and cash equivalents, including money market funds advised by BFA or its affiliates, as well as in securities not included in the RTY, but which BFA believes will help the IWM track the RTY.

Correlation

The RTY is a theoretical financial calculation, while the IWM is an actual investment portfolio. While the IWM seeks to track the performance of the RTY (i.e., achieve a high degree of correlation with the RTY), the IWM’s return may not match the return of the RTY due to operating expenses, transaction costs, cash flows, regulatory requirements and operational inefficiencies.

Description of the Russell 2000® Index

The RTY measures the performance of the small-cap segment of the U.S. equity market. It includes approximately 2,000 of the smallest securities in the U.S. equity market and is a subset of the Russell 3000® Index, which is designed to represent approximately 98% of the U.S. equity market. The inception date of the RTY is January 1, 1984. The RTY is one of the Russell U.S. indices. For additional information about the Russell U.S. indices, see “—iShares® Russell 1000 ETF—Description of the Russell 1000® Index—Description of the Russell U.S. indices” above.

THE ISHARES® SILVER TRUST

The iShares® Silver Trust (the “SLV”) trades under the ticker symbol “SLV” on the NYSE Arca. The Bank of New York Mellon is the trustee of the SLV , and JPMorgan Chase Bank, N.A., London branch is the custodian of the SLV.

Information provided to or filed with the SEC by the SLV pursuant to the Securities Act and the Exchange Act can be located by reference to SEC file numbers 333-239613 and 001-32863, respectively, through the SEC’s website at http://www.sec.gov.

The SLV seeks to reflect generally the price of silver before the payment of its expenses and liabilities. The assets of the SLV consist primarily of silver held by the custodian on behalf of the SLV . The SLV issues shares in exchange for deposits of silver and distributes silver in connection with the redemption of shares. The shares of the SLV are intended to constitute a simple and cost-effective means of making an investment similar to an investment in silver.

The shares of the SLV represent units of fractional undivided beneficial interest in and ownership of the SLV . The SLV is a passive investment vehicle and the trustee of the SLV does not actively manage the silver held by the SLV . The trustee of the SLV sells silver held by the SLV to pay the SLV ’s expenses on an as-needed basis irrespective of then-current silver prices. Currently, the SLV ’s only ordinary recurring expense is expected to be iShares Delaware’s fee, which is accrued daily at an annualized rate equal to 0.50% of the NAV of the SLV and is payable monthly in arrears. The trustee of the SLV will, when directed by iShares Delaware, and, in the absence of such direction, may, in its discretion, sell silver in such quantity and at such times as may be necessary to permit payment of iShares Delaware’s fee and of SLV expenses or liabilities not assumed by iShares Delaware.

According to the SLV ’s prospectus, the SLV is not a mutual fund or any other type of investment company within the meaning of the Investment Company Act and is not subject to regulation thereunder. The SLV is not a commodity pool within the meaning of the Commodity Exchange Act, as amended and is not subject to regulation thereunder, and iShares Delaware is not subject to regulation by the Commodity Futures Trading Commission as a commodity pool operator or a commodity trading advisor.

THE ISHARES® U.S. AEROSPACE & DEFENSE ETF

Description of the iShares® U.S. Aerospace & Defense ETF

The iShares® U.S. Aerospace & Defense ETF (the “ITA”) seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the Dow Jones U.S. Select Aerospace & Defense Index (the “DJSASDT”). The DJSASDT was developed by SPDJI and is designed to track the performance of U.S. equities in the aerospace and defense sector. The ITA uses a representative sampling strategy to try to track the DJSASDT and generally will invest at least 80% of its assets in the components of the DJSASDT. The returns of the ITA will be reduced by certain management fees and other expenses, which are detailed in its prospectus and which may cause the ITA to underperform the components of the DJSASDT. Shares of the ITA trade on the Cboe BZX under the ticker symbol “ITA.”

Description of the Dow Jones U.S. Select Aerospace & Defense Index

General

The DJSASDT is a float-adjusted market capitalization-weighted index that is designed to measure the performance of U.S. companies in the aerospace and defense sector. Component companies consist of manufacturers, assemblers and distributors of aircraft and aircraft parts primarily used in commercial or private air transport and producers of components and equipment for the defense industry, including military aircraft, radar equipment and weapons. The index has a base date of December 31, 1991. The level of the index is reported by Bloomberg L.P. under the ticker symbol “DJSASD.”

Index Eligibility

The index universe includes all common stocks of companies in the Dow Jones U.S. Broad Stock Market Index that are categorized into the aerospace or defense sectors, based on a proprietary classification system used by SPDJI. The Dow Jones U.S. Broad Stock Market Index is designed to measure the performance of large- and small-capitalization U.S. equity securities. To be eligible for inclusion in the Dow Jones U.S. Broad Stock Market Index, a company must be a “U.S. company”, which is generally defined as (1) a company that files 10-K annual reports, (2) for which the U.S. portion of fixed assets and revenues constitute a plurality of the total, but need not exceed 50%, (3) primary listing must be on one of the following U.S. stock exchanges: NYSE, Nasdaq Capital Market, NYSE Arca, CBOE BZX, NYSE American, CBOE BYX, Nasdaq Global Select Market, CBOE EDGA, Nasdaq Select Market, CBOE EDGX, and (4) a corporation (including equity and mortgage REITs). Only common stock of a company is eligible for inclusion in the Dow Jones U.S. Broad Stock Market Index. All publicly listed multiple share class lines are eligible for inclusion in that index, subject to meeting the eligibility criteria.

Constituent Selection

On the last business day of the month prior to the quarterly rebalancing, a nonconstituent company must have float-adjusted market capitalization of at least $500 million to enter the DJSASDT. If a company is already an index constituent, its float-adjusted market capitalization must be at least $250 million to remain in the index. At each quarterly rebalancing, if the component count is less than 22 after applying the rules set forth in the eligibility criteria, the market capitalization requirement is relaxed so that the next largest non-component in the eligible universe is added until the component count reaches 22.

Index Calculation

The DJSASDT is a capped, float-adjusted market capitalization-weighted index. On any given day, its index value is the total float-adjusted market capitalization its constituents divided by its divisor. The float-adjusted market capitalization reflects the price of each stock in the index multiplied by the number of shares used in the index value calculation, and reflects adjustments from an AWF used to confine constituents to a maximum weight (as set forth below) and distribute excess weight among remaining constituents.

Constituent Weighting

The DJSASDT is weighted by float-adjusted market capitalization, subject to the following adjustments, which are made as part of the quarterly rebalancings in March, June, September, and December:

•	The weight of any individual company is capped at 22.50%.

•

If any company’s weight exceeds 22.50%, that company’s weight is capped at 22.50% and all excess weight is proportionally redistributed to all uncapped companies within the index. If after this redistribution, any company breaches the 22.50% weight cap, the process is repeated iteratively until no company breaches the 22.50% weight cap.

•	Then, the aggregate weight of the companies in the index with a weight greater than 4.50% is capped at 45%.

Index Rebalancing

The DJSASDT is rebalanced quarterly, effective at the open of trading on the Monday following the third Friday of March, June, September and December. Component eligibility is determined as of the last trading day of the month prior to rebalancing. As part of the rebalancing process, index composition, shares and weight caps are adjusted, if necessary.

Additions

With the exception of spin-offs, no additions are made to the index between quarterly rebalancings.

Deletions

Between rebalancings, a company can be deleted from the index due to corporate events such as mergers, acquisitions, takeovers, delistings or bankruptcies. Deleted constituents are not replaced between rebalancings. If, during the course of the regular review of company classifications, a constituent’s sub-sector classification changes to an ineligible sub-sector, it is removed from the index at the next rebalancing. If a constituent’s sector classification changes due to a corporate action such as a merger or spin-off, it is evaluated and may be removed from the index at that time.

In addition to the scheduled quarterly rebalancings, the DJSASDT is reviewed on an ongoing basis. Changes in index composition and related weight adjustments are necessary whenever there are extraordinary events such as delistings, bankruptcies, mergers, or takeovers involving index components. In these cases, each event will be taken into account as soon as it is effective. Whenever possible, the changes in the index components will be announced at least two business days prior to their implementation date.

Type of Corporate Action	Comments	Divisor Adjustment
Company Addition/Deletion	Addition: Companies are added at the float market capitalization weight. Deletion: The weights of all stocks in the DJSASDT will proportionally change. Relative weights will stay the same.	Yes

Change in Shares Outstanding	Increasing (decreasing) the shares outstanding increases (decreases) the market capitalization of the DJSASDT.	Yes

Split/Reverse Split	Shares outstanding are adjusted by split ratio. Stock price is adjusted by split ratio.	No

Spin-off

The spun-off company is added to the DJSASDT at a zero price after the market close of the day before the ex-date (with no divisor adjustment). It will remain in the index until the next index rebalancing, at which time it will be evaluated for continued membership.

Maybe

Change in IWF	Increasing (decreasing) the IWF increases (decreases) the market capitalization of the DJSASDT.	Yes

Special Dividends	The stock price is adjusted by the amount of the dividend.	Yes

Rights Offering

All rights offerings that are in the money on the ex-date are applied under the assumption the rights are fully subscribed. The stock price is adjusted by the value of the rights and the shares outstanding are increased by the rights ratio.

Yes

Index Governance

An S&P Dow Jones Indices Index Committee (for purposes of this section, the “Index Committee”) maintains the DJSASDT. All Index Committee members are full-time professional members of SPDJI’s staff. The Index Committee meets regularly. At each meeting, the Index Committee may review pending corporate actions that may affect index constituents, statistics comparing the composition of the index to the market, companies that are being considered as candidates for addition to the index, and any significant market events. In addition, the Index Committee may revise index policy covering rules for selecting companies, treatment of dividends, share counts or other matters.

The Index Committee reserves the right to make exceptions when applying the methodology if the need arises.

THE ISHARES® U.S. REAL ESTATE ETF

Description of the iShares® U.S. Real Estate ETF

The iShares® U.S. Real Estate ETF (the “IYR”) is an investment portfolio maintained and managed by iShares Trust and advised by BFA. iShares Trust is a registered investment company that consists of numerous separate investment portfolios, including the IYR. The shares of the IYR are listed and trade at market prices on the NYSE Arca under the ticker symbol “IYR.”

Information provided to or filed with the SEC by iShares Trust pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively, through the SEC’s website at http://www.sec.gov.

Investment Objective and Strategy

Effective January 25, 2021, the IYR’s underlying index changed from the Dow Jones U.S. Real Estate Index (the “DJUSRE”) to the Dow Jones U.S. Real Estate Capped Index (the “DJUSRCUP”). The IYR seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of real estate sector of the U.S. equity market measured by the DJUSRCUP. Thus, the IYR is concentrated in the U.S. real estate industry. The DJUSRCUP is calculated, maintained and published by S&P and is designed to track the performance of REITs and other companies that invest directly or indirectly in real estate through development, management, or ownership, including property agencies. The returns of the IYR may be affected by certain management fees and other expenses, which are detailed in its prospectus.

Investment Strategy — Representative Sampling

The IYR pursues a “representative sampling” indexing strategy in attempting to track the performance of the DJUSRCUP, and generally does not hold all of the equity securities included in the DJUSRCUP. The IYR invests in a representative sample of securities in the DJUSRCUP, which have a similar investment profile as the DJUSRCUP. Securities selected have aggregate investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the DJUSRCUP.

The IYR generally invests at least 80% of its assets in the component securities in the DJUSRCUP and in investments that have economic characteristics that are substantially identical to the component securities of the DJUSRCUP (i.e., depositary receipts representing securities of the DJUSRCUP). The IYR may invest the remainder of its assets in securities not included in the DJUSRCUP, but which BFA believes will help the IYR track the DJUSRCUP, and in futures, options and swap contracts, cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates.

Correlation

The DJUSRCUP is a theoretical financial calculation, while the IYR is an actual investment portfolio. The performance of the IYR and the DJUSRCUP will vary somewhat due to transaction costs, market impact, corporate actions (such as mergers and spin-offs) and timing variances. The IYR, using a representative sampling strategy, can be expected to have a greater tracking error (i.e., the correlation is weaker) than a fund using a replication strategy. Replication is an indexing strategy in which a fund invests in substantially all of the securities in its underlying index in approximately the same proportions as in the underlying index.

Industry Concentration Policy

The IYR will concentrate (i.e., hold 25% or more of its total assets) its investments to approximately the same extent that the DJUSRCUP concentrates in the stocks of the real estate industry. For purposes of this limitation, securities of the U.S. government (including its agencies and instrumentalities) and repurchase agreements collateralized by U.S. government securities are not considered to be issued by members of any industry.

Description of the Dow Jones U.S. Real Estate Capped Index

The DJUSRCUP is designed to track the performance of REITs and other companies that invest directly or indirectly in real estate through development, management or ownership, including property agencies. REITs are passive investment vehicles that invest primarily in income producing real estate or real estate-related loans and interests.

The index composition of the DJUSRCUP is the same as the DJUSRE. Eligible components are stocks traded on the major U.S. stock exchanges, minus any non-common issues and illiquid stocks, which are issued by companies in the real estate sector. The DJUSRCUP is one of the sector and the industry indices of the Dow Jones U.S. Index.

Capping Methodology

For capping purposes, the index is rebalanced quarterly after the close of business on the third Friday of March, June, September, and December. The reference date for capping is the Wednesday prior to second Friday of the rebalancing month.

The index is also reviewed daily based on each company’s capped market capitalization weight. Daily capping is only performed when the sum of companies with weight greater than 5% exceeds 25%. When daily capping is necessary, the changes are announced after the close of the business day on which the daily weight caps are exceeded, with the reference date after the close of that same business day, and changes are effective after the close of the next trading day. While capping is reviewed daily, the index may be capped on a less frequent basis. Both the quarterly and daily capping process are performed according to the following procedures:

1.

With prices reflected on the rebalancing price reference date, adjusted for any applicable corporate actions, and membership, shares outstanding, and IWFs as of the rebalancing effective date, each company is weighted by float-adjusted market capitalization. Modifications are made as defined below.

2.

If any company’s weight exceeds10%, that company’s weight is capped at 10% and all excess weight is proportionally redistributed to all uncapped companies within the index. If, after this redistribution, any company breaches the weight cap the process is repeated iteratively until no company breaches the company capping rule.

3.	Then, the aggregate weight of the companies with weight greater than 4.5% cannot exceed 22.5%.

4.

If the rule in step 3 is breached, all the companies are ranked in descending order of their weights and the company with the smallest weight above 4.5% is identified. The weight of this company is, then, reduced either until the rule in step 3 is satisfied or it reaches 4.5%.

5.

This excess weight is proportionally redistributed to all companies with weights below 4.5%. Any company that receives weight cannot breach the 4.5% cap. This process is repeated iteratively until step 3 is satisfied.

6.

Index share amounts are assigned to each constituent to arrive at the weights calculated above. Since index shares are assigned based on prices prior to rebalancing, the actual weight of each constituent at the rebalancing differs somewhat from these weights due to market movements.

Description of the Dow Jones U.S. Real Estate Index

The DJUSRE is a float-adjusted capitalization-weighted, real-time index that provides a broad measure of the U.S. real estate securities market. The index is designed to track the performance of REITs and other companies that invest directly or indirectly in real estate through development, management, or ownership, including property agencies.

Index Methodology

The DJUSRE is a subset of the Dow Jones U.S. Index, which covers 95% of U.S. securities based on float-adjusted market capitalization. Excluded from the Dow Jones U.S. Index are the smallest and least liquid of U.S. stocks. The index composition is reviewed quarterly in March, June, September and December. The index is also reviewed on an ongoing basis to account for corporate actions such as mergers, delistings and bankruptcies. Calculation of the DJUSRE began on February 14, 2000. Real index history is available daily from this date forward.

Index Computation

The DJUSRE is a price-weighted index rather than a market capitalization-weighted index. In essence, the DJUSRE consists of one share of stocks included in the DJUSRE. Thus, the weightings of the components of the DJUSRE are affected only by changes in their prices, while the weightings of stocks in other indices are affected by price changes and changes in shares outstanding.

The DJUSRE is calculated by adding up the prices of the constituent stocks and dividing the total by a divisor. The divisor is adjusted to ensure the continuity of the DJUSRE. The divisor is now an arbitrary number that reflects adjustments over time resulting from spin-offs, rights offerings, stock splits, stock dividends and other corporate actions, as well as additions to and deletions from the DJUSRE. Accordingly, the divisor is no longer equal to the number of components in the DJUSRE. The current divisor of DJUSRE is published daily in the WSJ and other publications.

While S&P currently employs the above methodology to calculate the DJUSRE, no assurance can be given that S&P will not modify or change this methodology in a manner that may affect the performance of the DJUSRE.

THE KRANESHARES CSI CHINA INTERNET ETF

Description of the KraneShares CSI China Internet ETF

The KraneShares CSI China Internet ETF (the “KWEB”) is an investment portfolio managed by KraneShares Trust, a registered investment company, and Krane Funds Advisors, LLC, the investment adviser of the KWEB. The shares of the KWEB trade on the NYSE Arca under ticker symbol “KWEB.”

Information provided to or filed with the SEC by pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 333-180870 and 811-22698, respectively, through the SEC’s website at http://www.sec.gov.

Investment Objective and Strategy

The KWEB seeks to track the investment results, before fees and expenses, of the CSI Overseas China Internet Index, a free-float market capitalization weighted index consisting of China based companies whose primary business or businesses are in the internet and internet-related sectors and are listed outside of mainland China. Under normal circumstances, the KWEB will invest at least 80% of its total assets in components of its underlying index and in depositary receipts representing securities in its underlying index. The KWEB uses a representative sampling strategy to try to track the CSI Overseas China Internet Index. The returns of the KWEB may be affected by certain management fees and other expenses, which are detailed in its prospectus.

Description of the CSI Overseas China Internet Index

The underlying index is designed to measure the performance of publicly traded China-based companies whose primary business or businesses are in the internet and internet-related sectors (together, “China Internet Companies”), and are listed outside of mainland China, as determined by China Securities Index Co., Ltd. (the “underlying index sponsor”). The underlying index sponsor treats China-based companies as including companies that (i) are incorporated in mainland China, (ii) have their headquarters in mainland China, or (iii) derive at least 50% of their revenue from goods produced or sold, or services performed, in mainland China. The underlying index sponsor then removes all securities that had a daily average trading volume of less than $3 million or a daily average market capitalization of less than $2 billion, each measured during the prior year. China Internet Companies include, but are not limited to, companies that develop and market internet software and/or provide internet services, manufacture home entertainment software and educational software for home use; provide retail or commercial services primarily through the internet; and develop and market mobile Internet software and/or provide mobile Internet services. Constituents of the underlying index are ranked by market capitalization in U.S. dollars and then weighted so that no constituent weighted exceeds 10% at each rebalance with the top five constituents capped at 40%.

THE SPDR® DOW JONES® INDUSTRIAL AVERAGESM ETF TRUST

Description of the SPDR® Dow Jones® Industrial AverageSM ETF Trust

The SPDR® Dow Jones® Industrial AverageSM ETF Trust (the “DIA”) is a unit investment trust that trades on the NYSE Arca under the ticker symbol “DIA.”

The DIA is a unit investment trust created to provide investors with the opportunity to purchase a security representing a proportionate undivided interest in a portfolio of securities consisting of substantially all of the component common stocks, in substantially the same weighting, which comprise the Dow Jones Industrial Average ( the “INDU”). Each unit of fractional undivided interest in the DIA is referred to as a “Trust Unit” or a “Unit.” Individual Units trade on the NYSE Arca like any other equity security. The DIA commenced operations on January 14, 1998 upon the initial issuance of 500,000 Units in exchange for a portfolio of securities assembled to reflect the intended portfolio composition of the DIA. Trust Units represent an undivided ownership interest in common stocks that are actually held by the DIA and make up the trust’s portfolio of the DIA.

Information provided to or filed with the SEC by the DIA pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 333-31247 and 811-09170, respectively, through the SEC’s website at http://www.sec.gov.

Investment Objective and Strategy

The DIA seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of the INDU. The INDU measures the performance of the companies in nine economic sectors, including consumer discretionary, consumer staples, communication services, energy, financials, health care, industrials, information technology and materials.

Investment Strategy

The DIA seeks to achieve its investment objective by holding a portfolio of the common stocks that are included in the INDU, with the weight of each stock in the portfolio substantially corresponding to the weight of such stock in the INDU. At any time, the portfolio will consist of as many of the common stocks that are included in the INDU, as determined by the index provider, S&P as is practicable. To maintain the correspondence between the composition and weightings of portfolio securities and index securities, State Street Global Advisors Trust Company, the trustee of the DIA or its parent company, State Street Bank and Trust Company, adjusts the composition of the portfolio from time to time to conform to periodic changes made by S&P to the composition and/or weighting structure of index securities in the INDU. The DIA is not actively managed. Rather, the DIA attempts to track the performance of an unmanaged index of securities. This differs from an actively managed fund, which typically seeks to outperform a benchmark index. As a result, the DIA will hold constituent securities of the INDU regardless of the current or projected performance of a specific security or a particular industry or market sector. Maintaining investments in securities regardless of market conditions or the performance of individual securities could cause the DIA’s return to be lower than if the DIA employed an active strategy.

Correlation

The DIA is a theoretical financial calculation, while the INDU is an actual investment portfolio. While the DIA seeks to track the performance of the INDU (i.e., achieve a high degree of correlation with the INDU), the DIA’s return may not match the return of the INDU due to operating expenses, transaction costs, cash flows, regulatory requirements and operational inefficiencies.

Description of the Dow Jones Industrial Average®

The INDU is a price-weighted index of 30 blue-chip companies, which covers all industries except transportation and utilities.

According to SPDJI, the composition of the INDU is determined by the Averages Committee, which is composed of two representatives of The Wall Street Journal (the “WSJ”) and three representatives of S&P. There are no pre-determined criteria for selection of a component stock, except that the INDU is designed to measure the performance of some of the largest U.S. companies and provide suitable sector representation with the exception of the transportation industry group and utilities sector which are covered by other Dow Jones indices. While stock selection is not governed by quantitative rules, a stock typically is added to the index only if the company has an excellent reputation, demonstrates sustained growth and is of interest to a large number of investors. Maintaining adequate sector representation within the index is also a consideration in the selection process. The inclusion of any particular company in the INDU does not constitute a prediction as to the company’s future results of operations or stock market performance. For the sake of continuity, changes to the composition of the INDU are made on an as-needed basis, and typically occur following corporate actions or market developments. Constituent changes are typically announced one to five days before they are scheduled to be implemented.

Index Computation

The INDU is a price-weighted index rather than a market capitalization-weighted index. In essence, the INDU consists of one share of each of the 30 stocks included in the INDU. Thus, the weightings of the components of the INDU are affected only by changes in their prices, while the weightings of stocks in other indices are affected by price changes and changes in shares outstanding.

The INDU is calculated by adding up the prices of the 30 constituent stocks and dividing the total by a divisor. The divisor is adjusted to ensure the continuity of the INDU. The divisor is now an arbitrary number that reflects adjustments over time resulting from spin-offs, rights offerings, stock splits, stock dividends and other corporate actions, as well as additions to and deletions from the INDU. Accordingly, the divisor is no longer equal to the number of components in the INDU. The current divisor of INDU is published daily in the WSJ and other publications.

While SPDJI currently employs the above methodology to calculate the INDU, no assurance can be given that SPDJI will not modify or change this methodology in a manner that may affect the performance of the INDU.

THE SPDR® GOLD SHARES

General

The SPDR® Gold Shares (the “GLD”) is an investment trust that seeks to reflect the performance of the price of gold bullion, less the expenses of the Trust’s operations. Information provided to or filed with the SEC pursuant to the Securities Act can be located by reference to SEC CIK number 1222333 and file number 001-32356, through the SEC’s website at http://www.sec.gov. The GLD trades on the NYSE Arca under the symbol “GLD.”

The shares of the GLD represent units of fractional undivided beneficial interest in and ownership of the GLD. BNY Mellon Asset Servicing, a division of The Bank of New York Mellon, is the trustee of the GLD, or the Trustee, HSBC Bank plc is the custodian of the GLD (the “Custodian”), and State Street Global Advisors Funds Distributors, LLC (formerly State Street Global Markets, LLC) is the marketing agent of the GLD (the “Marketing Agent”). The GLD intends to issue additional shares on a continuous basis through its Trustee. The GLD is not a commodity pool for purposes of the Commodity Exchange Act, and its sponsor is not subject to regulation by the Commodity Futures Trading Commission as a commodity pool operator, or a commodity trading advisor.

The shares may be purchased from the GLD only in one or more blocks of 100,000 shares (a block of 100,000 shares is called a “Basket” for purpose of this section). The GLD issues shares in Baskets to certain authorized participants (the “Authorized Participants”), on an ongoing basis. Baskets are offered continuously at the NAV, for 100,000 shares on the day that an order to create a Basket is accepted by the Trustee.

The investment objective of the GLD is to reflect the performance of the price of gold bullion, less the GLD’s expenses. The GLD holds gold bars. The GLD issues shares in exchange for deposits of gold and distributes gold in connection with the redemption of Baskets. The shares are intended to offer investors an opportunity to participate in the gold market through an investment in securities. The ownership of the shares is intended to overcome certain barriers to entry in the gold market, such as the logistics of buying, storing and insuring gold.

The shares represent units of fractional undivided beneficial interest in and ownership of the GLD, the primary asset of which is allocated (or secured) gold. The GLD is not managed like a corporation or an active investment vehicle. The gold held by the GLD will be sold only: (1) on an as-needed basis to pay the GLD’s expenses, (2) in the event the GLD terminates and liquidates its assets or (3) as otherwise required by law or regulation.

Creation and Redemption

The GLD creates and redeems the shares from time to time, but only in one or more Baskets. The creation and redemption of Baskets requires the delivery to the GLD or the distribution by the GLD of the amount of gold and any cash represented by the Baskets being created or redeemed, the amount of which is based on the combined NAV of the number of shares included in the Baskets being created or redeemed. The initial amount of gold required for deposit with the GLD to create shares for the period from the formation of the GLD to the first day of trading of the shares on the NYSE was 10,000 ounces per Basket. The number of ounces of gold required to create a Basket or to be delivered upon the redemption of a Basket gradually decreases over time, due to the accrual of the GLD’s expenses and the sale of the GLD’s gold to pay the GLD’s expenses. Baskets may be created or redeemed only by Authorized Participants, who pay a transaction fee for each order to create or redeem Baskets and may sell the shares included in the Baskets they create to other investors.

Valuation of Gold; Computation of Net Asset Value

The Trustee determines the NAV of the GLD on each day that NYSE Arca is open for regular trading at the earlier of (i) the afternoon session of the twice daily determination of the price of an ounce of gold through an auction by the LBMA, administered by the ICE Benchmark Administration (the “IBA”), which starts at 3:00 PM London, England time, or the LBMA Gold Price PM, or (ii) 12:00 PM New York time. The LBMA Gold Price PM is determined by participants in a physically settled, electronic and tradable auction. The LBMA Gold Price PM replaced the previously established London PM Gold Fix on March 20, 2015. The NAV of the GLD is the aggregate value of the GLD’s assets less its estimated accrued but unpaid liabilities (which include accrued expenses). In determining the GLD’s NAV, the Trustee values the gold held by the GLD based on the LBMA Gold Price PM for an ounce of gold. The Trustee also determines the NAV per share.

The Custodian is HSBC Bank plc and is responsible for the safekeeping of the GLD’s gold bars transferred to it in connection with the creation of Baskets by Authorized Participants. The Custodian also facilitates the transfer of gold in and out of the GLD through gold accounts it maintains for Authorized Participants and the GLD. The Custodian is a market maker, clearer and approved weigher under the rules of the LBMA.

THE SPDR® S&P 500® ETF TRUST

Description of the SPDR® S&P 500® ETF Trust

The SPDR® S&P 500® ETF Trust (the “SPY”) is an investment company registered under the Investment Company Act. The trustee of the SPY is State Street Bank and Trust Company (“SSBTC”), and the sponsor of the SPY is PDR Services, LLC. The SPY is an exchange-traded fund that trades on the NYSE Arca under the ticker symbol “SPY.”

Information provided to or filed with the SEC by the SPY pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 033-46080 and 811-06125, respectively, through the SEC’s website at http://www.sec.gov.

Investment Objective and Strategy

The SPY’s objective is to provide investment results that, before expenses, generally correspond to the price and yield performance of the SPX. The SPX includes a representative sample of 500 companies in leading industries of the U.S. economy. The returns of the SPY may be affected by certain management fees and other expenses, which are detailed in its prospectus.

Investment Strategy

At any time, the portfolio of SPY will consist of as many of the index securities in the SPX as is practicable. To maintain the correspondence between the composition and weightings of portfolio securities and index securities, the SSBTC or its parent company adjusts the portfolio from time to time to conform to periodic changes made by SPX to the identity and/or relative weightings of index securities in the SPX. The SSBTC or its parent company aggregates certain of these adjustments and makes changes to the portfolio at least monthly, or more frequently in the case of significant changes to the SPX. The SPY is not actively managed. Rather, the SPY attempts to track the performance of an unmanaged index of securities. This differs from an actively managed fund, which typically seeks to outperform a benchmark index. As a result, the SPY will hold constituent securities of the SPX regardless of the current or projected performance of a specific security or a particular industry or market sector. Maintaining investments in securities regardless of market conditions or the performance of individual securities could cause the SPY’s return to be lower than if the SPY employed an active strategy.

Correlation

While the SPY is intended to track the performance of the SPX as closely as possible (i.e., to achieve a high degree of correlation with the SPX), the SPY’s return may not match or achieve a high degree of correlation with the return of the SPX due to expenses and transaction costs incurred in adjusting the portfolio. In addition, it is possible that the SPX may not always fully replicate the performance of the SPX due to the unavailability of certain index securities in the secondary market or due to other extraordinary circumstances (e.g., if trading in a security has been halted). For additional information about the S&P 500® Index, see “—The Invesco S&P 500® Equal Weight ETF—Description of the S&P 500® Index” above.

THE SPDR® S&P® BANK ETF

Description of the SPDR® S&P® Bank ETF

The shares of the SPDR® S&P® Bank ETF (the “KBE”) are issued by the SPDR® Series Trust, a registered investment company. SSGA Funds Management, Inc. (the “SSGA”) currently serves as the investment advisor to the KBE. The KBE trades on the NYSE Arca under the ticker symbol “KBE.”

Information provided to or filed with the SEC by the SPDR® Series Trust pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 333-57793 and 811-08839, respectively, through the SEC’s website at http://www.sec.gov.

Investment Objective and Strategy

The KBE seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the S&P Banks Select Industry Index ( the “SPSIBK”). The SPSIBK represents the banks segment of the S&P Total Market Index (the “S&P TMI”). The banks segment of the S&P TMI comprises the following sub-industries: asset management & custody banks, diversified banks, regional banks, diversified financial services and commercial & residential mortgage finance. The returns of the KBE may be affected by certain management fees and other expenses, which are detailed in its prospectus.

Investment Strategy

The KBE employs a sampling strategy to achieve its investment objective, which means that the KBE is not required to purchase all of the securities represented in the SPSIBK. Instead, the KBE may purchase a subset of the securities in the SPSIBK in an effort to hold a portfolio of securities with generally the same risk and return characteristics of the SPSIBK. The quantity of holdings in the KBE will be based on a number of factors, including asset size of the KBE. Based on its analysis of these factors, SSGA, either may invest the KBE’s assets in a subset of securities in the SPSIBK or may invest the KBE’s assets in substantially all of the securities represented in the SPSIBK in approximately the same proportions as the SPSIBK, as determined by SSGA to be in the best interest of the KBE in pursuing its objective.

Under normal market conditions, the KBE generally invests substantially all, but at least 80%, of its total assets in the securities comprising the SPSIBK. In addition, in seeking to track the SPSIBK, the KBE may invest in equity securities that are not included in the SPSIBK, cash and cash equivalents or money market instruments, such as repurchase agreements and money market funds (including money market funds advised by SSGA). In seeking to track the SPSIBK, the KBE’s assets will generally be concentrated in an industry or group of industries to the extent that the SPSIBK concentrates in a particular industry or group of industries. Futures contracts (a type of derivative instrument) may be used by the KBE in seeking performance that corresponds to the SPSIBK and in managing cash flows.

Correlation

The KBE is a theoretical financial calculation, while the SPSIBK is an actual investment portfolio. While the KBE seeks to track the performance of the SPSIBK (i.e., achieve a high degree of correlation with the SPSIBK), the KBE’s return may not match the return of the SPSIBK due to operating expenses, transaction costs, cash flows, regulatory requirements and operational inefficiencies.

Description of the S&P Banks Select Industry Index

The SPSIBK is one of twenty-one of the S&P Select Industry Indices (the “Select Industry Indices”), each designed to measure the performance of a narrow sub-industry or group of sub-industries determined based on the GICS. Membership in the Select Industry Indices is based on the GICS classification, as well as liquidity and market cap requirements. Companies in the Select Industry Indices are classified according to GICS which determines classifications primarily based on revenues; however, earnings and market perception are also considered.

The SPSIBK consists of the S&P TMI constituents belonging to the asset management & custody banks, diversified banks, regional banks, diversified financial services and commercial & residential mortgage finance sub-industries that satisfy the following criteria: (i) have a float-adjusted market capitalization above $2 billion with a float-adjusted liquidity ratio (defined by dollar value traded over the previous 12 months divided by the float-adjusted market capitalization as of the index rebalancing reference date) above 100%; and (ii) are U.S. based companies. To evaluate liquidity, the dollar value traded for IPOs or spin-offs that do not have 12 months of trading history is annualized. The market capitalization threshold may be relaxed to ensure that there are at least 22 stocks in the SPSIBK as of the rebalancing effective date. Existing SPSIBK constituents are removed at the quarterly rebalancing effective date if either their float-adjusted market capitalization falls below $1 billion or their float-adjusted liquidity ratio falls below 50%. The market capitalization threshold and the liquidity threshold are each reviewed from time to time based on market conditions. The SPSIBK rebalances and reconstitutes quarterly on the third Friday of the quarter ending month. The reference date for additions and deletions is after the close of the last trading date of the previous month. The S&P TMI tracks all eligible U.S. common equities listed on the NYSE, NYSE Arca, NYSE American, Nasdaq Global Select Market, Nasdaq Select Market, Investors Exchange (IEX), Nasdaq Capital Market, Cboe BZX, Cboe BYX, Cboe EDGA, or Cboe EDGX exchanges. The SPSIBK is modified equal weighted.

Description of the S&P Select Industry Indices

Eligibility Criteria

Index Eligibility. To be eligible for inclusion in the Select Industry Indices, companies must be in the S&P TMI, must be included in the relevant GICS® sub-industry (e.g. homebuilding) and must satisfy one of the following combined size and liquidity criteria:

•	be a current constituent, have an float-adjusted market capitalization greater than or equal to U.S.$300 million, and have an float-adjusted liquidity ratio greater than or equal to 50%;

•	have a float-adjusted market capitalization greater than or equal to U.S.$500 million and a float-adjusted liquidity ratio greater than or equal to 90%; or

•	have a float-adjusted market capitalization greater than or equal to U.S.$400 million and a float-adjusted liquidity ratio greater than or equal to 150%.

Notwithstanding the foregoing, some of the S&P Select Industry Indices have different market capitalization and float-adjusted liquidity ratio requirements.

Some companies may have more than one share class line in the S&P TMI. In the S&P Select Industry Indices, each company is represented once by the “Designated Listing”, which is generally the share class with both the highest one-year trading liquidity and largest float-adjusted market capitalization.

All stocks satisfying the above requirements are included in a Select Industry Index. At each rebalancing, at least 35 stocks are selected for each Select Industry Index. In the event that fewer than 35 stocks are selected for each Select Industry Index using the eligible primary sub-industries (primary stocks), certain indices will select stocks for inclusion from a supplementary list of highly correlated sub-industries (supplementary stocks) based on process established by SPDJI. Additionally, minimum market capitalization requirements may be relaxed for all Select Industry Indices to ensure that there are at least 22 stocks in each Select Industry Index as of each rebalancing effective date.

Index Exclusion Criteria

Existing index constituents are removed at the quarterly rebalancing effective date if either their float-adjusted market capitalization falls below U.S.$300 million or their float-adjusted liquidity ratio falls below 50%.

Notwithstanding the foregoing, existing index constituents of the SPSIBK are removed at the quarterly rebalancing date if either their float-adjusted market capitalization falls below $1 billion or their float-adjusted liquidity ratio falls below 50%.

Eligibility Factors

Market Capitalization. The market capitalization measurement used is float-adjusted market capitalization. Under float adjustment, the share counts used in calculating the indices reflect only those shares available to investors rather than all of a company’s outstanding shares. Float adjustment excludes shares that are closely held by control groups, other publicly traded companies, government agencies, or other long-term strategic shareholders.

Liquidity. The liquidity measurement used is a float-adjusted liquidity ratio, defined as the dollar value traded over the previous 12-months divided by the float-adjusted market capitalization as of the rebalancing reference date. The length of time to evaluate liquidity is reduced to the available trading period for IPOs or spin-offs that do not have 12 months of trading history. In these cases, the dollar value traded available as of the rebalancing reference date is annualized.

Takeover Restrictions. At the discretion of SPDJI, constituents with shareholder ownership restrictions defined in company bylaws may be deemed ineligible for inclusion in a Select Industry Index. Ownership restrictions preventing entities from replicating the index weight of a stock may be excluded from the eligible universe or removed from the applicable Select Industry Index. SPDJI will provide up to five days advance notification of a deletion between rebalancings due to ownership restrictions.

Turnover. SPDJI believes turnover in index membership should be avoided when possible. At times a stock may appear to temporarily violate one or more of the addition criteria. However, the addition criteria are for addition to a Select Industry Index, not for continued membership. As a result, an index constituent that appears to violate criteria for addition to a Select Industry Index will not be deleted unless ongoing conditions warrant a change in the composition of the applicable Select Industry Index.

Sector Classification. A Select Industry Index includes companies in the applicable GICS® sub-industries set forth above.

Index Calculation, Maintenance and Governance

The Select Industry Indices are calculated, maintained and governed using the same methodology as the S&P 500® Index, subject to the capping methodology described above. For additional information about the S&P 500® Index, see “—The Invesco S&P 500® Equal Weight ETF—Description of the S&P 500® Index” above.

THE SPDR® S&P® BIOTECH ETF

Description of the SPDR® S&P® Biotech ETF

The shares of the SPDR® S&P® Biotech ETF (the “XBI”) are issued by the SPDR® Series Trust, a registered investment company. SSGA currently serves as the investment advisor to the XBI. The XBI is an exchange traded fund that trades on the NYSE Arca under the ticker symbol “XBI.”

Information provided to or filed with the SEC by the SPDR® Series Trust pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 333-57793 and 811-08839, respectively, through the SEC’s website at http://www.sec.gov.

Investment Objective and Strategy

The XBI seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the S&P Biotechnology Select Industry Index (the “SPSIBI”). The SPSIBI represents the biotechnology sub-industry portion of the S&P TMI, an index that measures the performance of the U.S. equity market. The XBI is composed of companies that are in the biotechnology sector. The returns of the XBI may be affected by certain management fees and other expenses, which are detailed in its prospectus.

Investment Strategy

The XBI employs a sampling strategy to achieve its investment objective, which means that the XBI is not required to purchase all of the securities represented in the SPSIBI. Instead, the XBI may purchase a subset of the securities in the SPSIBI in an effort to hold a portfolio of securities with generally the same risk and return characteristics of the SPSIBI. The quantity of holdings in the XBI will be based on a number of factors, including asset size of the XBI. Based on its analysis of these factors, SSGA, the investment adviser to the XBI, either may invest the XBI’s assets in a subset of securities in the SPSIBI or may invest the XBI’s assets in substantially all of the securities represented in the SPSIBI in approximately the same proportions as the SPSIBI, as determined by the Adviser to be in the best interest of the XBI in pursuing its objective.

Under normal market conditions, the XBI generally invests substantially all, but at least 80%, of its total assets in the securities comprising the SPSIBI. In addition, in seeking to track the SPSIBI, the XBI may invest in equity securities that are not included in the SPSIBI, cash and cash equivalents or money market instruments, such as repurchase agreements and money market funds (including money market funds advised by the Adviser). In seeking to track the SPSIBI, the Fund’s assets will generally be concentrated in an industry or group of industries to the extent that the SPSIBI concentrates in a particular industry or group of industries. Futures contracts (a type of derivative instrument) may be used by the Fund in seeking performance that corresponds to the SPSIBI and in managing cash flows.

Correlation

The XBI is a theoretical financial calculation, while the SPSIBI is an actual investment portfolio. While the XBI seeks to track the performance of the SPSIBI (i.e., achieve a high degree of correlation with the SPSIRBK), the XBI ‘s return may not match the return of the SPSIBI due to operating expenses, transaction costs, cash flows, regulatory requirements and operational inefficiencies.

The S&P Biotechnology Select Industry Index

The SPSIBI represents the biotechnology segment of the S&P TMI, which is designed to track the broad U.S. equity market. The biotechnology segment of the S&P TMI comprises the biotechnology sub-industry. The SPSIBI is part of the S&P Select Industry Indices family. For more information about the S&P Select Industry Indices, please see “—The SPDR® S&P® Bank ETF—Description of the S&P Banks Select Industry Index—Description of the S&P Select Industry Indices” above.

THE SPDR® S&P MIDCAP 400® ETF TRUST

Description of the SPDR® S&P Midcap 400® ETF Trust

The SPDR® S&P Midcap 400® ETF Trust (the “MDY”) is a unit investment trust which investments are adjusted by the trustee, The Bank of New York Mellon. The sponsor of MDY is PDR Services, LLC. Units of the MDY trade on the NYSE Arca under the ticker symbol “MDY.”

Information provided to or filed with the SEC by the MDY pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 033-89088 and 811-08972, respectively, through the SEC’s website at http://www.sec.gov.

Investment Objective and Strategy

The MDY seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the S&P MidCap 400® Index (the “MID”). The MID includes a representative sample of 400 mid-sized companies in various industries of the U.S. economy.

Investment Strategy

The MDY seeks to achieve its investment objective by holding a portfolio of the common stocks that are included in the MID, with the weight of each stock in the Portfolio substantially corresponding to the weight of such stock in the MID. At any time, the portfolio will consist of as many of the index securities as is practicable. To maintain the correspondence between the composition and weightings of portfolio securities and index securities, the trustee adjusts the portfolio from time to time to conform to periodic changes made by S&P to the identity and/or relative weightings of index securities in the index. The trustee aggregates certain of these adjustments and makes changes to the portfolio at least monthly, or more frequently in the case of significant changes to the index. Although the MDY may fail to own certain index securities at any particular time, the MDY generally will be substantially invested in index securities, which should result in a close correspondence between the performance of the index and the performance of the MDY. The MDY does not hold or trade futures or swaps and is not a commodity pool.

The MDY is not actively managed. Rather, the MDY attempts to track the performance of an unmanaged index of securities. This differs from an actively managed fund, which typically seeks to outperform a benchmark index. As a result, the MDY will hold constituent securities of the MID regardless of the current or projected performance of a specific security or a particular industry or market sector. Maintaining investments in securities regardless of market conditions or the performance of individual securities could cause the MDY’s return to be lower than if the MDY employed an active strategy.

Correlation

While the MDY is intended to track the performance of the MID as closely as possible (i.e., to achieve a high degree of correlation with the MID), the MDY’s return may not match or achieve a high degree of correlation with the return of the MID due to expenses and transaction costs incurred in adjusting the Portfolio. In addition, it is possible that the MDY may not always fully replicate the performance of the MID due to the unavailability of certain MID Securities in the secondary market or due to other extraordinary circumstances (e.g., if trading in a security has been halted).

Description of the S&P MidCap 400® Index

The MID consists of stocks of 400 companies selected to provide a performance benchmark for the medium market capitalization segment of the U.S. equity markets. The MID is reported by Bloomberg under the ticker symbol “MID.” The MID is one of the S&P U.S. indices. For additional information about the S&P U.S. indices, see “—The Invesco S&P 500® Equal Weight ETF—Description of the S&P 500® Index—Description of the S&P U.S. indices” above.

THE SPDR® S&P® OIL & GAS EXPLORATION & PRODUCTION ETF

Description of the SPDR® S&P® Oil & Gas Exploration & Production ETF

The shares of the SPDR® S&P® Oil & Gas Exploration & Production ETF (the “XOP”) are issued by the SPDR® Series Trust, a registered investment company. SSGA currently serves as the investment advisor to the XOP. The XOP trades on the NYSE Arca under the ticker symbol “XOP.”

Information provided to or filed with the SEC by the SPDR® Series Trust pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 333-57793 and 811-08839, respectively, through the SEC’s website at http://www.sec.gov.

Investment Objective and Strategy

The XOP seeks investment results that, before fees and expenses, correspond generally to the total return performance of the S&P Oil & Gas Exploration & Production Select Industry Index (the “SPSIOP”). The SPSIOP represents the oil and gas exploration and production segment of the S&P TMI, an index that measures the performance of the U.S. equity market. The returns of the XOP may be affected by certain management fees and other expenses, which are detailed in its prospectus.

Investment Strategy

The XOP employs a sampling strategy to achieve its investment objective, which means that the XOP is not required to purchase all of the securities represented in the SPSIOP. Instead, the XOP may purchase a subset of the securities in the SPSIOP in an effort to hold a portfolio of securities with generally the same risk and return characteristics of the SPSIOP. The quantity of holdings in the XOP will be based on a number of factors, including asset size of the XOP. Based on its analysis of these factors, SSGA, the investment adviser to the XOP, either may invest the XOP’s assets in a subset of securities in the SPSIOP or may invest the XOP’s assets in substantially all of the securities represented in the SPSIOP in approximately the same proportions as the SPSIOP, as determined by SSGA to be in the best interest of the XOP in pursuing its objective. The XOP is classified as “diversified” under the Investment Company Act; however, the XOP may become “non-diversified” solely as a result of tracking the SPSIOP (e.g., changes in weightings of one or more component securities). When the XOP is non-diversified, it may invest a relatively high percentage of its assets in a limited number of issuers.

Under normal market conditions, the XOP generally invests substantially all, but at least 80%, of its total assets in the securities comprising the SPSIOP. In addition, in seeking to track the SPSIOP, the XOP may invest in equity securities that are not included in the SPSIOP, cash and cash equivalents or money market instruments, such as repurchase agreements and money market funds (including money market funds advised by the Adviser). In seeking to track the SPSIOP, the XOP’s assets will generally be concentrated in an industry or group of industries to the extent that the SPSIOP concentrates in a particular industry or group of industries. Futures contracts (a type of derivative instrument) may be used by the XOP in seeking performance the corresponds to the SPSIOP and in managing cash flows.

Correlation

The XOP is a theoretical financial calculation, while the SPSIOP is an actual investment portfolio. While the XOP seeks to track the performance of the SPSIOP (i.e., achieve a high degree of correlation with the SPSIRBK), the XOP’s return may not match the return of the SPSIOP due to operating expenses, transaction costs, cash flows, regulatory requirements and operational inefficiencies.

The S&P Oil & Gas Exploration & Production Select Industry Index

The SPSIOP represents the oil and gas exploration and production segment of the S&P TMI. The oil and gas exploration and production segment of the S&P TMI comprises the following sub-industries: integrated oil & gas, oil & gas exploration & production, and oil & gas refining & marketing. The SPSIOP is part of the S&P Select Industry Indices family. For more information about the S&P Select Industry Indices, please see “—The SPDR® S&P® Bank ETF—Description of the S&P Banks Select Industry Index—Description of the S&P Select Industry Indices” above.

THE SPDR® S&P® REGIONAL BANKING ETF

Description of the SPDR® S&P® Regional Banking ETF

The shares of the SPDR® S&P® Regional Banking ETF (the “KRE”) are issued by the SPDR® Series Trust, a registered investment company. SSGA currently serves as the investment advisor to the KBE. The KBE trades on the NYSE Arca under the ticker symbol “KRE.”

Information provided to or filed with the SEC by the SPDR® Series Trust pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 333-57793 and 811-08839, respectively, through the SEC’s website at http://www.sec.gov.

Investment Objective and Strategy

The KRE seeks to provide investment results that correspond generally to the total return performance, before fees and expenses, of the S&P Regional Banks Select Industry Index (the “SPSIRBK”). The SPSIRBK represents the regional banks segment of the S&P TMI. The returns of the KRE may be affected by certain management fees and other expenses, which are detailed in its prospectus.

Investment Strategy

The KRE uses a sampling strategy to try to achieve its investment objective, which means that the KRE is not required to purchase all of the securities represented in the SPSIRBK. Instead, the KRE may purchase a subset of the securities in the index in an effort to hold a portfolio of securities with generally the same risk and return characteristics of the index. Under normal market conditions, the KRE generally invests substantially all, but at least 80%, of its total assets in the securities comprising the SPSIRBK. In addition, the KRE may invest in equity securities not included in the SPSIRBK, cash and cash equivalents or money market instruments, such as repurchase agreements and money market funds (including money market funds advised by the KRE’s investment adviser).

In certain situations or market conditions, the KRE may temporarily depart from its normal investment policies and strategies provided that the alternative is consistent with the KRE’s investment objective and is in the best interest of the KRE. For example, the KRE may make larger than normal investments in derivatives to maintain exposure to the index if it is unable to invest directly in a component security. The board may change the KRE’s investment strategy, index and other policies without shareholder approval. The board may also change the KRE’s investment objective without shareholder approval. Notwithstanding the KRE’s investment objective, the return on your securities will not reflect any dividends paid on the KRE shares, on the securities purchased by the KRE or on the securities that comprise the SPSIRBK.

Correlation

The KRE is a theoretical financial calculation, while the SPSIRBK is an actual investment portfolio. While the KRE seeks to track the performance of the SPSIRBK (i.e., achieve a high degree of correlation with the SPSIRBK), the KRE’s return may not match the return of the SPSIRBK due to operating expenses, transaction costs, cash flows, regulatory requirements and operational inefficiencies.

The S&P Regional Banks Select Industry Index

The SPSIRBK represents the regional banks segment of the S&P TMI, which is designed to track the broad U.S. equity market. The regional banks segment of the S&P TMI comprises the regional banks sub-industry. The SPSIRBK is part of the S&P Select Industry Indices family. For more information about the S&P Select Industry Indices, please see “—The SPDR® S&P® Bank ETF—Description of the S&P Banks Select Industry Index—Description of the S&P Select Industry Indices” above.

THE SELECT SECTOR SPDR® FUNDS

All information contained in this underlying supplement regarding the Select Sector SPDR® Funds set forth in the table below (the “Select Sector SPDR® Funds”) has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by The Select Sector SPDR® Trust (the “Select Sector Trust”) and SSGA Funds Management, Inc. (“SSGA FM”). Each Select Sector SPDR® Fund is an investment portfolio managed by SSGA FM, the investment adviser to the Select Sector SPDR® Funds. Each Select Sector SPDR® Fund is an exchange-traded fund that is listed and trades on the NYSE Arca under the ticker symbol set forth in the table below. Each Select Sector SPDR® Fund seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equities securities of companies included in a Select Sector Index, as specified in the table below. The returns of each Select Sector SPDR® Fund may be affected by certain management fees and other expenses, which are detailed in its prospectus.

The companies included in each Select Sector Index are selected on the basis of their sector classifications under the GICS® from a universe of companies defined by the S&P 500® Index. As of the close of business on March 17, 2023, SPDJI and MSCI, Inc. updated the GICS® structure. Among other things, the update included the discontinuation of the Internet & Direct Marketing Retail Sub-Industry, the combination of the General Merchandise Stores and Department Stores Sub-Industries into the newly created Broadline Retail Sub-Industry, the discontinuation of the Data Processing & Outsourced Services Sub-Industry from Information Technology and the creation of a Sub-Industry of the same name in the Industrials Sector, the creation of a Sub-Industry in the Financials Sector for Transactions & Payment Processing Services, the discontinuation of the Thrifts & Savings Bank Sub-Industry and the creation of the Commercial & Residential Mortgage Finance Sub-Industry, as well as updates to the REITs Industry Groups, and the split of the Truck Sub-Industry into two Sub-Industries. The GICS® structure changes were effective for the S&P 500® Index as of the open of business on March 17, 2023. The Select Sector Indices upon which the Select Sector SPDR® Funds are based together comprise all of the companies in the S&P 500® Index.

Select Sector SPDR® Fund	Bloomberg Ticker	Select Sector Index
Communication Services Select Sector SPDR® Fund	XLC	Communication Services Select Sector Index

Consumer Discretionary Select Sector SPDR® Fund	XLY	Consumer Discretionary Select Sector Index

Consumer Staples Select Sector SPDR® Fund	XLP	Consumer Staples Select Sector Index

Energy Select Sector SPDR® Fund	XLE	Energy Select Sector Index

Financial Select Sector SPDR® Fund	XLF	Financial Select Sector Index

Health Care Select Sector SPDR® Fund	XLV	Health Care Select Sector Index

Industrial Select Sector SPDR® Fund	XLI	Industrial Select Sector Index

Materials Select Sector SPDR® Fund	XLB	Materials Select Sector Index

Real Estate Select Sector SDPR® Fund	XLRE	Real Estate Select Sector Index

Technology Select Sector SPDR® Fund	XLK	Technology Select Sector Index

Utilities Select Sector SPDR® Fund	XLU	Utilities Select Sector Index

Each Select Sector SPDR® Fund employs a replication strategy in seeking to track the performance of the relevant Select Sector Index. This means that each Select Sector SPDR® Fund typically invests in substantially all of the securities represented in the relevant Select Sector Index in approximately the same proportions as that Select Sector Index. However, under various circumstances, it may not be possible or practical to purchase all of the securities in the relevant Select Sector Index for a Select Sector SPDR® Fund, or amounts of such securities in proportion to their weighting in the relevant Select Sector Index, such as when there are practical difficulties or substantial costs involved in compiling a portfolio of securities to follow the relevant Select Sector Index; in instances when a security in the relevant Select Sector Index becomes temporarily illiquid, unavailable or less liquid; or due to legal restrictions (such as diversification requirements that apply to a Select Sector SPDR® Fund but not the relevant Select Sector Index). Under such circumstances, SSGA FM intends to employ a sampling strategy in managing the Select Sector SPDR® Funds. Sampling means that SSGA FM will use quantitative analysis to select securities, including securities in the relevant Select Sector Index, outside of the relevant Select Sector Index and derivatives that have a similar investment profile as the relevant Select Sector Index in terms of key risk factors, performance attributes and other economic characteristics. These include industry weightings, market capitalization and other financial characteristics of securities. While SSGA FM seeks to track the performance of the relevant Select Sector Index (i.e., achieve a high degree of correlation with the relevant Select Sector Index), each Select Sector SPDR® Fund’s return may not match the return of the relevant Select Sector Index. Each Select Sector SPDR® Fund incurs a number of operating expenses not applicable to the relevant Select Sector Index and incurs costs in buying and selling securities. In addition, a Select Sector SPDR® Fund may not be fully invested at times, generally as a result of cash flows into or out of that Select Sector SPDR® Fund or reserves of cash held by that Select Sector SPDR® Fund to meet redemptions.

The Select Sector Trust is a registered investment company that consists of a separate investment portfolio for each of the Select Sector SPDR® Funds. Information provided to or filed with the SEC by the Select Sector Trust pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 333-57791 and 811-08837, respectively, through the SEC’s website at http://www.sec.gov. For additional information regarding the Select Sector Trust or the Select Sector SPDR® Funds, please see the Select Sector SPDR® Funds’ prospectus. In addition, information about the Select Sector Trust, SSGA FM and the Select Sector SPDR® Funds may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the Select Sector Trust website at http://www.sectorspdrs.com. Information contained in the Select Sector Trust website is not incorporated by reference in, and should not be considered a part of, this underlying supplement or the relevant terms supplement.

The S&P Select Sector Indices

Each of the Communication Services Select Sector Index, the Consumer Discretionary Select Sector Index, the Consumer Staples Select Sector Index, the Energy Select Sector Index, the Financials Select Sector Index, the Health Care Select Sector Index, the Industrials Select Sector Index, the Materials Select Sector Index, the Real Estate Select Sector Index, the Technology Select Sector Index and the Utilities Select Sector Index is a “Select Sector Index.” The constituents included in each Select Sector Index are all members of the S&P 500® Index. Each constituent of the S&P 500® Index is assigned to one Select Sector Index. SPDJI assigns constituents to a Select Sector Index based on the constituent’s classification under the GICS®. As of the close of business on March 17, 2023, SPDJI and MSCI, Inc. updated the GICS® structure as described above. For additional information about the S&P 500® Index, see “ —The Invesco S&P 500® Equal Weight ETF—Description of the S&P 500® Index” above.

The Communication Services Select Sector Index

The Communication Services Select Sector Index is designed to measure the performance of the GICS® communication services sector, which includes companies primarily engaged in telecommunication services and media & entertainment industries. The Communication Services Select Sector Index is reported by Bloomberg under the ticker symbol “IXCPR.”

The Consumer Discretionary Select Sector Index

The Consumer Discretionary Select Sector Index is designed to measure the performance of the GICS® consumer discretionary sector, which comprises companies primarily engaged in automobiles & components; consumer durables & apparel; providing consumer services and consumer discretionary distribution & retail. The Consumer Discretionary Select Sector Index is reported by Bloomberg under the ticker symbol “IXY.”

The Consumer Staples Select Sector Index

The Consumer Staples Select Sector Index is designed to measure the performance of the GICS® consumer staples sector, which comprises companies primarily engaged in the consumer staples distribution & retail, food, beverage & tobacco and household & personal products industries. The Consumer Staples Select Sector Index is reported by Bloomberg under the ticker symbol “IXR.”

The Energy Select Sector Index

The Energy Select Sector Index is designed to measure the performance of the GICS® energy sector, which comprises companies engaged in energy equipment & services, and oil, gas & consumable fuels industries. It also includes companies that offer oil & gas equipment and services. The Energy Select Sector Index is reported by Bloomberg under the ticker symbol “IXE.”

The Financials Select Sector Index

The Financials Select Sector Index is designed to measure the performance of the GICS® financials sector, which contains companies involved in banks, financial services and insurance industries. The Financials Select Sector Index is reported by Bloomberg under the ticker symbol “IXM.”

The Health Care Select Sector Index

The Health Care Select Sector Index is designed to measure the performance of the GICS® health care sector, which includes companies primarily engaged in health care equipment & services and pharmaceuticals, biotechnology & life sciences industries. The Health Care Select Sector Index is reported by Bloomberg under the ticker symbol “IXV.”

The Industrials Select Sector Index

The Industrials Select Sector Index is designed to measure the performance of the GICS® industrials sector, which includes companies primarily engaged in producing capital goods, providing commercial & professional services and transportation. The Industrials Select Sector Index is reported by Bloomberg under the ticker symbol “IXI.”

The Materials Select Sector Index

The Materials Select Sector Index is designed to measure the performance of the GICS® materials sector, which includes companies that are primarily engaged in producing and manufacturing chemical products, including industrial chemical products; manufacturing construction materials, containers and packaging; mining metals and the production of related products; and manufacturing paper and forest products. The Materials Select Sector Index is reported by Bloomberg under the ticker symbol “IXB.”

The Real Estate Select Sector Index

The Real Estate Select Sector Index is designed to measure the performance of the GICS® real estate sector, which contains companies engaged in equity real estate investment trusts and real estate management and development. It also includes companies offering real estate related services and REITs. The Real Estate Select Sector Index is reported by Bloomberg under the ticker symbol “IXRE.”

The Technology Select Sector Index

The Technology Select Sector Index is designed to measure the performance of the GICS® information technology sector, which comprises companies primarily engaged in software & services, technology hardware & equipment, and semiconductors & semiconductor equipment industries. The Technology Select Sector Index is reported by Bloomberg under the ticker symbol “IXT.”

The Utilities Select Sector Index

The Utilities Select Sector Index is designed to measure the performance of the GICS® utilities sector, which comprises utility companies, such as electric, gas, water, multi utilities and independent power and renewable electricity producers. It also includes independent power producers & energy traders, and companies that engage in generation and distribution of electricity using renewable sources. The Utilities Select Sector Index is reported by Bloomberg under the ticker symbol “IXU.”

Select Sector Index Capping Methodology

Each index is capped market capitalization weighted. For capping purposes, the indices rebalance quarterly after the close of business on the third Friday of March, June, September, and December using the following procedures:

1.	The rebalancing reference date is the Wednesday prior to the second Friday of March, June, September, and December.

2.

With prices reflected on the rebalancing reference date, adjusted for any applicable corporate actions, and membership, shares outstanding and IWFs as of the rebalancing effective date, each company is weighted by float-adjusted market capitalization.

3.	If any company has a float-adjusted market capitalization weight greater than 24%, the company’s weight is capped at 23%, which allows for a 2% buffer.

4.	The sum of the companies with weights greater than 4.8% cannot exceed 50% of the total index weight. These caps are set to allow for a buffer below the 5% limit.

5.	If the rule in Step 4 is breached, set the weight of companies greater than 4.8% equal to:

where:

N = total number of companies with index weights over 4.8%, after checking the single company cap Wi = index weight of the N companies with individual company weights over 4.8%, after checking the single company cap

Set 4.5% and 45% caps to allow for a buffer below the 5% limit

6.	Proportionally redistribute the excess weight from Steps 3 to 5 to companies with an initial weight less than 4.8%, setting a 4.5% upper bound on the companies’ index weight.

7.

Assign index share amounts to each constituent to arrive at the weights calculated above. Since index shares are assigned based on prices one week prior to rebalancing, the actual weight of each constituent at the rebalancing differs somewhat from these weights due to market movements.

When companies represented in the Select Sector Indices are represented by multiple share classes, maximum weight capping is based on company float-adjusted market capitalization, with the weight of multiple-class companies allocated proportionally to each share class based on its float-adjusted market capitalization as of the rebalancing reference date. If no capping is required, both share classes remain in the relevant Select Sector Index at their natural float-adjusted market capitalization.

Index Calculation, Maintenance and Governance

The Select Sector Indices are calculated, maintained and governed using the same methodology as the S&P 500® Index, subject to the capping methodology described above. For additional information about the S&P 500® Index, see “—The Invesco S&P 500® Equal Weight ETF—Description of the S&P 500® Index” above.

THE UNITED STATES OIL FUND® LP

The United States Oil Fund® LP (the “USO”) is an exchange-traded security that is designed to track the daily price movements of light, sweet crude oil. The USO is managed and controlled by United States Commodity Funds LLC (the “USCF”), a Delaware limited liability company that is registered as a commodity pool operator with the Commodity Futures Trading Commission and is a member of the National Futures Association. The USO, a Delaware limited partnership, is a commodity pool that continuously issues common shares of beneficial interest that trade on the NYSE Arca under the ticker symbol “USO.”

Information provided to or filed with the SEC by the USO pursuant to the Securities Act and the Exchange Act can be located by reference to SEC file numbers 333-272617 and 001-32834, respectively, through the SEC’s website at http://www.sec.gov.

The investment objective of the USO is for the daily changes, in percentage terms, of its shares’ NAV to reflect the daily changes, in percentage terms, of the spot price of light sweet crude oil delivered to Cushing, Oklahoma, as measured by the daily changes in the Benchmark Oil Futures Contract plus interest earned on USO’s collateral holdings, less USO’s expenses. The USO seeks to achieve its investment objective by investing so that the average daily percentage change in the USO’s NAV, for any period of 30 successive valuation days, will be within plus/minus 10% of the average daily percentage change in the price of the Benchmark Oil Futures Contract over the same period. As a result, investors should be aware that the USO would meet its investment objective even if there are significant deviations between changes in its daily NAV and changes in the daily price of the Benchmark Oil Futures Contract provided that the average daily percentage change in the USO’s NAV over 30 successive valuation days is within plus/minus 10% of the average daily percentage change in the price of the Benchmark Oil Futures Contract over the same period.

The USO currently invests in oil futures contracts and OTC swaps. The USO seeks to achieve its investment objective by investing primarily in futures contracts that are traded on the NYMEX, ICE Futures Europe and ICE Futures U.S. or other exchanges. To a lesser extent, the USO may invest in other oil-related investments including, without limitation, swaps and forwards, in order to comply with regulatory requirements, risk mitigation measures taken by the USO or others, liquidity requirements, or in view of market conditions. Market conditions that USCF currently anticipates could cause the USO to invest in other oil-related investments include, but are not limited to, those allowing the USO to obtain greater liquidity or to execute transactions with more favorable pricing. These investments will be collateralized by cash, cash equivalents, and U.S. government obligations with remaining maturities of 2 years or less.

THE VANECK® GOLD MINERS ETF

Description of the VanEck® Gold Miners ETF

The VanEck® Gold Miners ETF (the “GDX”) is an investment portfolio maintained and managed by VanEck ETF Trust. Van Eck Associates Corporation (“Van Eck”) is the investment adviser to the GDX. Prior to September 1, 2021, the VanEck® Gold Miners ETF’s name was the VanEck® Gold Miners ETF. The GDX is an exchange-traded fund that trades on the NYSE Arca under the ticker symbol “GDX.”

Information provided to or filed with the SEC by the VanEck ETF Trust pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 333-123257 and 811-10325, respectively, through the SEC’s website at http://www.sec.gov.

Investment Objective and Strategy

The GDX seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the NYSE® Arca Gold Miners Index® (the “GDM”). The GDM, calculated by NYSE Arca, is a modified market capitalization-weighted index consisting of common stocks and depositary receipts of publicly traded companies involved primarily in mining for gold and silver.

The GDX normally invests at least 80% of its total assets in common stocks and depositary receipts of companies involved in the gold and silver mining industry which may include small- and medium-capitalization companies and foreign issuers. The weight of companies more significantly exposed to silver mining will not exceed 20% as of each rebalance date.

The GDX, using a “passive” or indexing investment approach, attempts to approximate the investment performance of the GDM by investing in a portfolio of securities that generally replicates the GDM. Unlike many investment companies that try to “beat” the performance of a benchmark index, the GDX does not try to “beat” the GDM and does not seek temporary defensive positions when markets decline or appear overvalued. Indexing may eliminate the chance that the GDX will substantially outperform the GDM but also may reduce some of the risks of active management, such as poor security selection. The returns of the GDX may be affected by certain management fees and other expenses, which are detailed in its prospectus.

Correlation

The GDM is a theoretical financial calculation, while the GDX is an actual investment portfolio. While the GDX seeks to track the performance of the GDM (i.e., achieve a high degree of correlation with the GDM), the GDX’s return may not match the return of the GDM due to operating expenses, transaction costs, cash flows, regulatory requirements and operational inefficiencies.

Description of the NYSE® Arca Gold Miners Index®

The GDM is a rules-based index designed to measure the performance of highly capitalized companies in the gold mining industry. ICE Data Indices, LLC (the “IDI”) is the index sponsor and the index administrator. The GDM is reported by Bloomberg under the ticker symbol “GDM.” The GDM has a base date of December 19, 2002 and a base level of 500.00.

Objectives and Guiding Principles Underlying the NYSE® Arca Gold Miners Index®

The GDM is a modified market capitalization weighted index comprised of publicly traded companies involved primarily in the mining of gold or silver. The GDM includes common stocks, American Depositary Receipts or Global Depositary Receipts of selected companies that are involved in mining for gold and silver and that are listed for trading and electronically quoted on a major stock market that is accessible by foreign investors. Generally, this includes exchanges in most developed markets and major emerging markets, and includes companies that are cross-listed, i.e., both U.S. and Canadian listings. NYSE Arca will use its discretion to avoid exchanges and markets that are considered “frontier” in nature or have major restrictions to foreign ownership or investability. The Index includes companies that derive at least 50% of their revenues from gold mining and related activities (40% for companies that are already included in the Index). Also, the Index will maintain an exposure to companies with a significant revenue exposure to silver mining in addition to gold mining, which will not exceed 20% of the Index weight at each rebalance. Only companies with market capitalization greater than $750 million that have a daily average trading volume of at least 50,000 shares and an average daily value traded of at least $1 million over the past three months are eligible for inclusion in the GDM. For companies already included in the Index, the market capitalization requirement at each rebalance will be $450 million, the average daily volume requirement will be at least 30,000 shares over the past three months and the average daily value traded requirement will be at least $600,000 over the past three months. NYSE Arca has the discretion to not include all companies that meet the minimum criteria for inclusion.

Index Calculation

The current index level would be calculated by dividing the current modified index market capitalization by the index divisor. The divisor was determined on the initial capitalization base of the index at the base level and may be updated as a result of corporate actions and composition changes. The GDM is weighted based on the market capitalization of each of the component securities, modified to conform to the following asset diversification requirements, which are applied in conjunction with the scheduled quarterly adjustments to the GDM:

i.	the weight of any single component security may not account for more than 20% of the total value of the GDM;

ii.

the component securities are split into two subgroups-large and small, which are ranked by their unadjusted market capitalization weight in the GDM. Large stocks are defined as having an index weight greater than or equal to 5%. Small stocks are defined as having an index weight below 5%; and

iii.	the final aggregate weight of those component securities which individually represent more than 4.5% of the total value of the GDM may not account for more than 45% of the total value of the GDM.

The GDM is reviewed quarterly so that the GDM components continue to represent the universe of companies involved in the gold and silver mining industry. The IDI may at any time and from time to time change the number of securities comprising the group by adding or deleting one or more securities, or replacing one or more securities contained in the group with one or more substitute securities of its choice, if in the IDI’s discretion such addition, deletion or substitution is necessary or appropriate to maintain the quality and/or character of the GDM. Changes to the GDM compositions and/or the component share weights in the GDM typically take effect after the close of trading on the third Friday of each calendar quarter month in connection with the quarterly index rebalance.

At the time of the quarterly rebalance, the weights for the components stocks (taking into account expected component changes and share adjustments), are modified in accordance with the following procedures:

Diversification Rule 1: If any component stock exceeds 20% of the total value of the GDM, then all stocks greater than 20% of the GDM are reduced to represent 20% of the value of the GDM. The aggregate amount by which all component stocks are reduced is redistributed proportionately across the remaining stocks that represent less than 20% of the value of the GDM. After this redistribution, if any other stock then exceeds 20%, the stock is set to 20% of the value of the GDM and the redistribution is repeated.

If there is no component stock over 20% of the total value of the GDM to start, then Diversification Rule 1 is not executed.

Diversification Rule 2: The components are sorted into two groups – (1) Large components, with a starting index weight of 5% or greater, and (2) Small components, with a weight of under 5% (after any adjustments for Diversification Rule 1). If there are no components that classify as Large components after Diversification Rule 1 is run, then Diversification Rule 2 is not executed. Alternatively, if the starting aggregate weight of the Large components after Diversification Rule 1 is run is not greater than 45% of the starting index weight, then Diversification Rule 2 is not executed.

If Diversification Rule 2 is indeed executed, then the (1) large group and (2) small group will represent 45% and 55%, respectively, of the final index weight. This will be adjusted for through the following process:

1. The weight of each of the large stocks will be scaled down proportionately (with a floor of 5%) so that the aggregate weight of the large components will be reduced to represent 45% of the GDM. If any large component stock falls below a weight equal to the product of 5% and the proportion by which the stocks were scaled down following this distribution, then the weight of the stock is set equal to 5% and the components with weights greater than 5% will be reduced proportionately.

2. The weight of each of the small components will be scaled up proportionately from the redistribution of the large components. If any small component stock exceeds a weight equal to the product of 4.5% and the proportion by which the stocks were scaled down following this distribution, then the weight of the stock is set equal to 4.5%. The redistribution of weight to the remaining stocks is repeated until the entire amount has been redistributed.

Index Maintenance

The GDM is reviewed quarterly to ensure that that the selection and weightings of the constituents continues to reflect as closely as possible the index’s objective of measuring the performance of highly capitalized companies in the Gold Mining industry. Components will be removed from the GDM during the quarterly review if either (1) the market capitalization falls below $450 million or (2) the traded average daily shares for the previous three months is less than 30,000 shares and the average daily traded value for the previous three months is less than $600,000. The GDM is weighted based on the market capitalization of each of the component stocks, modified to conform to the following asset diversification requirements, which are applied in conjunction with the scheduled quarterly adjustments to the index as described above. In case of an event that could affect one or more constituents, the IDI will inform the market about the intended treatment of the event in the index shortly after the firm details have become available and have been confirmed. When possible, the corporate action will be announced, even if not all information is known, at least one trading day before the effective date of the action. Once the corporate action has been effectuated, the IDI will confirm the changes in a separate announcement.

Components would be removed from the index as a result of periodic corporate actions as well as the results of the quarterly rebalances/reconstitutions. All removals in the quarterly rebalances/reconstitutions will be announced at least six trading days before the effective date of the removal. It should be noted that in the case of mergers and acquisitions, every effort will be made to remove the company at some reasonable time ahead of the suspension in trading in the acquired company. There will be certain situations and corporate actions that would require the removal of a company that has already ceased trading. In those cases, the company will be removed from the index at its last traded price, or, at the discretion of the IDI, at a derived price that most accurately represents its post-suspension value. There will be certain situations and corporate actions that would require a removal of a company with less than six trading days of notice. In those cases, the removal would be announced no later than 15:00 ET on the trading day preceding the effective date of the removal. The new composition of the index, including the companies to be a part of the index and their corresponding new index shares, will be announced at least six trading days before the effective date and can be accessed from NYSE Market Data website.

THE VANECK® JUNIOR GOLD MINERS ETF

Description of the VanEck® Junior Gold Miners ETF

The VanEck® Junior Gold Miners ETF (the “GDXJ”) is an investment portfolio maintained and managed by VanEck ETF Trust. Van Eck is the investment adviser to the GDXJ. The GDXJ is an exchange-traded fund that trades on the NYSE Arca under the ticker symbol “GDXJ.”

Information provided to or filed with the SEC by the VanEck ETF Trust pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 333-123257 and 811-10325, respectively, through the SEC’s website at http://www.sec.gov.

Investment Objective and Strategy

The GDXJ seeks to replicate as closely as possible, before fees and expenses, the price and yield performance of the MVIS® Global Junior Gold Miners Index (the “MVGDXJ”), which is intended to track the overall performance of small-capitalization companies that are involved primarily in the mining for gold and/or silver.

The GDXJ normally invests at least 80% of its total assets in common stocks and depositary receipts of companies involved in the gold mining industry. The GDXJ, using a “passive” or indexing investment approach, attempts to approximate the investment performance of the MVGDXJ by investing in a portfolio of securities that generally replicates the MVGDXJ. The returns of the GDXJ may be affected by certain management fees and other expenses, which are detailed in its prospectus.

Correlation

The GDXJ, using a “passive” or indexing investment approach, attempts to approximate the investment performance of the MVGDXJ by investing in a portfolio of securities that generally replicates the MVGDXJ. Unlike many investment companies that try to “beat” the performance of a benchmark index, the GDXJ does not try to “beat” the MVGDXJ and does not seek temporary defensive positions when markets decline or appear overvalued. Indexing may eliminate the chance that the GDXJ will substantially outperform the MVGDXJ but also may reduce some of the risks of active management, such as poor security selection.

Description of the MVIS® Global Junior Gold Miners Index

The MVGDXJ tracks the performance of the most liquid junior companies in the global gold and silver mining industry. This is a modified market cap-weighted index. The index contains only companies that invest primarily in gold or silver, or generate at least 50% of their revenues from gold or silver mining or own properties that have the potential to generate at least 50% of their revenues from gold or silver mining when developed.

Eligible Companies

The MVGDXJ tracks the performance of the global gold and silver mining small-cap segment. This includes companies with at least 50% (25% for current components) of their revenues from gold mining/royalties/streaming and/or silver mining/royalties/streaming or with mining projects that have the potential to generate at least 50% of their revenues from gold and/or silver when developed.

Market Capitalization and Liquidity Criteria

Securities must meet the following size and liquidity requirements to be included in the investable universe. If composite country volume data exists, it will be used to identify the investable universe. All of the following applies for securities that are currently not included in the index:

•	free-float of at least 10%,

•	full market capitalization exceeding 150.00 million USD,

•	a three-month average daily trading volume of at least 1.00 million USD at the current quarter and at the previous two quarters, and

•	at least 0.25 million shares traded per month over the last six months at the current quarter and at the previous two quarters.

All of the following applies for securities already in the index:

•	free-float of at least 5%,

•	a full market capitalization exceeding 75.00 million USD, and

•	a three-month average daily trading volume of at least 0.20 million USD in at least two of the latest three quarters (current quarter and at the previous two quarters).

In addition, at least one of the following applies for securities already in the index:

•	a three-month average daily trading volume of at least 0.60 million USD at the current quarter or at one of the previous two quarters, or

•	at least 0.20 million shares traded per month over the last six months at the current quarter or at one of the previous two quarters.

Weighting Scheme

Upon an index rebalance, components selected to the index will be weighted according to a modified float-adjusted market cap weighting strategy. All components are ranked by their free-float market capitalization. The top five securities get the following weights:

•	The largest security’s weight will be fixed to 7%.

•	The 2nd largest security’s weight will be fixed to 6.5%.

•	The 3rd largest security’s weight will be fixed to 6%.

•	The 4th largest security’s weight will be fixed to 5.5%.

•	The 5th largest security’s weight will be fixed to 5%.

The aggregate weight of the remaining securities is 70%. The maximum weight allowed for the remaining securities is 4.5%. If a security exceeds the maximum weight, the weight will be reduced to the maximum weight and the excess weight shall be redistributed proportionally across the index constituents out of the top 5 securities. This process is repeated until no securities have weights exceeding the applicable maximum weight.

The maximum weight for silver securities is 4.5% and the weight of silver securities in total must not constitute more than 20% of the index. In this case a sector-weighting cap factor will be applied which is calculated to ensure that the aggregate weight of all gold securities will not be less than 80% and the aggregate weighting of all silver securities will not be greater than 20%.

Review Schedule

Components of the index are reconstituted on a semi-annual basis in March and September and are rebalanced on a quarterly basis in March, June, September, and December according to the following schedule:

1. The eligible universe and component selection is determined based on the closing data on the last business day in February and August. If a security does not trade on the last business day in February or August, the last available price for this security will be used.

2. Component weights are determined based on closing data as of the Wednesday prior to the second Friday of March, June, September, and December. If a security does not trade on the Wednesday prior to the second Friday of March, June, September, and December, the last available closing data for this security will be used.

3. The underlying review and rebalance data (i.e. weights, shares outstanding, free-float factors, and new weighting cap factors) is announced on the second Friday of March, June, September, and December.

4. Changes will be implemented and based on the closing prices as of the third Friday of March, June, September, and December. If the third Friday is not a business day, the review will take place on the last business day before the third Friday. If a security does not trade on the third Friday of March, June, September, and December, then the last available price for this security will be used. Changes become effective on the next index dissemination day.

Dissemination

The MVGDXJ is calculated weekdays between 01:00 and 22:40 (CET) and the index values are disseminated to data vendors every 15 seconds on days when either the U.S. equity market is open for trading or at least one of the index components is available for trading. The MVGDXJ is disseminated in USD.

THE VANECK® MORNINGSTAR WIDE MOAT ETF

Description of the VanEck® Morningstar Wide Moat ETF

The VanEck® Morningstar Wide Moat ETF (the “MOAT”) is an exchange-traded fund that seeks to replicate as closely as possible, before fees and expenses, the price and yield performance of the Morningstar® Wide Moat Focus IndexSM (the “MWMFTR”). The MOAT is issued by the VanEck ETF Trust. The MOAT is listed and trades on the Cboe BZX under the ticker symbol “MOAT.”

Information provided to or filed with the SEC by the VanEck ETF Trust pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 333-123257 and 811-10325, respectively, through the SEC’s website at http://www.sec.gov.

Investment Objective and Strategy

The MOAT normally invests at least 80% of its total assets in securities that comprise the MOAT’s benchmark index. The MWMFTR is comprised of securities issued by companies that Morningstar, Inc. (“Morningstar” or the “Index provider”) determines to have sustainable competitive advantages based on a proprietary methodology that considers quantitative and qualitative factors (“wide moat companies”). Wide moat companies are selected from the universe of companies represented in the Morningstar® US Market IndexSM, a broad market index representing 97% of U.S. market capitalization. The MWMFTR targets a select group of wide moat companies: those that according to Morningstar’s equity research team are attractively priced as of each MWMFTR review. Out of the companies in the MWMFTR that Morningstar determines are wide moat companies, Morningstar selects companies to be included in the MWMFTR as determined by the ratio of Morningstar’s estimate of fair value of the issuer’s common stock to the price. Morningstar’s equity research fair value estimates are calculated using a standardized, proprietary valuation model. Wide moat companies may include medium-capitalization companies.

The MOAT, using a “passive” or indexing investment approach, attempts to approximate the investment performance of the MWMFTR by investing in a portfolio of securities that generally replicates the MWMFTR. Unlike many investment companies that try to “beat” the performance of a benchmark index, the MOAT does not try to “beat” the MWMFTR and does not seek temporary defensive positions that are inconsistent with its investment objective of seeking to replicate the MWMFTR. The returns of the MOAT may be affected by certain management fees and other expenses, which are detailed in its prospectus.

Description of the Morningstar® Wide Moat Focus IndexSM

The MWMFTR is developed, maintained and published by Morningstar. The MWMFTR is designed to track companies with Morningstar® Economic Moat™ Ratings of wide that are trading at the lowest current market price/fair value ratios. Moat ratings and fair value estimates are determined through independent research conducted by the morningstar equity research team. The MWMFTR does not incorporate environmental, social, or governance criteria.

Index Constituent Selection

At each reconstitution, securities for the MWMFTR are derived from the Morningstar® US Market IndexSM (benchmark).

Eligibility

To be eligible for inclusion in the index, all constituents must meet the following criteria in sequence:

•	Analyst Data

•	The company must be assigned an economic moat rating of wide by Morningstar’s equity research team.

•	The company must be assigned a fair value estimate by Morningstar’s equity research team.

•	The fair value estimate must not be under review at the time of reconstitution.

•	Minimum float market capitalization filter

•

At each reconstitution date in the sub-portfolio getting reconstituted, securities with a wide moat rating and fair value estimate from the Morningstar® US Market IndexSM will be ranked on float market capitalization and those securities ranking in the bottom three percent (by count) based on lowest float market capitalization will no longer be eligible for inclusion in the index.

•	If a company has more than one eligible share class:

•	Preference is given to the one that is a current index constituent.

•	Otherwise, the most liquid share class determined by Morningstar Indexes is used.

Portfolio Construction

•	Buffer Rules

•

Index constituents of the sub-portfolio ranked within the top 150% (60) of target count (40) in the eligible universe based on lowest current market price/fair value ratio are given preference in subsequent steps.

•	Sector Capping

•

At the time of reconstitution, the maximum weight of an individual sector in each sub-portfolio is capped at its corresponding weight in the benchmark + 10% or 40%, whichever is higher. This constraint is enforced through stock selection.

Maximum Sector Weight = Max (40%, benchmark weight + 10%)

•	Portfolio Selection

•

The aggregate portfolio is formed from two sub-portfolios. All buffered constituents are retained in the reconstituted subportfolio. The remaining eligible companies are ranked by their current market price/fair value ratios (from low to high) and those trading at the lowest ratios are included in the index sub-portfolio until the number of constituents reaches 40. Number of Stocks The MWMFTR consists of two sub-portfolios, reconstituted on staggered quarters, which each target 40 companies based on a transparent ranking system subject to selection and eligibility criteria at reconstitution. Because the reconstitution of the two sub-portfolios is staggered, the index may have between 40 and 80 constituents. However, if securities fall short of the selection and eligibility criteria, or if securities are added or deleted as a result of corporate actions after reconstitution, the indexes can have more or fewer than the targeted number. In addition, securities that are deleted from the Morningstar® US Market IndexSM after June and December reconstitutions are simultaneously deleted from the MWMFTR.

Index Weighting. The index is equal weighted.

Index Calculation

The MWMFTR is calculated using a equal weighting methodology. Equal weightings are assigned to each constituent at rebalancing. The weights drift from their original assigned weights as the price of underlying stocks changes until the next index rebalance, when it is reset to equal weight.

Index Maintenance

The sub-portfolios are reconstituted semi-annually with a quarterly staggered schedule. Consequently, about half of the total index membership is reset every quarter in March, June, September, and December after the market close on the third Friday. Adjustments are implemented after Friday’s market close and reflected the following Monday. If Monday is an index holiday, reconstitution is reflected the next business day. In addition, the sub-portfolio weights are reset to 50% each in June and December. The analyst data (moat rating and fair value estimates) used to reconstitute the index is as of the first Friday of the reconstitution month. Index files are published according to the global calendar schedule, meaning index files will be published every day from Monday to Friday throughout the year, even on local market holidays.

THE VANECK® OIL SERVICES ETF

Description of the VanEck® Oil Services ETF

The VanEck® Oil Services ETF (the “OIH”) is an exchange-traded fund that seeks to replicate as closely as possible, before fees and expenses, the price and yield performance of the MVIS® US Listed Oil Services 25 Index (the “MVOIH”). The OIH is issued by the VanEck ETF Trust. The OIH is listed and trades on the NYSE Arca under the ticker symbol “OIH.”

Information provided to or filed with the SEC by the VanEck ETF Trust pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 333-123257 and 811-10325, respectively, through the SEC’s website at http://www.sec.gov.

Investment Objective and Strategy

The OIH normally invests at least 80% of its total assets in securities that comprise the MVOIH. The MVOIH includes common stocks and depositary receipts of U.S. exchange-listed companies in the oil services segment. Such companies may include small- and medium-capitalization companies and foreign companies that are listed on a U.S. exchange. To be initially eligible for inclusion in the MVOIH, companies must generate at least 50% of their revenues from oil services to the upstream oil sector, which includes companies engaged primarily in oil equipment, oil services or oil drilling. Of the largest 50 stocks in the oil services industry by full market capitalization, the top 25 by free-float market capitalization (e.g., includes only shares that are readily available for trading in the market) and three month average daily trading volume are included in the MVOIH.

The OIH, using a “passive” or indexing investment approach, attempts to approximate the investment performance of the MVOIH by investing in a portfolio of securities that generally replicates the MVOIH. Unlike many investment companies that try to “beat” the performance of a benchmark index, the OIH does not try to “beat” the MVOIH and does not seek temporary defensive positions that are inconsistent with its investment objective of seeking to replicate the MVOIH. The returns of the OIH may be affected by certain management fees and other expenses, which are detailed in its prospectus.

Description of the MVIS® US Listed Oil Services 25 Index

The MVOIH is developed, maintained and published by MarketVector Indexes GmbH (“MVIS”). The MVOIH is designed to track the performance of the largest and most liquid U.S.-listed companies that derive at least 50% of their revenues from oil services to the upstream oil sector. The MVOIH contains only companies which are engaged primarily in oil equipment, oil services or oil drilling. It has a target coverage of 25 companies. The MVOIH is reported by Bloomberg under the ticker symbol “MVOIH.”

Index Constituent Selection

Constituent stocks of the MVOIH must have a market capitalization of greater than $150 million as of the end of the month prior to the month in which a rebalancing date occurs to be eligible for inclusion. Stocks must have a three month average daily trading volume of at least $1 million to be eligible for the MVOIH and issuers of such stocks must have traded at least an average of 250,000 shares per month over the last six months. Only shares that trade on a recognized U.S. exchange may qualify.

The MVOIH is reviewed on a semi-annual basis in March and September. The target coverage of the MVOIH is 25 companies from the investable universe that are U.S. exchange-listed companies that derive at least 50% (25% for current components) of their revenues from oil services to the upstream oil sector. In addition to the periodic reviews, the MVOIH is continually reviewed for corporate events (e.g., mergers, takeovers, spin-offs, delistings and bankruptcies) that affect the index components.

Index Calculation

The MVOIH is calculated using a capitalization weighting methodology, adjusted for float. The MVOIH is rebalanced semi-annually in March and September, and companies are added and/or deleted based upon the MVOIH eligibility criteria. The share weights of the MVOIH components are weighted according to their free-float market capitalization, as modified by the company-weighting cap factors. The MVOIH uses the company-weighting cap factors to ensure diversification to avoid overweighting. The company-weighting cap factors are reviewed quarterly and applied, if necessary.

Divisor Adjustments

Index maintenance (reflecting changes in, e.g., shares outstanding, capital actions, addition or deletion of stocks to the MVOIH) should not change the level of the MVOIH. This is accomplished with an adjustment to the divisor. Any change to the stocks in the MVOIH that alters the total market value of the MVOIH while holding stock prices constant will require a divisor adjustment.

ADDITIONAL TERMS OF THE NOTES

Physical Delivery Amount

If the payment at maturity is in physical shares of a Fund, the number of shares received (or the amount of marketable securities received) is referred to as the “Physical Delivery Amount” (with any fractional shares to be paid in cash). Unless otherwise specified in the applicable free writing prospectus or pricing supplement, the Physical Delivery Amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the Closing Price of the Fund that is set on the pricing date (the “Initial Price”). The Physical Delivery Amount, the Initial Price of a Fund and other amounts may change due to corporate actions. We may at our sole option elect to pay investors in cash in lieu of the Physical Delivery Amount.

Interest Payment Dates, Coupon Payment Dates, Call Payment Dates and Maturity Date

If (1) a day on which a fixed or floating interest payment is scheduled to be made (an “Interest Payment Date”), (2) a day on which a contingent coupon payment is scheduled to be made (a “Coupon Payment Date”), (3) a day on which payment is to be made if the Notes are called (a “Call Payment Date”), or (4) the maturity date stated in the applicable free writing prospectus or pricing supplement, in each case, is not a Business Day (as defined below), the amounts payable or the Physical Delivery Amount will be paid or delivered on the next following Business Day and no interest will be paid in respect of such postponement. The calculation agent may postpone (i) a scheduled date on which the coupon due is determined (a “Coupon Determination Date”), and therefore the related Coupon Payment Date; (ii) a scheduled date on which it is determined if the Notes will be called (a “Call Observation Date”), and therefore the related Call Payment Date; or (iii) the scheduled Final Valuation Date, and therefore the maturity date, in each case if any such date is not a Trading Day or a Market Disruption Event occurs or is continuing on such date. We describe the effect of Market Disruption Events under “ —Valuation Dates” and “ —Market Disruption Events” below.

Observation Periods

For Notes Where the Reference Asset Is a Single Fund

If any date during a period in which the Fund is observed either continuously or at market close for the occurrence of a knock-out or other event (an “Observation Period”) is not a Trading Day, such date will be excluded from the Observation Period. If a Market Disruption Event exists on any date during an Observation Period (other than a Valuation Date), then such date will be excluded from the Observation Period, unless a Market Disruption Event exists or continues for five or more consecutive scheduled Trading Days during an Observation Period, in which case such fifth consecutive day and each following day in the Observation Period until the occurrence of a Trading Day without a Market Disruption Event will nonetheless be part of the Observation Period and the calculation agent will determine the Closing Price of the Fund for each such date in good faith and in its sole discretion using its estimate of the exchange traded price for the Fund that would have prevailed but for that Market Disruption Event. If a Valuation Date that is part of an originally scheduled Observation Period is postponed, then the Observation Period will be extended to include such Valuation Date as postponed.

For Notes Where the Reference Asset Consists of Multiple Funds

If any date during an Observation Period is not a Trading Day for any Fund, such date will be excluded from the Observation Period for that Fund. If a Market Disruption Event exists on any date during an Observation Period (other than a Valuation Date) for a Fund, then such date will be excluded from the Observation Period for such Fund, unless a Market Disruption Event exists or continues for five or more consecutive scheduled Trading Days during an Observation Period, in which case such fifth consecutive day and each following day in the Observation Period until the occurrence of a Trading Day without a Market Disruption Event will nonetheless be part of the Observation Period for such Fund and the calculation agent will determine the Closing Price of such Fund for each such date in good faith and in its sole discretion using its estimate of the exchange traded price for such Fund that would have prevailed but for that Market Disruption Event. For each Fund that makes up the Reference Asset, the calculation agent will determine whether a Market Disruption Event exists with respect to each Fund independent from other Funds. Therefore, a Market Disruption Event may exist for certain Funds and not exist for other Funds. If a Valuation Date that is part of an originally scheduled Observation Period is postponed for a Fund, then the Observation Period for such Fund will be extended to include such Valuation Date as postponed. If no Market Disruption Event exists with respect to a Fund on the originally scheduled Valuation Date, the Observation Period with respect to such Fund will not be extended, irrespective of the existence of a Market Disruption Event with respect to any other Funds on the originally scheduled Valuation Date.

Valuation Dates

Unless otherwise specified in the applicable free writing prospectus or pricing supplement, the payment on the Notes is calculated based on the value of the Reference Asset on the Coupon Determination Dates, Call Observation Dates, or one or more other dates during the term of the Notes (each such date a “Valuation Date,” and the last of such dates, or if there is only one such date, the “Final Valuation Date”).

For Notes Where the Reference Asset Is a Single Fund

If a Valuation Date as set forth in the applicable free writing prospectus or pricing supplement is not a Trading Day, then such Valuation Date will be the next succeeding day that is a Trading Day. If a Market Disruption Event exists on a Valuation Date, then such Valuation Date will be the next Trading Day on which there is no Market Disruption Event. If a Market Disruption Event exists or continues for five consecutive scheduled Trading Days, then such fifth scheduled Trading Day will nonetheless be the Valuation Date, and the calculation agent will determine the Closing Price for such Fund on that day in good faith and in its sole discretion using its estimate of the exchange traded price for such Fund that would have prevailed but for that Market Disruption Event.

Unless otherwise specified in the applicable free writing prospectus or pricing supplement, if the payment on the Notes is calculated based on the Closing Prices of the Fund on certain consecutive scheduled Trading Days (a “Valuation Period”), and if (i) a Market Disruption Event occurs on a scheduled Valuation Date or (ii) any scheduled Valuation Date is determined by the calculation agent not to be a Trading Day (any such day in either (i) or (ii) being a “non-Valuation Date”), the Closing Price of the Fund for the applicable non-Valuation Date will be the Closing Price of the Fund on the next Valuation Date that occurs during the Valuation Period. For example, if the first and second scheduled Valuation Dates during the Valuation Period are non-Valuation Dates, then the Closing Price of the Fund on the third scheduled Valuation Date will also be the Closing Price of the Fund on the first and second scheduled Valuation Dates during the Valuation Period. If no further Valuation Dates occur after a non-Valuation Date, or if every scheduled Valuation Date after that non-Valuation Date is also a non-Valuation Date, then the calculation agent will determine the Closing Price of the Fund for that non-Valuation Date and each following non-Valuation Date, if any (or for all the scheduled Valuation Dates during the Valuation Period, if applicable), in good faith and in its sole discretion using its estimate of the exchange traded price for such Fund that would have prevailed but for that Market Disruption Event. For the avoidance of doubt, if Valuation Dates are scheduled to be within certain consecutive scheduled Trading Days, a Market Disruption Event on the first such scheduled Valuation Date could cause a Market Disruption Event to occur on one or more Valuation Dates simultaneously.

If a Coupon Determination Date, Call Observation Date or Final Valuation Date is postponed, then the related Coupon Payment Date, Call Payment Date or maturity date will also be postponed by the same number of Business Days and no interest will be paid in respect of such postponement.

For Notes Where the Reference Asset Consists of Multiple Funds

If a Valuation Date as set forth in the applicable free writing prospectus or pricing supplement is not a Trading Day for a Fund, then such Valuation Date for such Fund will be the next succeeding day that is a Trading Day for such Fund. If a Market Disruption Event exists on a Valuation Date for a Fund, then such Valuation Date for such Fund will be the next Trading Day on which there is no Market Disruption Event for that Fund. If a Market Disruption Event exists or continues for five consecutive scheduled Trading Days, then such fifth scheduled Trading Day will nonetheless be the Valuation Date for such Fund and the calculation agent will determine the Closing Price for such Fund on that day in good faith and in its sole discretion using its estimate of the exchange traded price for such Fund that would have prevailed but for that Market Disruption Event.

If the payment on the Notes is calculated based on the Closing Prices of the Funds during a Valuation Period, the Closing Price of each Fund will be determined as described in the second paragraph of “—Valuation Dates—For Notes Where the Reference Asset Is a Single Fund” above.

For each Fund that makes up the Reference Asset, the calculation agent will determine whether a Market Disruption Event exists on a Valuation Date with respect to each Fund independent from other Funds. Therefore, a Market Disruption Event may exist for certain Funds and not exist for other Funds. If no Market Disruption Event exists with respect to a Fund on an originally scheduled Valuation Date, the Closing Price of such Fund as of that Valuation Date will be its Closing Price on that Valuation Date, irrespective of the existence of a Market Disruption Event with respect to any other Funds on that Valuation Date.

If a Coupon Determination Date, Call Observation Date or Final Valuation Date is postponed, then the related Coupon Payment Date, Call Payment Date or maturity date will also be postponed by the same number of Business Days and no interest will be paid in respect of such postponement.

Market Disruption Events

As to any Fund (or any Successor Fund), unless otherwise specified in the applicable free writing prospectus or pricing supplement, a “Market Disruption Event” means any of the following events, as determined by the calculation agent in its sole discretion:

•

the occurrence or existence of a suspension, absence or material limitation of trading of the shares of that Fund (or that Successor Fund) on the relevant exchange for the shares of that Fund (or that Successor Fund) for more than two hours of trading during, or during the one-half hour period preceding the close of, the principal trading session on that relevant exchange;

•

a breakdown or failure in the price and trade reporting systems of the relevant exchange for the shares of that Fund (or that Successor Fund) as a result of which the reported trading prices for the shares of that Fund (or that Successor Fund) during the last one-half hour preceding the close of the principal trading session on that relevant exchange are materially inaccurate;

•

if applicable, the occurrence or existence of a suspension, absence or material limitation of trading of securities, commodities, futures contracts or other assets or market measures then constituting 20% or more of the level of the applicable Underlying Index on the relevant exchanges for those securities, commodities, futures contracts or other assets or market measures for more than two hours of trading during, or during the one-half hour period preceding the close of, the principal trading session on that relevant exchange; or

•

the occurrence or existence of a suspension, absence or material limitation of trading on the primary exchange or market for trading in futures or options contracts related to the applicable Underlying Index, if any, or shares of that Fund (or that Successor Fund), if available, for more than two hours of trading during, or during the one-half hour period preceding the close of, the principal trading session on that exchange or market;

in each case, as determined by the calculation agent in its sole discretion; and

•

a determination by the calculation agent in its sole discretion that the applicable event described above materially interfered with Marex’s ability or the ability of any of its affiliates to adjust or unwind all or a material portion of any hedge with respect to the notes.

For purposes of determining whether a Market Disruption Event with respect to a Fund (or any relevant Successor Fund) exists at any time, if trading in a security, commodity, futures contract or other asset or market measure included in the applicable Underlying Index, if any, is materially suspended or materially limited at that time, then the relevant percentage contribution of that security, commodity, futures contract or other asset or market measure to the level of the applicable Underlying Index, if any, will be based on a comparison of:

•	the portion of the level of the applicable Underlying Index, if any, attributable to that security, commodity, futures contract or other asset or market measure relative to

•	the overall level of the applicable Underlying Index, if any,

in each case immediately before that suspension or limitation.

For purposes of determining whether a Market Disruption Event with respect to a Fund (or any relevant Successor Fund) has occurred, unless otherwise specified in the applicable free writing prospectus or pricing supplement:

•

a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange or the primary exchange or market for trading in futures or options contracts related to the shares of that Fund (or that Successor Fund);

•	a decision to permanently discontinue trading in the relevant futures or options contract or exchange-traded fund will not constitute a Market Disruption Event;

•

limitations pursuant to the rules of any relevant exchange similar to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80B as determined by the calculation agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading;

•

a suspension of trading in futures or options contracts on the applicable Underlying Index, if any, or shares of that Fund (or that Successor Fund) by the primary exchange or market for trading in those contracts, if available, by reason of:

•	a price change exceeding limits set by that exchange or market,

•	an imbalance of orders relating to those contracts or

•	a disparity in bid and ask quotes relating to those contracts will, in each case, constitute a suspension, absence or material limitation of trading in futures or options contracts related to the applicable Underlying Index, if any, or the shares of that Fund (or that Successor Fund); and

•

a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary exchange or market on which futures or options contracts related to the applicable Underlying Index, if any, or the shares of that Fund (or that Successor Fund) are traded will not include any time when that exchange or market is itself closed for trading under ordinary circumstances.

Anti-Dilution Adjustments

If any of the dilution events described below occurs with respect to a Fund, the calculation agent will adjust the Initial Price of that Fund as described below. If the Initial Price of a Fund is adjusted, any value related to the Initial Price of that Fund, including a buffer price, a barrier price or a Physical Settlement Amount, as applicable, will also be adjusted based on that adjusted Initial Price.

The calculation agent will adjust the Initial Price of a Fund as described below, but only if an event described in this section occurs with respect to that Fund and only if the relevant event occurs during the period described in the applicable subsection below. The Initial Price of a Fund and any related value will be subject to the adjustments described below, independently and separately, with respect to the dilution events that affect a Fund.

If more than one anti-dilution event requiring adjustment occurs with respect to a Fund, the calculation agent will adjust the Initial Price of that Fund for each event, sequentially, in the order in which the events occur, and on a cumulative basis. Therefore, having adjusted the Initial Price of a Fund for the first event, the calculation agent will adjust the Initial Price of that Fund for the second event, applying the required adjustment to the Initial Price of that Fund as already adjusted for the first event, and so on for each subsequent event. If an event requiring an anti-dilution adjustment occurs, the calculation agent will make the adjustment with a view to offsetting, to the extent practical, any change in the economic position of the holder and us, relative to your note, that results solely from that event.

Notwithstanding what is set forth in this section, the calculation agent may, in its sole discretion, make additional adjustments or adjustments that differ from those described in this section to a Fund, and may adjust any other terms of the Notes, including the maturity date and the payout formula, if the calculation agent determines in good faith and a commercially reasonable manner that the adjustment is appropriate.

The calculation agent will be solely responsible for the determination of any adjustments to the Initial Price of a Fund or any other terms of the Notes and of any related determinations in connection with any event described below; its determinations and calculations will be conclusive absent a determination of a manifest error.

Stock Splits and Stock Dividends

A stock split is an increase in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. When a corporation pays a stock dividend, it issues additional shares of its stock to all holders of its outstanding stock in proportion to the shares they own. Each outstanding share will be worth less as a result of a stock split or stock dividend.

If a Fund is subject to a stock split or pays a stock dividend, then the calculation agent will adjust the Initial Price of that Fund by dividing its original Initial Price by the number equal to: (1) the number of shares of such Fund outstanding immediately after the stock split or stock dividend becomes effective; divided by (2) the number of shares of such Fund outstanding immediately before the stock split or stock dividend becomes effective. This adjustment will not be made, however, unless:

•	in the case of a stock split, the first day on which such Fund trades without the right to receive the stock split occurs after the pricing date and on or before the applicable Valuation Date; or

•	in the case of a stock dividend, the ex-dividend date occurs after the pricing date and on or before the applicable Valuation Date.

The “ex-dividend date” for any dividend or other distribution with respect to such Fund is the first day on which such Fund trades without the right to receive that dividend or other distribution.

Reverse Stock Splits

A reverse stock split is a decrease in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share will be worth more as a result of a reverse stock split.

If a Fund is subject to a reverse stock split, then the calculation agent will adjust the Initial Price of such Fund by multiplying its original Initial Price by a number equal to: (1) the number of shares of such Fund outstanding immediately before the reverse stock split becomes effective; divided by (2) the number of shares of such Fund outstanding immediately after the reverse stock split becomes effective. This adjustment will not be made, however, unless the reverse stock split becomes effective after the pricing date and on or before the applicable Valuation Date.

Extraordinary Dividends

Any distribution or dividend on a Fund determined by the calculation agent to be a distribution or dividend that is not in the ordinary course of the Fund Issuer’s historical dividend practices will be deemed to be an extraordinary dividend. The calculation agent will determine if the dividend is an extraordinary dividend and, if so, the amount of the extraordinary dividend. Each outstanding share will be worth less as a result of an extraordinary dividend.

If any extraordinary dividend occurs with respect to a Fund, the calculation agent will adjust the Initial Price of such Fund to equal the product of: (1) its original Initial Price times (2) a fraction, the numerator of which is the amount by which the Closing Price of such Fund on the Trading Day before the ex-dividend date exceeds the extraordinary dividend amount and the denominator of which is the Closing Price of such Fund on the Trading Day before the ex-dividend date. This adjustment will not be made, however, unless the ex-dividend date occurs after the pricing date and on or before the applicable Valuation Date.

The extraordinary dividend amount with respect to an extraordinary dividend for such Fund equals:

•

for an extraordinary dividend that is paid in lieu of a regular quarterly dividend, the amount of the extraordinary dividend per share of such Fund minus the amount per share of the immediately preceding dividend, if any, that was not an extraordinary dividend for such Fund; or

•	for an extraordinary dividend that is not paid in lieu of a regular quarterly dividend, the amount per share of such Fund of the extraordinary dividend.

To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent. A distribution on a Fund that is a stock dividend, an issuance of transferable rights or warrants or a spin-off event and also an extraordinary dividend will result in an adjustment to its Initial Price only as described under “—Stock Splits and Stock Dividends” above, “—Transferable Rights and Warrants” below or “—Reorganization Events” below, as the case may be, and not as described under this subsection.

Transferable Rights and Warrants

If a Fund issues transferable rights or warrants to all holders of such Fund to subscribe for or purchase such Fund at an exercise price per share that is less than the Closing Price of such Fund on the Trading Day before the ex-dividend date for the issuance, then the Initial Price of such Fund will be adjusted by multiplying its original Initial Price by the following fraction:

•

the numerator will be the number of shares of such Fund outstanding at the close of business on the Trading Day before that ex-dividend date plus the number of additional shares of such Fund that the aggregate offering price of the total number of shares of such Fund so offered for subscription or purchase pursuant to the transferable rights or warrants could purchase at the Closing Price of such Fund on the Trading Day before the ex-dividend date, with that number of additional shares being determined by multiplying the total number of shares so offered by the exercise price of those transferable rights or warrants and dividing the resulting product by the Closing Price of such Fund on the Trading Day before that ex-dividend date; and

•

the denominator will be the number of shares of such Fund outstanding at the close of business on the Trading Day before that ex-dividend date plus the number of additional shares of such Fund offered for subscription or purchase under those transferable rights or warrants.

This adjustment will not be made, however, unless the ex-dividend date described above occurs after the pricing date and on or before the applicable Valuation Date.

Reorganization Events

If after the pricing date and on or prior to the relevant Valuation Date, as to any Fund, the Fund or its Successor Fund has been subject to a merger, combination, consolidation, or statutory exchange of securities with another exchange traded fund, and the Fund is not the surviving entity, then, on or after the date of such event, the calculation agent shall, in its sole discretion, make an adjustment to the Initial Price for such Fund or any other terms of the Notes as the calculation agent, in its sole discretion, determines appropriate to account for the economic effect on the Notes of that event (including adjustments to account for changes in volatility, expected dividends, stock loan rate, or liquidity relevant to the Fund or to the Notes), and determine the effective date of that adjustment. If the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent may deem the Fund to be de-listed, liquidated, discontinued, or otherwise terminated, the treatment of which is described below under “—Discontinuance of or Material Change to a Fund.”

Other Events

The calculation agent is empowered to modify any terms of the Notes for other events not described above in its sole discretion.

Discontinuance of or Material Change to a Fund

If shares of a Fund are de-listed from its primary securities exchange (or any other relevant exchange), liquidated, or otherwise terminated, the calculation agent will substitute an exchange traded fund that the calculation agent determines, in its sole discretion, is comparable to the discontinued Fund (that exchange traded fund being referred to herein as a “Successor Fund”). In that event, the Successor Fund will be deemed to be that Fund for all purposes relating to the Notes, including for purposes of determining whether a Market Disruption Event exists. In addition, the calculation agent may adjust the Initial Price of the Fund or any other terms of the Notes as necessary such that the Successor Fund closely replicates the performance of the Fund. The calculation agent will notify the trustee and Marex of the selection of the Successor Fund, and Marex will cause notice to be given to DTC through the trustee.

If a Fund (or a Successor Fund) is de-listed, liquidated, or otherwise terminated and the calculation agent determines that no adequate substitute for the Fund (or a Successor Fund) is available, then the calculation agent will, in its sole discretion, calculate the Closing Price of such Fund (or a Successor Fund) by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate that Fund (or a Successor Fund). If the calculation agent determines that no such computation methodology will produce a commercially reasonable result, then the calculation agent, in its discretion, may cause the maturity date of the Notes to be accelerated as described below.

If a Successor Fund is selected or the calculation agent calculates the Closing Price of a Fund by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the Fund (or a Successor Fund), that Successor Fund or substitute computation methodology, as applicable, will be substituted for the Fund (or that Successor Fund) for all purposes of the Notes.

If at any time:

a.

an Underlying Index (or the underlying index related to a Successor Fund) is discontinued or ceases to be published and (i) the Reference Sponsor of the Underlying Index or another entity does not publish a successor or substitute underlying index that the calculation agent determines, in its sole discretion, to be comparable to the Underlying Index (a “Successor Underlying Index”) or (ii) the Reference Sponsor of the Fund does not announce that the Fund will track the Successor Underlying Index; or

b.

a Fund (or a Successor Fund) in any way is modified (including, but not limited to, a material change in the investment policies, objectives or methodology of the Fund, or a material change to the related Underlying Index) so that the Fund does not, in the opinion of the calculation agent, fairly represent the price per share of that Fund (or that Successor Fund) had those changes or modifications not been made;

then, from and after that time, the calculation agent will make those calculations and adjustments that, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a Closing Price of that Fund (or that Successor Fund) as if those changes or modifications had not been made. The calculation agent also may determine that no adjustment is required. If the calculation agent determines that no such calculation or adjustment will produce a commercially reasonable result, then the calculation agent, in its discretion, may cause the maturity date of the Notes to be accelerated as described below.

The calculation agent will be solely responsible for the method of calculating the Closing Price of the Fund (or any Successor Fund) and of any related determinations and calculations, and its determinations and calculations with respect thereto will be conclusive in the absence of manifest error.

Notwithstanding these alternative arrangements, any modification or discontinuance of the Fund or the related Underlying Index may adversely affect trading in the Notes.

If the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent, in its discretion, may cause the Notes to be accelerated to the fifth Business Day (the “date of acceleration”) following the date of that determination and the amount payable to you will be calculated as though the date of acceleration were the maturity date and the Final Valuation Date were the fifth scheduled Trading Day prior to the maturity date, as accelerated. In addition, if the Notes pay interest, you will receive interest accrued on the Notes until the date that the required amount is paid.

Certain Definitions

Business Day

A “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in the City of New York, New York.

Closing Price

The “Closing Price” of a Fund (or a Successor Fund) on any Trading Day will be its closing price on such Trading Day, as determined by the calculation agent based upon the value displayed on the relevant Bloomberg page, as specified in the applicable free writing prospectus or pricing supplement, or on any successor page on Bloomberg or any successor service.

Record Date

Any interest or coupon will be payable to the persons in whose names the Notes are registered at the close of business on the Business Day immediately preceding the related Interest Payment Date or Coupon Payment Date (the “Regular Record Date”), and the final interest or coupon payable at maturity or upon an early redemption, as applicable, will be payable to the persons in whose names the Notes are registered on the maturity date or the Call Payment Date, as applicable. For the purpose of determining the holder at the close of business on a Regular Record Date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day.

Trading Day

A “Trading Day” for a Fund is a day on which the principal trading market for the Fund is open for trading.

Role of the Calculation Agent

The calculation agent has the sole discretion to make all determinations regarding the Notes as described in this underlying supplement. Absent manifest error, all determinations of the calculation agent will be conclusive for all purposes and final and binding on you and us, without any liability on the part of the calculation agent.

We are expected to act as the calculation agent for each issue of the Notes. However, we may change the calculation agent at any time without notifying you. The identity of the calculation agent will be set forth in the applicable free writing prospectus or pricing supplement.

Payment When Offices or Settlement Systems Are Closed

If any payment, including any delivery of physical shares of the Reference Asset, is due on the Notes on a day that would otherwise be a “Business Day” but is a day on which the office of a paying agent or a settlement system is closed, we will make the payment on the next Business Day when that paying agent or system is open. Any such payment will be deemed to have been made on the original due date, and no additional payment will be made on account of the delay.

Same-Day Settlement and Payment

The Notes will be delivered in book-entry form only through DTC against payment by purchasers of the Notes in immediately available funds. We will pay the payments on the Notes in immediately available funds so long as the Notes are maintained in book-entry form.

Events of Default and Acceleration

If the Notes have become immediately due and payable following an Event of Default (as defined under “Description of Debt Securities—Events of Default” in the accompanying Prospectus) with respect to the Notes, the default amount payable will be equal to the payment at maturity described in the applicable free writing prospectus or pricing supplement, calculated as though the date of acceleration were the maturity date and the Final Valuation Date were the fifth scheduled Trading Day prior to the maturity date, as accelerated. In addition, if the Notes pay interest, you will receive interest accrued on the Notes until the date that the required amount is paid.

If the Notes have become immediately due and payable following an Event of Default, you will not be entitled to any additional payments with respect to the Notes. For more information, see “Description of Debt Securities—Events of Default” in the accompanying Prospectus.

Listing

Unless otherwise specified in the applicable free writing prospectus or pricing supplement, the Notes will not be listed on a U.S. securities exchange.

Application will be made for the Notes to be admitted to listing and trading on the Vienna MTF of the Vienna Stock Exchange.